EXHIBIT 4.1

FULL HOUSE RESORTS, INC.

as Company

THE GUARANTORS (AS NAMED HEREIN)

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee, Collateral Agent
and Calculation Agent

Indenture

Dated as of February 2, 2018

Senior Secured Notes due 2024

i

Section 14.12	No Adverse Interpretation of Other Agreements.	133
Section 14.13	Successors.	133
Section 14.14	Severability.	133
Section 14.15	Counterpart Originals.	133
Section 14.16	Table of Contents, Headings, Etc.	133
Section 14.17	Expenses and Indemnifications.	133
Section 14.18	USA Patriot Act.	134
Section 14.19	Gaming Authorities, etc.	135
Section 14.20	Certain Matters Affecting Holders	136
Section 14.21	Communications via DTC.	136

SCHEDULE 1.01(A)	GROWTH PROJECTS
SCHEDULE 1.01(B)	MATERIAL CONTRACTS
SCHEDULE 1.01(C)	MORTGAGED PROPERTIES
SCHEDULE 1.01(D)	PERMITTED HOLDERS
SCHEDULE 1.01(E)	LIBOR BANKS
SCHEDULE 4.09(E)	EXISTING INDEBTEDNESS
SCHEDULE 4.10(C)	EXISTING LIENS
SCHEDULE 4.15	TRANSACTIONS WITH AFFILIATES
SCHEDULE 4.18	GUARANTORS
SCHEDULE 4.39(F)	EXISTING INVESTMENTS
SCHEDULE 4.40	BURDENSOME AGREEMENTS
SCHEDULE 14.19	GAMING APPROVALS

EXHIBIT A	FORM OF NOTE
EXHIBIT B	FORM OF CERTIFICATE OF TRANSFER
EXHIBIT C	FORM OF CERTIFICATE OF EXCHANGE
EXHIBIT D	FORM OF NOTATION OF GUARANTEE
EXHIBIT E	FORM OF SUPPLEMENTAL INDENTURE
EXHIBIT F	FORM OF COMPLIANCE CERTIFICATE
EXHIBIT G	FORM OF SECURITY AGREEMENT
EXHIBIT H	FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT
EXHIBIT I	FORM OF DTC COMMUNICATION

v

This INDENTURE, dated as of February 2, 2018 (this "Indenture"), is by and among Full House Resorts, Inc., a Delaware corporation (such company and any successor, the "Company"), the Guarantors (as defined herein) and Wilmington Trust, National Association, as trustee (such institution and any successor, the "Trustee"), as Collateral Agent (as defined herein) and as Calculation Agent (as defined herein).

WITNESSETH:

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Senior Secured Notes due 2024 to be issued by the Company and guaranteed by the Guarantors (the "Notes").

WHEREAS, the Company and the Guarantors are entering into this Indenture to establish the form and terms of the Notes.

WHEREAS, all conditions necessary to authorize the execution and delivery of this Indenture and to make it a valid and binding obligation of the Company and the Guarantors have been done or performed and the Company and the Guarantors have done or performed all things necessary to make the Notes and the guarantee by the Guarantors, when the Notes are executed by the Company and authenticated and delivered by or on behalf of the Trustee and duly issued by the Company, the valid obligations of the Company and the Guarantors.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01    Definitions.

The following are definitions used in this Indenture:

"144A Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

"Additional Amount" means any payments made under or with respect to the Notes or any Note Guarantee, including payments of principal, redemption price, interest or premium.

"Additional Notes" means any Notes (other than Initial Notes) issued under this Indenture in accordance with Sections 2.01, 2.02 and 2.13 of this Indenture, as part of the same series as the Initial Notes.

"Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

"Agent" means any Registrar, co-registrar, Paying Agent, Calculation Agent or any other agent appointed pursuant to this Indenture.

"Anti-Corruption Laws" shall mean all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions.

"Anti-Terrorism Laws" shall mean any laws relating to terrorism or money laundering, including Executive Order No. 13224, the PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced).

"Applicable Premium" means, with respect to any Note on any redemption date, the greater of:

1.0% of the principal amount of the Note; or

the excess, if any, of:

(a)    the present value at such redemption date of (x) the redemption price of such Note at February 2, 2019 (such redemption price being set forth in the table appearing in Section 3.07 hereof) plus (y) all required interest payments due on the Note through February 2, 2019 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)    the principal amount of the Note.

The Applicable Premium shall be reasonably determined by the Company or on behalf of the Company by such Person as the Company shall designate. The Trustee shall have no duty to calculate or verify the calculations of the Applicable Premium.

"Applicable Procedures" means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer, redemption or exchange.

"Applicable Rate" means a rate equal to the sum of (i) LIBOR plus (ii) 7.000%, as determined by the Calculation Agent; provided that such Applicable Rate shall increase by 0.500% from and after any CEO Divestment Date.

"Assignment of Entitlements" means each of the assignments of entitlements, contracts, rents and revenues in relation to each of Bronco Billy’s Casino, Grand Lodge Casino, Rising Star Casino Resort, Silver Slipper Casino and Stockman’s Casino.

"Attributable Indebtedness" means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.

"Bankruptcy Law" means any applicable bankruptcy, insolvency or other similar law now or hereafter in effect.

"Beneficial Holder" means, a holder of a beneficial interest in a Global Note or a Holder of a Definitive Note.

"beneficial owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "beneficially owns" and "beneficially owned" have a corresponding meaning.

"Blocked Person" means any of the following:

(a)a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(b)a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(c)a Person with which the Trustee, the Collateral Agent or any Holder is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(d)a Person that commits, threatens or conspires to commit or supports "terrorism" (as defined in the Executive Order No. 13224);

(e)a Person that is named as a "specially designated national" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

(f)a Person affiliated or associated with any Person in clauses (a) through and including (e) above.

"Board of Directors" means:

(a)with respect to a company or corporation, the board of directors of the company or corporation or any committee thereof duly authorized to act on behalf of such board;

(b)with respect to a partnership, the board of directors of the general partner of the partnership;

(c)with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(d)with respect to any other Person, the board or committee of such Person serving a similar function.

"Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

"Bond Documents" means, collectively, (a) this Indenture, (b) the Notes, (c) the Note Guarantees, (d) the Collateral Documents, and (e) any other document or certificate executed by the Company or any Related Party, for the benefit of the Trustee, the Collateral Agent, any Holder or any other Secured Party in connection with this Indenture or any other Bond Document.

"Bronco Billy’s Casino" means, collectively, the Bronco Billy’s Hotel & Casino, Buffalo’s Casino, and Billy’s Casino, each located in Cripple Creek, Colorado, but excluding in all cases the Cripple Creek Expansion Project.

"Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or the jurisdiction of the place of payment are authorized or required by law to close.

"Calculation Agent" means Wilmington Trust, National Association.

"Called Premium" means, with respect to any Note, the relevant percentage corresponding to the time period shown in the table appearing in Section 3.07(b).

"Capital Expenditures" means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations). For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance proceeds, as the case may be.

"Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

"Cash Equivalents" means any of the following types of Investments, to the extent owned by the Company or any of its Restricted Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents and other Liens permitted hereunder):

(a)readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(b)time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Holder or (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(c)commercial paper issued by any Person organized under the laws of any state of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody’s or at least "A-1" (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof; and

(d)Investments, classified in accordance with GAAP as current assets of the Company or any of its Restricted Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

"CEO Divestment Date" means any date that Dan Lee, during a period he is acting as Chief Executive Officer of the Company, reduces his Equity Interests in the Company by 50% or more from his Equity Interests held on the Issue Date (excluding any impact of dilution).

"Change of Control" means an event or series of events by which:

(a)any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the beneficial owner (except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an "option right")), directly or indirectly, of (i) in the case of the Permitted Holders or any "group" that includes a Permitted Holder, 49.9% and (ii) in all other cases, 35% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such "person" or "group" has the right to acquire pursuant to any option right); or

(b)during any consecutive twelve-month period commencing on or after the Issue Date, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office, except for any such change resulting from (x) death or disability of any such member, (y) satisfaction of any requirement for the majority of the members of the Board of Directors of the Company to qualify under applicable law as independent directors, or (z) the replacement of any member of the Board of Directors who is an officer or employee of the Company with any other officer or employee of the Company or any of its Affiliates; or

(c)any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company, or control over the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing (i) in the case of Permitted Holders or any Persons acting in concert with the Permitted Holders, 49.9% and (ii) in all other cases, 35% or more of the combined voting power of such securities; or

(d)Dan Lee is no longer serving as chief executive officer of the Company, unless the Company appoints a replacement chief executive officer reasonably acceptable to the Required Noteholders within the consecutive twelve months following the date of departure of Dan Lee as chief executive officer, provided that any of Lewis Fanger and Ellis Landau shall be deemed acceptable to the Required Noteholders; or

(e)a "change of control" or any comparable term under, and as defined in, any Indebtedness in an aggregate principal amount in excess of $2,000,000 shall have occurred.

"Clearstream" means Clearstream Banking, S.A. or its successors.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, the regulations promulgated thereunder and any successor thereto.

"Collateral" means all of the "Collateral" and "Mortgaged Property" referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties. For the avoidance of doubt, the Excluded Collateral shall not constitute Collateral for any purpose.

"Collateral Agent" means Wilmington Trust, National Association, in its capacity as collateral agent for the Secured Parties and its successors in such capacity as provided in Article VII.

"Collateral Documents" means, collectively, the Security Agreement, the Intellectual Property Security Agreement, the Mortgages, the Assignments of Entitlements, the Environmental Indemnity Agreements, each of the mortgages, collateral assignments, Security Agreement Supplements, IP Security Agreement Supplements, security agreements, pledge agreements, deposit account control agreements, securities account control agreements or other similar agreements delivered to the Collateral Agent or the Trustee pursuant to Section 4.18, and each of the other agreements, instruments or documents that creates or purports to create or perfect a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

"Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. ß 1 et seq.) as amended from time to time, and any successor statute.

"Common Stock" means, with respect to any Person, any and all shares of such Person’s common stock or ordinary shares, whether or not outstanding on the Issue Date, and include without limitation all series and classes of such common stock or ordinary shares.

"Compliance Certificate" means a certificate substantially in the form of Exhibit F.

"Consolidated EBITDA" means, at any date of determination, an amount equal to Consolidated Net Income of the Company and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income taxes payable, (iii) depreciation and amortization expense, (iv) other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (in each case of or by the Company and its Restricted Subsidiaries for such Measurement Period), (v) stock compensation expense, (vi) non-cash warrant-related expense, (vii) costs or expenses related to the consummation of the Transactions, (viii) pre-opening and other non-recurring expenses incurred in connection with the construction of the Cripple Creek Expansion Project contemplated as of the Issue Date, not to exceed $1,000,000 in the aggregate during the term of this Indenture, (ix) costs and expenses associated with development of the Indiana Project in an amount not to exceed $200,000 for the trailing four consecutive fiscal quarters and (x) non-recurring development expenses for new initiatives in an aggregate amount not to exceed $500,000 for the trailing four consecutive fiscal quarters, minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits, (ii) all non-cash items increasing Consolidated Net Income (in each case of or by the Company and its Restricted Subsidiaries for such Measurement Period), (iii) any interest income and (iv) any exceptional, unusual or nonrecurring gains. Pro forma credit shall be given for an acquired Person’s Consolidated EBITDA as if owned on the first day of the applicable period to the extent such acquisition of such Person was made by the Company or a Restricted Subsidiary; companies (or identifiable business units or divisions) sold, transferred or otherwise disposed of by the Company or a Restricted Subsidiary during any period will be treated as if not owned during the entire applicable period. Notwithstanding the foregoing, for purposes of determining Consolidated EBITDA for any period that includes the quarterly periods ending March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017, the Consolidated EBITDA for each such quarterly period shall be deemed to be $4,594,000, $3,688,000, $6,379,000 and $2,339,000, respectively.

"Consolidated Funded Indebtedness" means, as of any date of determination, for the Company and its Restricted Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations under the Notes) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) all Attributable Indebtedness (excluding Specified Leases), (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Company or any Restricted Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than any joint venture that is itself a corporation or limited liability company) to the extent that the Company or a Restricted Subsidiary is liable or obligated in its capacity as a member, partner or other joint venture investor in such partnership or joint venture.

"Consolidated Interest Charges" means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with Indebtedness (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations, (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, and (d) without duplication, the net amounts payable (or minus the net amounts receivable) under Swap Contracts accrued during such period (whether or not actually paid or received during such period), in each case, of or by the Company and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

"Consolidated Net Income" means, at any date of determination, the net income (or loss) of the Company and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period; provided that Consolidated Net Income shall exclude (a) any after-tax effect of any extraordinary gains and extraordinary losses for such Measurement Period, (b) the net income of any Restricted Subsidiary during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Restricted Subsidiary during such Measurement Period, except that the Company’s equity in any net loss of any such Restricted Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income, (c) any income (or loss) for such Measurement Period of any Person if such Person is not a Subsidiary or such Person is an Unrestricted Subsidiary, except that the Company’s equity in the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Measurement Period to the Company or a Restricted Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Restricted Subsidiary, such Restricted Subsidiary is not precluded from further distributing such amount to the Company as described in clause (b) of this proviso), and (d) any income (or loss) for such Measurement Period of any Person accrued prior to the date such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or such Person’s assets are acquired by the Company or any of its Restricted Subsidiaries; provided further, that Estimated Business Interruption Insurance shall be included for such Measurement Period, provided, that (i) Consolidated Net Income shall exclude the amount of any business interruption insurance proceeds received in cash in respect of Estimated Business Interruption Insurance amounts previously included in Consolidated Net Income and (ii) to the extent that the amount of business interruption insurance proceeds ultimately determined to be payable in respect of the applicable event is greater or less than the Estimated Business Interruption Insurance previously included in the Consolidated Net Income in respect of such event, the amount of such surplus or shortfall, respectively, shall be added to or subtracted from Consolidated Net Income in the fiscal quarter in which such determination is made.

"Consolidated Working Capital" shall mean, at any date, the difference of (a) all amounts (other than cash and Cash Equivalents) that would be set forth opposite the caption "total current assets" (or any like caption) on the consolidated balance sheet of the Company and its Restricted Subsidiaries in accordance with GAAP on such date less (b) all amounts that would be set forth opposite the caption "total current liabilities" (or any like caption) on the consolidated balance sheet of the Company and its Restricted Subsidiaries in accordance with GAAP on such date, but excluding the current portion of any Indebtedness.

"continuing" means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

"Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

"Controlled Account" means any Deposit Account or Securities Account (each as defined in the Security Agreement) of one or more of the Company and the Guarantors maintained at Capital One, National Association, Nevada State Bank, or another commercial bank selected in compliance with Section 4.37, in the name of the Company or the applicable Guarantor, in which the Collateral Agent has a security interest perfected by "control" within the meaning of Section 9-104 of the Uniform Commercial Code.

"Corporate Trust Office" means the corporate trust office of the Trustee at which at any time its corporate trust business shall be administered, which office at the Issue Date is located at 50 South Sixth Street, Suite 1290, Minneapolis, MN, Attention: Full House Resorts Account Manager, or such other address as the Trustee may designate from time to time by notice to the Company, or the corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

"Covered Entities" means, collectively, (a) the Company and its Subsidiaries and all Guarantors and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

"Cripple Creek Expansion Project" means the additional parking structure and hotel, casino and related amenities proposed for construction after the date hereof in Cripple Creek, Colorado substantially adjacent to the Bronco Billy Casino.

"Custodian" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as Custodian with respect to the Notes, any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

"Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

"Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

"Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

"Depositary"means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the

Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

"Designated Noteholders" means, at any time, the Holders of at least 25% in aggregate principal amount at maturity of the Notes then outstanding voting as a single class.

"Determination Date" means, with respect to an Interest Period, the second London Banking Day preceding the first day of such Interest Period.

"Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

"Dollar" and "$" mean lawful money of the United States.

"Environmental Claim" shall mean any investigation, written notice, written notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

"Environmental Indemnity Agreement" means each of the environmental indemnity agreements in relation to each of Bronco Billy’s Casino, Grand Lodge Casino, Rising Star Casino Resort, Silver Slipper Casino and Stockman’s Casino.

"Environmental Laws" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

"Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any Guarantor or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials, (e) any Hazardous Materials Activity or (f) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

"Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

"Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and any successor thereto.

"ERISA Affiliate" means (i) any corporation that is a member of a controlled group of corporations with the Company or any Guarantor within the meaning of Section 414(b) of the Code; (ii) any trade or business (whether or not incorporated) under common control with the Company or any Guarantor within the meaning of Section 414(c) of the Code; and (iii) any Person treated as a single employer with the Company or any Guarantor under Section 414 of the Code for purposes of provisions relating to Section 412 or 430 of the Code. Any former ERISA Affiliate of the Company and its Restricted Subsidiaries shall continue to be considered an ERISA Affiliate of the Company and its Restricted Subsidiaries within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Company or any of its Restricted Subsidiaries and with respect to liabilities arising after such period for which the Company or any of its Restricted Subsidiaries could be liable under the Code or ERISA.

"ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company, any Guarantor or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal (within the meanings of Sections 4203 and 4205 of ERISA) by the Company, any Guarantor or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is "insolvent" (within the meaning of Section 4245 of ERISA); (d) the filing of a notice of intent to terminate or the treatment of any Plan amendment as a termination under Section 4041 or 4041A of ERISA of a Pension Plan or Multiemployer Plan; (e) the institution by the PBGC of proceedings to terminate a Pension Plan or Multiemployer Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the determination that any Pension Plan is considered in "at-risk" status or in "endangered" or "critical status" within the meanings of Sections 430 or 432 of the Code or Sections 303 or 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company, any Guarantor or any ERISA Affiliate; (i) the failure by the Company, any Guarantor or any ERISA Affiliate to meet the minimum funding requirements of Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA with respect to any Pension Plan, whether or not waived; (j) the failure to make by its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA with respect to any Pension Plan, or the failure to make any required contribution or installment with respect to withdrawal liability under Section 4201 of ERISA to a Multiemployer Plan; (k) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (l) the imposition of a Lien upon the assets of the Company, any Guarantor or any ERISA Affiliate pursuant to the Code or ERISA with respect to any Pension Plan; (m) the disqualification by the Internal Revenue Service of any Pension Plan under Section 401(a) of the Code or the receipt from the Internal Revenue Service of notice of failure of any Pension Plan (or any other Plan intended to be qualified under Section 401(a) of the Code) to qualify as such, or the determination by the Internal Revenue Service that any trust forming part of any Pension Plan (or any other Plan intended to qualify under Section 401(a) of the Code) fails to qualify for exemption from taxation under Section 501(a) of the Code or the receipt from the Internal Revenue Service of notice of failure to qualify as such; or (n) a violation of Section 436 of the Code.

"Estimated Business Interruption Insurance" means the amount (determined in good faith by senior management of the Company) of business interruption insurance the Company or any Restricted Subsidiary expects to collect with respect to any loss of, or damage to, or destruction of, any of the Company’s or any Restricted Subsidiary’s properties which has been closed or had its operations curtailed during the applicable Measurement Period and which amount is reasonably anticipated in good faith to be received no later than 9 months after such loss, damage or destruction; provided, that with respect to damage to any such property, such amount shall not, together with the actual Consolidated EBITDA generated at such property for the applicable Measurement Period, exceed the historical Consolidated EBITDA for the previous four complete quarters for such property ending prior to the date the damage occurred for which the financial results are available (or annualized if such property has less than four full quarters of operations, including for growth projects described on Schedule 1.01(a)); provided further, that at any such time of determination or application, the relevant insurer has not denied coverage in writing or provided written notice of its intention to contest its obligation to provide coverage (but a written notice by an insurer of its intention to contest the amount of coverage shall not of itself disqualify any amount).

"Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system, or its successors.

"Excess Cash Flow" means, for any period, an amount (to the extent positive) equal to the excess of:

(a)the sum, without duplication, of:

(i)Consolidated Net Income for such period,

(ii)an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income,

(iii)decreases in Consolidated Working Capital for such period, and

(iv)(A) the amount of business interruption insurance actually received in cash during such period (or portion thereof) in respect of any Estimated Business Interruption Insurance amounts previously included in Consolidated Net

Income in a prior period (or portion thereof) and (B) the amount of any reduction to Consolidated Net Income during such period (or portion thereof) due to clause (ii) of the proviso to the definition of "Consolidated Net Income";

minus

(b)the sum, without duplication, of

(i)an amount equal to the amount of all non-cash gains and credits included in arriving at such Consolidated Net Income,

(ii)the aggregate amount of all principal payments of Indebtedness of the Company and its Restricted Subsidiaries during such period made from Internally Generated Cash but excluding all redemptions of Notes (other than (x) any installments of Mandatory Amortization pursuant to Section 3.10(a) and (y) redemptions pursuant to Section 3.10(b), but solely to the extent that the Disposition in question increased Consolidated Net Income, and not in excess of such increase); provided that with respect to any principal payments made in connection with revolving Indebtedness, solely to the extent accompanied by a permanent reduction in the related revolving commitment,

(iii)an amount equal to the aggregate net gain on Dispositions by the Company and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(iv)increases in Consolidated Working Capital for such period,

(v)(A) maintenance Capital Expenditures actually made by the Company and its Restricted Subsidiaries during such period to the extent funded from Internally Generated Cash in an aggregate amount not to exceed $4,500,000 in any fiscal year, and (B) any Capital Expenditures made in respect of the growth projects set forth on Schedule 1.01(a) to the extent funded from Internally Generated Cash; and

(vi)the Estimated Business Interruption Insurance which is included in Consolidated Net Income for such period and not received in cash during such period (or portion thereof).

For purposes of calculating Excess Cash Flow for any Excess Cash Flow Period, for each Permitted Acquisition or other similar acquisition permitted hereunder consummated during such Excess Cash Flow Period, (x) the Consolidated Net Income of a target of any Permitted Acquisition shall be included in such calculation only from and after the date of the consummation of such Permitted Acquisition and (y) for the purposes of calculating Consolidated Working Capital, the (A) total assets of a target of such Permitted Acquisition (other than cash and Cash Equivalents), as calculated as at the date of consummation of the applicable Permitted Acquisition, which may properly be classified as current assets on a consolidated balance sheet of Company and its Restricted Subsidiaries in accordance with GAAP

(assuming, for the purpose of this clause (A), that such Permitted Acquisition has been consummated) and (B) the total liabilities of Company and its Restricted Subsidiaries, as calculated as at the date of consummation of the applicable Permitted Acquisition, which may properly be classified as current liabilities (other than the current portion of any long term liabilities and accrued interest thereon) on a consolidated balance sheet of Company and its Restricted Subsidiaries in accordance with GAAP (assuming, for the purpose of this clause (B), that such Permitted Acquisition has been consummated), shall, in the case of both immediately preceding clauses (A) and (B), be calculated as the difference between the Consolidated Working Capital at the end of the applicable Excess Cash Flow Period from the date of consummation of the Permitted Acquisition or other similar acquisition permitted hereunder.

"Excess Cash Flow Period" shall mean each fiscal year of Company starting with the fiscal year ending December 31, 2018.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

"Excluded Bank Accounts" means (i) any Deposit Account (as defined in the Security Agreement) that is a zero balance account and (ii) any deposit account or securities account so long as the average daily balance in all such deposit accounts or securities accounts does not exceed $250,000 in the aggregate for all such accounts.

"Excluded Collateral" means the "Excluded Collateral" as defined in Section 1.01 of the Security Agreement.

"Excluded Swap Obligation" means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

"Excluded Taxes" means, with respect to the Trustee or any Beneficial Holder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by the jurisdiction in which the Beneficial Holder is located, (c) U.S. federal withholding taxes to which payments to such recipient are subject under FATCA, (d) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Beneficial Holder that has failed to comply with clause (A) of Section 4.05(e)(2), and (e) in the case of a Foreign Beneficial

Holder, any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Beneficial Holder pursuant to the Laws in force at the time such Foreign Beneficial Holder acquired its interest in a Note or (ii) is attributable to such Foreign Beneficial Holder’s failure to comply with clause (B) of Section 4.05(e)(2), in each case, except to the extent that the assignor to such Foreign Beneficial Holder was entitled, at the time of such assignment, to receive additional amounts from the Company with respect to such withholding tax pursuant to Section 4.05.

"Existing Senior Credit Facilities" means each of (i) that certain Amended and Restated First Lien Credit Agreement dated as of May 13, 2016, by and among Full House Resorts, Inc., as borrower, the lenders from time to time parties thereto and Capital One, National Association, as administrative agent for the lenders party thereto, and (ii) that certain Amended and Restated Second Lien Credit Agreement dated as of May 13, 2016, by and among Full House Resorts, Inc., as borrower, the lenders from time to time parties thereto and ABC Funding, LLC, as administrative agent for the lenders party thereto.

"Extraordinary Receipt" means any proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments; provided, however, that an Extraordinary Receipt shall not include cash receipts from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments, to the extent that such proceeds, awards or payments (a) in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of Section 3.10(d)(III) or (b) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

"FATCA" means Sections 1471 through 1474 of the Code, as of the date of this Indenture, and any regulations or official interpretations thereof.

"Flood Hazard Property" means a Mortgaged Property located in an area designated by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto).

"Flood Insurance Laws" means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

"Foreign Beneficial Holder" means any Beneficial Holder that is not a "United States person" as defined in Section 7701(a)(30) of the Code.

"FRB" means the Board of Governors of the Federal Reserve System of the United States.

"GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

"Gaming Authorities" shall mean, in any jurisdiction in which the Company or any of its Subsidiaries owns, manages or conducts any racing, video lottery, riverboat and/or casino gaming operations or activities, the applicable gaming board, commission or other Governmental Authority which (a) has, or may at any time after the date hereof have, jurisdiction over any racing, video lottery, riverboat and/or casino gaming operations or activities of the Company or any of its Subsidiaries or any successor to such Governmental Authority or (b) is, or may at any time after the date hereof be, responsible for interpreting, administering and enforcing the Gaming Laws and which shall include, without limitation, the Nevada Gaming Commission, the Nevada Gaming Control Board, the Mississippi Gaming Commission, the Mississippi Department of Revenue, the Colorado Division of Gaming, the Colorado Limited Gaming Control Commission, and/or the Indiana Gaming Commission.

"Gaming Laws" shall mean all constitutions, treaties, laws, rules, regulations, orders, resolutions and other enactments applicable to racing, video lottery, riverboat and/or casino gaming operations or activities, including all laws, rules, regulations or orders involving the sale or distribution of liquor, beer or wine, as in effect from time to time, including the policies, interpretations and administration thereof by any Gaming Authorities, including, but not limited to the Nevada Gaming Control Act (NRS 463.010, et. seq.), the Mississippi Gaming Control Act (Miss. Code Ann. ß 75-76-1 et. seq.), the Colorado Limited Gaming Act (Colo. Rev. Stat. ß 12-47.1-101 et seq.), and/or the Indiana Riverboat Gaming Act (Ind. Code ß 4-33 et seq.), in each case, together with any rules or regulations promulgated thereunder or related thereto.

"Gaming Licenses" shall mean any licenses, waivers, exemptions, findings, permits, franchises, approvals or other authorizations from any Gaming Authority or other Governmental Authority required at any time to own, lease, operate or otherwise conduct the racing, video lottery, riverboat and/or casino gaming operations or activities of the Company and/or any of its Subsidiaries, including all licenses, waivers, exemptions, findings, permits, franchises or other authorizations granted under Gaming Laws or any other applicable Law.

"Gaming Reserves" shall mean any mandatory gaming security reserves or other reserves required under applicable Gaming Laws or by directive of any Gaming Authorities.

"Global Note Legend" means the legend set forth in Section 2.06(f)(2), which is required to be placed on all Global Notes issued under this Indenture.

"Global Notes" means the global Notes in the form of Exhibit A hereto issued in the name of the Depositary.

"Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority (including any Gaming Authority), instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

"Grand Lodge Casino" means the Grand Lodge Casino in Incline Village, Nevada.

"Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

"Guarantee Termination Date" means the date on which the indefeasible payment in full in cash and performance in full of the Obligations of each Guarantor has been received and completed.

"Guarantor" means, collectively, the Subsidiaries of the Company listed on Schedule 4.18 and each other Subsidiary of the Company that shall be required to execute and deliver a guarantee or guarantee supplement pursuant to Section 4.18(a).

"Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature defined as hazardous or regulated pursuant to any Environmental Law.

"Hazardous Materials Activity" shall mean any past, current or proposed activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession,

storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

"Holder" means a Person in whose name a Note is registered on the books and records of the Registrar.

"Immaterial Real Property" means (a) in the case of real property owned (or to be owned) by the Company or any of its Restricted Subsidiaries, the fair market value of such real property does not exceed $1,000,000 and (b) in the case of real property leased (or to be leased) by the Company or any of its Restricted Subsidiaries, the applicable lease is a space lease (as opposed to a ground lease) or the annual rental payment thereunder does not exceed $750,000.

"Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)net obligations of such Person under any Swap Contract;

(d)all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than 60 days after the date on which such trade account was created);

(e)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

(g)all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; provided that any obligations to repurchase the Warrants at the option of the holder of such Warrants shall not constitute Indebtedness except to the extent the holders of the Warrants have exercised such put rights and the Company has failed to pay such put rights in cash; and

(h)all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than any joint venture that is itself a corporation or limited liability company) to the extent that the Company or a Restricted Subsidiary is liable or obligated in its capacity as a member, partner or other joint venture investor in such partnership or joint venture. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

"Indemnified Taxes" means Taxes other than Excluded Taxes.

"Indiana Project" the proposed satellite casino and multipurpose development in the State of Indiana.

"Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

"Initial Notes" means $100,000,000 aggregate principal amount of Notes issued under this Indenture on the Issue Date.

"Intellectual Property Security Agreement" means an intellectual property security agreement, in substantially the form of Exhibit H (together with each other intellectual property security agreement and intellectual property security agreement supplement delivered from time to time pursuant to Section 4.18, in each case as amended),

"Interest Amount" shall have the meaning set forth in paragraph 1 of the Note.

"Interest Payment Date" shall have the meaning set forth in paragraph 1 of the Note.

"Interest Period" means the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and exclude March 31, 2018; provided that:

(a)any Interest Period that would otherwise end on a day that is not a Business Day shall end on the next preceding Business Day;

(b)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)no Interest Period shall extend beyond the Maturity Date.

"Internally Generated Cash" shall mean cash resulting from operations of the Company and its Restricted Subsidiaries (including returns on Investments) and not constituting (w) proceeds of the issuance of (or contributions in respect of) Equity Interests, (x) proceeds of

Dispositions (other than in the ordinary course of business) and casualty events, (y) proceeds of the incurrence of Indebtedness or (z) Extraordinary Receipts.

"Investments" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

"IP Rights" means trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights.

"IP Security Agreement Supplement" has the meaning specified in the applicable Intellectual Property Security Agreement.

"Issue Date" means the date of the original issuance of the Notes under this Indenture.

"Laws" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

"LIBOR" means, with respect to an Interest Period, the rate per annum determined by the Calculation Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the Reuters Page LIBOR 01 page) (the "LIBO rate") for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time), on the Determination Date. If the LIBO rate does not appear on such page or service or if such page or service shall cease to be available, the Calculation Agent will request the principal London office of four of the banks described as "primary banks" on Schedule 1.01(e), to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount of Dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, the rate for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request three of the banks described as "New York City banks" on Schedule 1.01(e), to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in Dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, the rate for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then the rate for the Interest Period will be the rate in effect with respect to the immediately preceding Interest Period. If adequate and reasonable means do not exist for ascertaining the LIBO rate for any requested Interest Period, including, without limitation, because the Reuters Page LIBOR 01 page is not available or published on a current basis and such circumstances are unlikely to be temporary, the Required Noteholders shall reasonably determine in consultation with the Company an alternate rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) taking into account and giving due consideration to the then prevailing market convention for determining a rate of interest for floating rate debt, which may be a screen rate, a fixed rate or a base/prime rate and such alternate rate shall become effective for all purposes of the Indenture and the other Bond Documents, as applicable, the Company agreeing to take all steps that the Required Noteholders may require to amend the Bond Documents, as provided in Section 9.02 of the Indenture to give effect to such alternate rate. Notwithstanding the foregoing provisions of this definition, LIBOR shall in no event be less than 1.00% per annum. The Calculation Agent shall have (i) no responsibility for the selection of an alternative rate as a successor or replacement benchmark for the LIBO rate and (ii) no liability for any failure or delay in performing its obligations hereunder as a result of the unavailability of a LIBO rate as described in this definition.

"License Revocation" shall mean the revocation, failure to renew or suspension of, or the appointment of a receiver, trustee or similar official with respect to, any Gaming License or the racing, video lottery, riverboat and/or casino gaming operations or activities of the Company or any of its Restricted Subsidiaries.

"Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, easement, right-of-way or other encumbrance on title to real property, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

"London Banking Day" is any day on which dealings in Dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

"Material Adverse Effect" shall mean (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, or condition (financial or otherwise) of the Company and its Restricted Subsidiaries taken as a whole, (b) a material impairment of the rights and remedies of the Trustee, the Collateral Agent or any of the Holders under any Bond Document or any related document, instrument or agreement; (c) a material and adverse effect on the ability of the Borrower and the Guarantors to perform their obligations under any Bond Document, (d) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Guarantor of any Bond Document to which it is a party, or (e) a material adverse change in the Trustee’s, the Collateral Agent’s or any Holder’s security interest in the Collateral or the perfection or priority of such security interests.

"Material Contract" means, (a) initially, each of the contracts listed on Schedule 1.01(b) and (b) each other contract to which the Company or any of its Restricted Subsidiaries becomes a party after the Issue Date for which breach, nonperformance, cancellation or failure to renew would reasonably be expected to have a Material Adverse Effect.

"Maturity Date" means the sixth anniversary of the Issue Date; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

"Measurement Period" means, at any date of determination, the most recently completed four fiscal quarters of the Company.

"Moody’s" means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

"Mortgaged Properties" means, initially, the owned real properties and leasehold and subleasehold interests of the Company and the Guarantors specified on Schedule 1.01(c), and shall include each other parcel of real property and improvements thereto and fixtures thereon with respect to which a Mortgage is required to be granted pursuant to Section 4.18.

"Mortgages" means the deeds of trust, trust deeds, deeds to secure debt, mortgages, ship mortgages, leasehold mortgages and leasehold deeds of trust, in the form reasonably satisfactory to the Collateral Agent and the Required Noteholders (together with the Assignments of Leases and Rents referred to therein and each other mortgage delivered from time to time pursuant to Section 4.18, in each case as amended).

"Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company, any Guarantor or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six (6) plan years, has made or been obligated to make contributions.

"Multiple Employer Plan" means a Plan which has two or more contributing sponsors (including the Company, any Guarantor or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

"Net Cash Proceeds" means,

(a)with respect to any Disposition by the Company or any of its Restricted Subsidiaries, or any Extraordinary Receipt received or paid to the account of the Company or any of its Restricted Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Bond Documents), (B) the reasonable and customary out-of-pocket expenses incurred by the Company or such Restricted Subsidiary in connection with such transaction and (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds; and

(b)with respect to the incurrence or issuance of any Indebtedness by the Company or any of its Restricted Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable out-of-pocket expenses, incurred by the Company or such Restricted Subsidiary in connection therewith.

"Non-Recourse Debt" means Indebtedness for borrowed money incurred by any Unrestricted Subsidiary that is incurred to finance the development, construction, ownership or operation of the Cripple Creek Expansion Project; provided that (a) such Debt is without recourse to the Company or any Restricted Subsidiary or to any property or assets of the Company or any Restricted Subsidiary (other than any Equity Interests in the Unrestricted Subsidiary that are owned by the Company or any of its Restricted Subsidiaries), (b) neither the Company nor any other Restricted Subsidiary provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or is directly or indirectly liable as a guarantor or otherwise in respect of such Indebtedness or in respect of the development, construction, ownership or operation of the Cripple Creek Expansion Project or the Unrestricted Subsidiary, (c) no default with respect to such Indebtedness (including any rights that the holders of such Indebtedness may have to take enforcement action against the Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries (other than Indebtedness outstanding under the Notes) to declare a default on such other Indebtedness or cause the payment of such Indebtedness to be accelerated or payable prior to its stated maturity and (d) the Liens securing such Indebtedness shall exist only on (i) the property and assets of the Unrestricted Subsidiary and (ii) the Equity Interests in the Unrestricted Subsidiary (and shall not apply to any other property or assets of the Company or any of its Restricted Subsidiaries).

"Non-U.S. Person" means a Person who is not a U.S. Person.

"Note Guarantee" means any guarantee of the Notes pursuant to Article X and any additional Note Guarantee of the Notes to be executed by any Subsidiary of the Company pursuant to Section 4.18 or Article X.

"Notes Purchase Agreement" means the notes purchase agreement that is entered into on the Issue Date among the Company, the Guarantors, and the Notes Purchasers.

"Notes Purchasers" means the several purchasers defined in the Notes Purchase Agreement.

"Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, the Company or any of its Restricted Subsidiaries arising under any Bond Document or otherwise with respect to any Notes, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Company or any of its Restricted Subsidiaries or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

"Officer" means the chief executive officer, director, the principal executive officer, the principal financial officer, the president, the principal accounting officer, any vice president, the treasurer, the controller, the secretary or an assistant treasurer, assistant controller or assistant secretary of the Company or any Guarantor, as applicable.

"Officers’ Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, a director, the principal financial officer, the treasurer or the principal accounting officer of the Company that meets the requirements set forth in this Indenture.

"On-Site Cash" shall mean amounts held in cash on-site at the gaming establishments of the Company and its Restricted Subsidiaries in connection with and necessary for the ordinary course operations of their business.

"Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee and the Collateral Agent that meets the requirements of this Indenture. Such legal counsel may also be an employee of or counsel to the Company or any of its Subsidiaries.

"Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

"Other Taxes" means all present or future stamp, court or documentary, intangible, recording, filing, excise, transfer, sales and use, value added, property or similar Taxes arising from any payment made hereunder or under any other Bond Document or from the execution, delivery, performance, registration or enforcement of, or from the receipt or perfection of a security interest under or otherwise with respect to, this Indenture or any other Bond Document.

"Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

"PATRIOT Act" shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

"PBGC" means the Pension Benefit Guaranty Corporation.

"Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is established, maintained, sponsored or contributed to by the Company, any Guarantor or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code, or, in the case of a Multiple Employer Plan or other plan described in Section 4064(a) of ERISA, that Company, any Guarantor or any ERISA Affiliate has established, maintained, sponsored or contributed to at any time during the immediately preceding six (6) plan years.

"Permits" means any and all actions, approvals, certificates, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights, registrations or licenses of or from any Governmental Authority, including any Gaming License or Environmental Permit.

"Permitted Acquisition" means any Investment permitted under Section 4.39(g).

"Permitted Holder" means, collectively, (a) (i) each Person listed on Schedule 1.01(d) and such Person’s children and other lineal descendants; (ii) the spouses or former spouses, widows or widowers and estates of any of the Persons referred to in clause (i) above; (iii) any trust having as its sole beneficiaries one or more of the persons listed in clauses (i) and (ii) above; and (iv) any Person a majority of the voting power of the outstanding Equity Interest of which is owned by one or more of the Persons referred to in clauses (i), (ii) or (iii) above and (b) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members.

"Permitted Liens" means the Liens permitted by Section 4.10.

"Permitted Refinancing Indebtedness" means, with respect to any Indebtedness, refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension; and provided, still further, that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Holders, the Trustee, or the Collateral Agent than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate.

"Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

"Plan" means any "employee benefit plan" within the meaning of Section 3(3) of ERISA, other than a Multiemployer Plan, that is established, maintained, sponsored or contributed to by the Company, any Guarantor or any ERISA Affiliate, or with respect to which the Company, any Guarantor or any ERISA Affiliate, may have any liability (whether actual or contingent).

"Pledged Debt" has the meaning specified in Section 1.01 of the Security Agreement.

"Pledged Equity Interests" has the meaning specified in Section 1.01 of the Security Agreement.

"Private Placement Legend" means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

"QIB" means a "qualified institutional buyer" as defined by Rule 144A.

"Qualified ECP Guarantor" means, in respect of any Swap Obligation, each of the Company and the Guarantors that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an "eligible contract participant" under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an "eligible contract participant" at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

"Redemption Notice" means a written notice of redemption given to the Holders at least 5 Business Days prior to the contemplated redemption, with a copy to the Trustee in the manner provided under Section 3.03.

"Refinancing" means the repayment in full and termination of the Existing Senior Credit Facilities on the Issue Date.

"Regular Record Date" for the interest payable on any Interest Payment Date means the date specified on the face of the Note.

"Regulation S" means Regulation S promulgated under the Securities Act.

"Regulation S Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

"Related Parties" means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, representatives and advisors of such Person and of such Person’s Affiliates.

"Release" shall mean any release, spill, seepage, emission, leaking, pumping, injection, pouring, emptying, deposit, disposal, discharge, dispersal, dumping, escaping or leaching into or through the environment or within or upon any building, structure, facility or fixture.

"Representative Amount" means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.

"Required Noteholders" means, at any time, the Holders of at least 75% in aggregate principal amount at maturity of the Notes then outstanding voting as a single class.

"Required Percentage" means, with respect to any fiscal year of the Company, the percentage set forth to the right of the Company’s Total Leverage Ratio for such fiscal year as set forth in the table below:

Total Leverage Ratio	Required Percentage
Greater than 5.00 to 1.00	75%
Less than or equal to 5.00 to 1.00 but greater than 4.00 to 1.00	50%
Less than or equal to 4.00 to 1.00 but greater than 3.00 to 1.00	25%
Less than or equal to 3.00 to 1.00	0%

"Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee)), including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

"Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

"Restricted Global Note" means a Global Note bearing the Private Placement Legend.

"Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Restricted Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

"Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

"Restricted Subsidiaries" means, collectively, Subsidiaries other than Unrestricted Subsidiaries.

"Reuters Page LIBOR 01"means the display page so designated on the Reuters service or equivalent information reporting service or any successor service (or such successor display page, other published source, information vendor or provider).

"Rising Star Casino Resort" means the Rising Star Casino Resort in Rising Sun, Indiana.

"Rising Star Vessel" shall mean the vessel known as the Grand Victoria II, official number 1027644.

"Rising Star Vessel Security Document" shall mean the first preferred ship mortgage on the Rising Star Vessel made or to be made by Gaming Entertainment (Indiana), LLC in favor of the Collateral Agent

"Rule 144" means Rule 144 promulgated under the Securities Act.

"Rule 144A" means Rule 144A promulgated under the Securities Act.

"Rule 903" means Rule 903 promulgated under the Securities Act.

"Rule 904" means Rule 904 promulgated under the Securities Act.

"S&P" means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

"SEC" means the United States Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

"Secured Parties" means, collectively, the Trustee, the Collateral Agent, the Holders, each co-agent or sub-agent appointed by the Trustee from time to time pursuant to Section 7.02(c), and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

"Security Agreement" means a security agreement, substantially in the form of Exhibit G.

"Security Agreement Supplement" has the meaning specified in Section 7.14 of the Security Agreement.

"Ship Mortgage Releases" means the release of mortgage documents executed by or on behalf of each of ABC Funding LLC and Capital One National Association with respect to ship mortgages covering the Rising Star Vessel.

"Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

"Silver Slipper Casino" means Silver Slipper Casino and Hotel in Hancock County, Mississippi.

"Specified Leases" means Capitalized Leases entered into in connection with the Rising Star Casino Resort and existing on the Issue Date in an aggregate principal amount not to exceed $5,700,000.

"Stockman’s Casino" means the Stockman's Casino in Fallon, Nevada.

"Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Company.

"Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (together with any related schedules), including any such obligations or liabilities under any such master agreement.

"Swap Obligations" means, with respect to any Guarantor, any obligation to pay or perform under any Swap Contract or any other agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act.

"Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

"Synthetic Debt" means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds but are not otherwise included in the definition of "Indebtedness" or as a liability on the consolidated balance sheet of such Person and its Restricted Subsidiaries in accordance with GAAP. For the avoidance of doubt, "Synthetic Debt" shall not include real property lease obligations (or applicable portion thereof) to the extent such obligations (or applicable portion thereof) are expensed in accordance with GAAP.

"Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment). For the avoidance of doubt, "Synthetic Lease Obligations" shall not include real property lease obligations (or applicable portion thereof) to the extent such obligations (or applicable portion thereof) are expensed in accordance with GAAP.

"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

"Threshold Amount" means $1,000,000.

"Total Leverage Ratio" means, as of the date of the end of the most recently completed Measurement Period, the ratio of (a) Consolidated Funded Indebtedness as of such date, less cash and Cash Equivalents (other than On-Site Cash and in each case free and clear of all Liens, other than (x) nonconsensual liens provided for by Law and permitted by Section 4.10, (y) Liens permitted under Section 4.10(a) and (z) Liens permitted under Section 4.10(l) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness) as of such date to the extent not exceeding $15,000,000 in the aggregate, to (b) Consolidated EBITDA of the Company and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

"Transactions" shall mean collectively, the transactions to occur on or prior to the Issue Date pursuant to the Bond Documents, including (a) the execution, delivery and performance of the Bond Documents, the borrowings on the Issue Date hereunder and the use of proceeds thereof; (b) the Refinancing; and (c) the payment of all fees and expenses to be paid on or prior to the Issue Date and owing in connection with the foregoing, and the other transactions contemplated hereby.

"Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to February 2, 2019; provided, however, that if the period from the redemption date to February 2, 2019 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

"Uniform Commercial Code" or "UCC" means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

"United States" and "U.S." mean the United States of America.

"Unrestricted Definitive Note" means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

"Unrestricted Global Note" means a Global Note that does not bear and is not required to bear the Private Placement Legend.

"Unrestricted Subsidiary" means any Subsidiary formed after the Issue Date by the Company that the Company designates as an "Unrestricted Subsidiary" and that is formed solely for the purpose of developing, constructing, owning and operating the Cripple Creek Expansion Project and incurring Non-Recourse Debt in connection therewith; provided that the designation of such Subsidiary as an Unrestricted Subsidiary at such time is permitted under Section 4.15.

"U.S. Government Obligations" means direct noncallable obligations of, or noncallable obligations the payment of principal of and interest on which is guaranteed by or direct obligations of, the United States, or to the payment of which obligations or guarantees the full faith and credit of the United States is pledged, or beneficial interests in a trust the corpus of which consists exclusively of money or such obligations or a combination thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

"U.S. Person" means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

"Voting Stock" means, as to any Person, at any time, the outstanding securities of such Person entitled to vote generally in the election of directors of such Person, or of any Persons performing similar functions, even if the right to so vote has been suspended by the happening of any contingency.

"Warrant Put Debt" means Indebtedness incurred by the Company in accordance with the Warrant Purchase Agreement.

"Warrant Put Replacement Equity" means Equity Interests issued by the Company after the date of this Indenture, net proceeds of which shall be used to pay the Company’s obligations under the Warrants, including the Warrant Put Debt.

"Warrants" means, for so long as they remain outstanding, those certain warrants outstanding on the Issue Date issued by the Company to acquire shares of common stock of the Company, issued pursuant to a certain warrant purchase agreement dated May 13, 2016 (the "Warrant Purchase Agreement"), among the Company and certain purchasers thereto.
Other Definitions.

Section 1.02    Other Definitions.

Term	Defined in Section
Authentication Order	2.02(d)
Benefited Party	10.01(b)
Company	Preamble
Covenant Defeasance	8.03
DTC	2.03(b)
Event of Default	6.01
Indenture	Preamble
Legal Defeasance	8.02
Mandatory Amortization	3.10(a)
New Collateral	4.18(e)
Notes	Recitals
Paying Agent	2.03
Real Property Diligence	4.18(e)
Receipt Date	3.10(d)
Record Date	Paragraph 1 of Exhibit A
Registrar	2.03
Related Proceeding	13.09
Specified Security Documents	4.18(e)
Trustee	Preamble
Vesting Actions	4.18(e)

Section 1.03    [Reserved].

Section 1.04    Rules of Construction.

Unless the context otherwise requires:

(1)    a term has the meaning assigned to it;

(2)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)    the word "or" is not exclusive;

(4)    words in the singular include the plural, and in the plural include the singular;

(5)    the word "will" shall be construed to have the same meaning and effect as the word "shall";

(6)    provisions apply to successive events and transactions;

(7)    references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time;

(8)    whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

(9)    the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

(10)    any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Bond Document);

(11)    any reference herein to any Person shall be construed to include such Person’s successors and assigns;

(12)    the words "hereto," "herein," "hereof" and "hereunder," and words of similar import when used in any Bond Document, shall be construed to refer to such Bond Document in its entirety and not to any particular provision thereof;

(13)    all references in a Bond Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Bond Document in which such references appear;

(14)    any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall refer to such law or regulation as amended, modified or supplemented from time to time,

(15)    the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; and

(16)    in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including";

(17)    section headings herein and in the other Bond Documents are included for convenience of reference only and shall not affect the interpretation of this Indenture or any other Bond Document; and

(18)    all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE 2
THE NOTES

Section 2.01    Form and Dating.

(a)General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage in addition to those set forth on Exhibit A. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)Book-Entry Provisions. This Section 2.01(b) shall only apply to Global Notes deposited with the Custodian for the Depositary. Participants and Indirect Participants shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Custodian for the Depositary or under such Global Note, and the Depositary shall be treated by the Company, the Trustee, each Agent and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, any Agent or any other agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note. None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner of an interest in a Global Note, a member of, or a Participant or Indirect

Participant in, the Depositary or other Person with respect to the accuracy of the records of Depositary or its nominee or of any Participant or Indirect Participant thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Participant, Indirect Participant, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners, Participants and Indirect Participants in any Global Note shall be exercised only through the Depositary subject to the Applicable Procedures. The Trustee and each Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, Participants, Indirect Participants and any beneficial owners.

(c)Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Definitive Notes will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(d)Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

For absence of doubt, the provisions of Sections 2.01(c) and (d) are subject to the requirements relating to notations, legends or endorsements on Notes required by law, stock exchange rule, or agreements to which the Company is subject, if any.

Section 2.02    Execution and Authentication.

(a)One Officer shall sign the Notes on behalf of the Company by manual or facsimile signature.

(b)If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(c)A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d)The Trustee shall, upon a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Notes for original issue in aggregate principal amount of $100,000,000. In addition, at any time, and from time to time, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any Additional Notes (or increases in the principal amount of any Notes), for an aggregate principal amount specified in such Authentication Order (or increases in the principal amount of such Notes).

(e)The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company or any of their respective Subsidiaries.

Section 2.03.    Registrar, Paying Agent and Calculation Agent.

(a)The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. For as long as the Notes are outstanding, the Company will also maintain, with respect to the Notes, a calculation agent (the "Calculation Agent"). The Company hereby appoints the Trustee as Calculation Agent, and the Trustee hereby accepts such appointment. The Company may not change any Paying Agent, Registrar or Calculation Agent without the consent of the Required Noteholders. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Calculation Agent, the Trustee shall act as such.

(b)The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

(c)The Company appoints the Trustee to act as the Registrar, the Paying Agent, and Custodian for DTC with respect to the Global Notes, and the Trustee hereby initially agrees so to act.

Section 2.04.    Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest or Additional Amounts, if any, on the Notes, and shall notify the Trustee of any Default or Event of Default by the Company in making any such payment. While any such Default or Event of Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.

The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money.

Section 2.05    Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06    Transfer and Exchange.

(a)Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary.

Upon the occurrence of any of the preceding events above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b)Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subclause (1) or (2) below, as applicable, as well as one or more of the other following subclauses, as applicable:

(1)Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend;

provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in the Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)both:

(i)a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)both:

(i)a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in subclause (i) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act (as notified by the Company to the Trustee), the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(3)Transfer of Beneficial Interests in a Restricted Global Note for Beneficial Interests in Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4)Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(i)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subclause (4), if the Registrar or the Company (when it is acting in capacity as the Registrar) so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company (when it is acting in capacity as the Registrar) to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subclause (4) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subclauses (4) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)[reserved];

(F)if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a

Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(i)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subclause (2), if the Registrar or the Company (when it is acting in capacity as the Registrar) so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company (when it is acting in capacity as the Registrar) to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d)Transfer and Exchange of Definitive Notes for Beneficial Interests. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(d), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(d).

(1)Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)[reserved];

(F)if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note and, in the case of clause (C) above, the Regulation S Global Note.

(2)Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(i)if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subclause (2), if the Registrar or the Company (when it is acting in capacity as the Registrar) so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company (when it is acting in capacity as the Registrar) to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subclauses in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest in an Unrestricted Global Note is effected pursuant to subclauses (d)(2) or (d)(3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the

Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and, to the extent requested by the Registrar in its sole discretion, the Opinion of Counsel, required by item (3) thereof.

(2)Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(i)if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subclause (e)(2), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)Private Placement Legend.

(A)Except as permitted by subclause (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY U.S. STATE OR NON-U.S. SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS, IN THE CASE OF SECURITIES PURCHASED UNDER RULE 144A UNDER THE SECURITIES ACT, SIX MONTHS OR, IN THE CASE OF SECURITIES PURCHASED PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, 40 DAYS, IN EACH CASE AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT

PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO A NON-U.S. PERSON THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THE RIGHTS ATTACHING TO THIS NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

(B)Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subclauses (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)Global Note Legend. Each Global Note will bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A

NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

(3)OID Legend. Each Note issued hereunder that has original issue discount that is not less than a de minimis amount for U.S. federal income tax purposes shall bear a legend in substantially the following form:

"THIS NOTE WAS ISSUED WITH "ORIGINAL ISSUE DISCOUNT" FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: FULL HOUSE RESORTS, INC., ONE SUMMERLIN, 1980 FESTIVAL PLAZA DR., SUITE 680, LAS VEGAS, NEVADA 89135, ATTN: LEWIS FANGER, CHIEF FINANCIAL OFFICER."

(g)Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)General Provisions Relating to Transfers and Exchanges.

(1)To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof if such Authentication Order has been requested by the Trustee.

(2)No service charge will be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charges payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.07, 3.10 and 9.05 hereof).

(3)All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(4)Neither the Registrar nor the Company will be required:

(A)to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)to register the transfer of or to exchange a Note between a Regular Record Date and the next succeeding Interest Payment Date.

(5)Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(6)The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof; provided that an Authentication Order is not required unless the Trustee so requests.

(7)All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or electronically.

(8)Neither the Trustee nor the Registrar, nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any tax or securities laws with respect to any restrictions on transfer imposed under this Indenture or under applicable law (including any transfers between or among Depositary Participants, Indirect Participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(9)Neither the Trustee nor the Registrar, nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

(i)Provisions Related to Global Notes. Members of, or participants in, the Depositary shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee, the Collateral Agent and any agent of the Company, Collateral Agent or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, Collateral Agent or any agent of the Company, Collateral Agent or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

Section 2.07    Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, security or an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee (with respect to the Trustee) and the Company (with respect to the Company) to protect the Trustee, the Company, any Agent and any authenticating agent to protect the Trustee, the Company, any Agent or any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for its fees and expenses in replacing a Note including amounts to cover any tax, assessment, fee or other governmental charge that may be imposed in relation thereto.

In case any such mutilated, destroyed, lost or stolen Note had become or is about to become due and payable, the Company, in its discretion, may, instead of issuing a new Note, pay such Note, upon satisfaction of the conditions set forth in the preceding paragraph.

Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08    Outstanding Notes.

(a)    The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note. Any Notes acquired by the Company or any of its Subsidiaries by redemption, repurchase or otherwise shall be delivered to the Trustee for cancellation. Notes may not be acquired by the Company by redemption, repurchase or otherwise except in accordance with the terms of this Indenture.

(b)If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced note is held by a protected purchaser.

(c)If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

(d)If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or Maturity Date, money sufficient to pay all principal, premium, if any, and interest payable on that date and Additional Amounts, if any, with respect to the Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09    Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, amendment, supplement, waiver or consent, Notes owned or held by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned or held shall be so disregarded. Upon request of the Trustee, the Company shall promptly furnish to the Trustee an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned by any of the above-described Persons, and the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 2.10    Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11    Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation together with a written order from the Company to cancel such Notes so delivered. Any Notes acquired by the Company by redemption, repurchase or otherwise shall be delivered to the Trustee for cancellation. Notes may not be acquired by the Company by redemption, repurchase or otherwise except in accordance with the terms of this Indenture. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act). Certification of the cancellation of cancelled Notes shall be delivered to the Company upon written request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12    CUSIP or ISIN Numbers.

The Company in issuing the Notes may use "CUSIP" or "ISIN" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" or "ISIN" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the "CUSIP" or "ISIN" numbers.

Section 2.13    Additional Notes.

In addition to the Notes issuable as set forth in Sections 2.06, 2.07 and 3.06, the Company shall be entitled, subject to its compliance with Section 4.09 hereof, to issue Additional Notes, which, subject to the terms and conditions of this Section 2.13, shall have identical terms as the Initial Notes, other than with respect to the date of issuance and issue price and first payment of interest. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including without limitation, waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to "Notes" for all purposes under this Indenture include any Additional Notes that are actually issued, and references to "principal amount" of the Notes includes any increases in the principal amount of the outstanding Notes as a result of an issuance of Additional Notes.

With respect to any Additional Notes, the Company shall set forth in a supplemental indenture, or Board Resolution and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information: the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and the issue price, the issue date and the CUSIP number(s) of such Additional Notes; provided, however, that no Additional Notes may be issued other than in a "qualified reopening" (as defined in U.S. Treasury Regulations section 1.1275-2(k)(3)) without the consent of the Required Noteholders.

Section 2.14    Defaulted Interest.

If the Company defaults in a payment of interest on the Notes (including any failure to pay the increased Applicable Rate as described in the proviso of the definition of Applicable Rate), it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.15    Computation of Interest.

(a)All Notes will bear interest at the Applicable Rate from the Issue Date until the Maturity Date as determined by the Calculation Agent, provided that the Calculation Agent shall not increase the Applicable Rate as described in the proviso contained in the definition of Applicable Rate until the Calculation Agent has received written notice from the Company or a Holder of the CEO Divestment Date. The Company shall provide the Calculation Agent with prompt written notice of the occurrence of the CEO Divestment Date and any failure by the Company to provide such notice (i) shall not relieve the Company of its obligation to pay interest at the increased rate or for interest to accrue at such increased rate, in each case, from the occurrence of the CEO Divestment Date, and (ii) shall constitute a Default (with standard right to cure) under Section 6.01(c). The Company will pay interest quarterly in arrears on each Interest Payment Date.

(b)The Calculation Agent shall, as soon as practicable after 11:00 a.m., London time, on each Determination Date, determine the Applicable Rate, and calculate the aggregate amount of interest payable on the Notes in respect of the following Interest Period (the "Interest Amount"). The Interest Amount shall be calculated by applying the Applicable Rate to the principal amount of the Notes outstanding at the commencement of the Interest Period, multiplying each such amount by the actual number of days in the Interest Period concerned divided by 360, as the case may be. All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 4.876545% (or 0.04876545) being rounded to 4.87655% (or 0.0487655)). All Dollar amounts used in or resulting from such calculations will be rounded to the nearest cent on the Dollar (with one-half cents on the Dollar being rounded upwards). The determination of the Applicable Rate and the Interest Amount by the Calculation Agent shall, in the absence of willful default, bad faith or manifest error, be binding on all parties.

(c)The Trustee will, upon the written request of the Holder of any Note, provide the interest rate then in effect with respect to the Notes. The Applicable Rate on the Notes will in no event be higher than the maximum rate permitted by applicable law.

ARTICLE 3
REDEMPTION

Section 3.01    Notices to Trustee.

If the Company elects to redeem Notes pursuant to the redemption provisions of Section 3.07 hereof and paragraph 6 of the Notes, it shall furnish to the Trustee an Officers’ Certificate setting forth:

(a)the Section of this Indenture pursuant to which the redemption shall occur,

(b)the redemption date,

(c)the principal amount of Notes to be redeemed, and

(d)the redemption price.

Section 3.02    Selection of Notes to be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee, upon prior notice, will select Notes for redemption or purchase based on a method that most nearly approximates a pro rata selection or by lot (or, in the case of Global Notes, in accordance with the procedures of the Depositary), unless otherwise required by law or applicable stock exchange or Depositary requirements.

In the event of partial redemption, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 5 nor more than 10 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase, subject to procedures of the Depositary.

The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased subject to procedures of the Depositary. Notes and portions of Notes selected will be in amounts of $1,000 or integral multiples of $1,000 in excess thereof; provided that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $1,000 or a multiple of $1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03    Notice of Redemption.

At least 5 Business Days but not more than 10 Business Days before a redemption date, the Company will mail or cause to be mailed, by first class mail (or, in the case of Global Notes, in accordance with the procedures of the Depositary), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 10 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles VII or XII hereof.

The notice shall identify the Notes to be redeemed and shall state:

(a)the CUSIP or ISIN number, if any, of the Notes;

(b)the redemption date;

(c)the redemption price;

(d)if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed (subject to procedures of the Depositary) and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(e)the name and address of the Paying Agent;

(f)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(g)that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(h)the paragraph of the Notes and Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(i)that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided that, the Company shall have delivered to the Trustee, at least five Business Days before notice of redemption is required to be mailed or caused to be mailed or delivered to Holders pursuant to this Section 3.03 (unless a shorter notice period shall be agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04    Effect of Notice Upon Redemption.

Once notice of redemption is mailed or delivered in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the related Interest Payment Date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.05    Deposit of Redemption or Purchase Price.

By 10:00 am on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent money in cash or by wire transfer in immediately payable funds sufficient to pay the redemption or purchase price of and accrued interest on all Notes (or portions of Notes) to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase, whether or not such Notes are presented for payment. If a Note is redeemed or purchased on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid on such Interest Payment Date to the Person in whose name such Note was registered at the close of business on such Regular Record Date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06    Notes Redeemed or Purchased in Part.

Upon surrender of a Definitive Note that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Definitive Note equal in principal amount to the unredeemed or unpurchased portion of the Definitive Note surrendered.

Section 3.07    Optional Redemption.

(a)At any time prior to February 2, 2019, the Company may on any one or more occasions redeem all or a part of the Notes, upon notice delivered in accordance with Section 3.03, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(b)On or after February 2, 2019, the Company may redeem all or a part of the Notes upon notice delivered in accordance with Section 3.03, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed to, but excluding, the applicable redemption date, if redeemed during the time periods indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Time Periods:	Percentage
On or after February 2, 2019 to February 1, 2020	102.000%
On or after February 2, 2020 to February 1, 2021	101.500%
On or after February 2, 2021 to February 1, 2022	100.500%
On or after February 2, 2022	100.000%

(c)Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(d)Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08    [Reserved].

Section 3.09    [Reserved].

Section 3.10    Mandatory Redemption.

(a)Subject to Section 3.10(f), the Company will, after giving a Redemption Notice, redeem on each Interest Payment Date prior to the Maturity Date, commencing March 31, 2018, $250,000 aggregate principal amount of Notes (which amount shall not be reduced as a result of the application of redemptions in accordance with clauses (b), (c), (d), and (e) below and Section 3.07) at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, together with accrued and unpaid interest to the redemption date (the "Mandatory Amortization").

(b)If the Company or any of its Restricted Subsidiaries Disposes of any property (other than any Disposition of any property permitted by Section 4.12(a)(1) through (a)(6) and other Dispositions resulting in the realization by the Company and its Restricted Subsidiaries of Net Cash Proceeds not in excess of $2,500,000 in the aggregate for all such Dispositions) which results in the realization by such Person of Net Cash Proceeds, the Company will, notwithstanding Section 3.03, after giving a Redemption Notice, redeem an aggregate principal amount of Notes equal to 100% of such Net Cash Proceeds within five (5) days after receipt thereof by such Person (such redemption to be applied as set forth in clause (f) below); provided, however, that, with respect to any Net Cash Proceeds realized under a Disposition described in this Section 3.10(b), at the election of the Company (as notified by the Company to the Trustee within three (3) Business Days after the date of such Disposition), and so long as no Default or Event of Default shall have occurred and be continuing, the Company or such Restricted Subsidiary may reinvest all or any portion of such Net Cash Proceeds in operating assets so long as within 180 days after the receipt of such Net Cash Proceeds, such reinvestment shall have been consummated (as certified by the Company in an Officers’ Certificate to the Trustee); and provided further, however, that any Net Cash Proceeds not subject to such definitive agreement or so reinvested shall be immediately applied to the redemption of the Notes as set forth in this Section 3.10(b). The redemption price for the Notes to be redeemed will be equal to 100% of the aggregate principal amount of the Notes to be redeemed, together with accrued and unpaid interest to the redemption date.

(c)Upon the incurrence or issuance by the Company or any of its Restricted Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 4.09), the Company will, after giving a Redemption Notice, redeem an aggregate principal amount of Notes equal to 100% of all Net Cash Proceeds received therefrom within five (5) days after receipt thereof by the Company or such Restricted Subsidiary (such redemption to be applied as set forth in clause (f) below). The redemption price for the Notes to be redeemed will be equal to 100% of the aggregate principal amount of the Notes to be redeemed, together with accrued and unpaid interest and Additional Amounts thereon, if any, to the redemption date, which for the avoidance of doubt includes, to the extent payable in accordance with the last paragraph of Section 6.02, Applicable Premium (which, for the avoidance of doubt, shall only apply within the first anniversary of the Issue Date) and Called Premium, as applicable (including to the extent payable in accordance with the last paragraph of Section 8.02 of this Indenture), if any, to the redemption date.

(d)Upon any Extraordinary Receipt received by or paid to or for the account of the Company or any of its Restricted Subsidiaries, and not otherwise provided for in clause (b) or (c) of this Section 3.10, the Company will, notwithstanding Section 3.03, after giving a Redemption Notice, redeem an aggregate principal amount of Notes equal to 100% of all Net Cash Proceeds received therefrom within five (5) days after receipt thereof by the Company or such Restricted Subsidiary (such redemption to be applied as set forth in clause (f) below), provided, that, notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing, (x) if the Net Cash Proceeds of such event are less than $25,000,000, the Company shall not be required to make a redemption pursuant to this Section 3.10(d) in respect of any Extraordinary Receipt relating to a casualty or condemnation event, and (y) if the Net Cash Proceeds of such event are greater than or equal to $25,000,000 but gaming operations at the affected property can be restored for an amount less than $25,000,000, the Company shall be required to make a redemption pursuant to this Section 3.10(d) only to the extent and in the amount of such Extraordinary Receipt that exceeds the amount necessary to restore such gaming operations (which excess amount shall, for the avoidance of doubt, be applied to redeem the Notes within three (3) Business Days after receipt thereof); in each case if and to the extent that the Company certifies to the Trustee in an Officers’ Certificate within three (3) Business Days after the date of receipt of such Net Cash Proceeds (the "Receipt Date") that it or a Guarantor intends to repair, restore or replace the assets from which such Net Cash Proceeds were derived and, with respect to any Extraordinary Receipt, if the Net Cash Proceeds of which are greater than $7,500,000 in the aggregate, (I) such repair, restoration or replacement shall be commenced within 180 days after the related Receipt Date, (II) such repair, restoration or replacement can reasonably be completed within 540 days after the related Receipt Date, (III) the Net Cash Proceeds, together with other unrestricted cash available to the Company, are sufficient to defray the entire cost of such repair, restoration or replacement, and (IV) no Default or Event of Default is expected to occur (including under Section 4.41 hereof) prior to completion of such repair, restoration or replacement. Any Net Cash Proceeds not applied as contemplated in the previous sentence shall be immediately applied to the redemption of the Notes as set forth in the first sentence of this Section 3.10(d). If the Company has provided the Officers’ Certificate contemplated by the proviso contained in first sentence of this Section 3.10(d), then until such Net Cash Proceeds are needed to pay for the related repair, restoration or replacement such Net Cash Proceeds shall be held by the Trustee as Collateral, and the Trustee shall release such proceeds (or portion thereof) at the direction of the Company contained in an Officers’

Certificate. The redemption price for the Notes to be redeemed will be equal to 100% of the aggregate principal amount of the Notes to be redeemed, together with accrued and unpaid interest to the redemption date.

(e)Following the end of each Excess Cash Flow Period of the Company, the Company shall redeem the Notes in an aggregate amount equal to the Required Percentage of Excess Cash Flow for such Excess Cash Flow Period, provided that such amount shall be reduced by the aggregate principal amount of redemptions made with Internally Generated Cash (other than redemptions pursuant to this Section 3.10), of Notes made during the Excess Cash Flow Period. Each redemption pursuant to this subsection shall be made not later than five Business Days after the earlier of the required delivery date or actual delivery of the financial statements referred to in Section 4.03(a)(1) for the Excess Cash Flow Period with respect to which such redemption is made and shall be applied as set forth in clause (f) below. The redemption price for the Notes to be redeemed will be equal to 100% of the aggregate principal amount of the Notes to be redeemed, together with accrued and unpaid interest to the redemption date.

(f)Each mandatory redemption of Notes pursuant to the foregoing clauses (b), (c), (d) and (e) of this Section 3.10 shall not reduce the installments of Mandatory Amortization on the Notes.

(g)Any redemption pursuant to this Section 3.10 shall be made in accordance with the provisions of Section 3.01 through 3.06 hereof.

(h)None of the Company nor its subsidiaries, nor any of the Company’s Affiliates may, at any time, purchase Notes in the open market or otherwise.

SECTION 4
COVENANTS

Section 4.01    Payment of Notes.

(a)The Company and the Guarantors covenant and agree for the benefit of the Holders that they shall duly and punctually pay the principal of, premium, if any, interest and Additional Amounts, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, interest and Additional Amounts, if any, shall be considered paid on the date due if, by 10:00 am on such date, the Trustee or the Paying Agent (other than the Company or any of its Affiliates) holds, in accordance with this Indenture, money sufficient to pay all principal, premium, if any, interest and Additional Amounts, if any then due. If the Company or any of its Subsidiaries acts as Paying Agent, principal, premium, if any, interest and Additional Amounts, if any, shall be considered paid on the due date if the entity acting as Paying Agent complies with Section 2.04.

(b)The Company or a Guarantor shall pay interest on overdue principal at the rate specified therefor in the Notes. The Company or a Guarantor shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 4.02    Maintenance of Office or Agency.

(a)The Company shall maintain in the United States an office or agency (which may be an office or drop facility of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices in respect of the Notes and this Indenture may be made. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices may be made at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, and notices.

(b)The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)The Company hereby designates the Corporate Trust Office of the Trustee, as one such office, drop facility or agency of the Company in accordance with Section 2.03.

Section 4.03    Financial Information; Notices.

(a)The Company shall deliver to each Holder:

(1)as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of Piercy Bowler Taylor & Kern or another independent certified public accountant of regionally or nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit, and such statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Company to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its Restricted Subsidiaries;

(2)as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal quarter and for the portion of the Company’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Restricted Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and such statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Company to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its Restricted Subsidiaries;

(3)as soon as available, but in any event within 30 days after the end of each of the first 11 months of each fiscal year of the Company (commencing with the fiscal month ended January 31, 2018), a consolidated balance sheet of the Company and its Subsidiaries as at the end of such month, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such month and for the portion of the Company’s fiscal year then ended setting forth in each case in comparative form the figures for the corresponding month of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail; and

(4)as soon as available, but in any event not more than 45 days after the end of each fiscal year of the Company, an annual business plan and budget of the Company and its Restricted Subsidiaries on a consolidated basis, including forecasts prepared by management of the Company of consolidated balance sheets and statements of income or operations and cash flows of the Company and its Restricted Subsidiaries on a quarterly basis for the immediately following fiscal year (including the fiscal year in which the Maturity Date occurs).

As to any information contained in materials furnished pursuant to Section 4.04(d), the Company shall not be separately required to furnish such information under Section 4.03(a)(1) or (2) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in Section 4.03(a)(1) or (2) above at the times specified therein.

The Trustee may (without any obligation) request any of the foregoing information, and the Company shall deliver such information to the Trustee in the form and at the times required to be delivered to the Holders.

(b)The Company shall promptly, and in no event later than five Business Days, notify each Holder and the Trustee:

(1)of the occurrence of any Default or Event of Default;

(2)of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Restricted Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws;

(3)of the occurrence of (i) any ERISA Event specifying the nature thereof, what action the Company, any Guarantor or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened in writing by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, (ii) the adoption of any new Pension Plan by the Company, any Guarantor or any ERISA Affiliate, (iii) the adoption of an amendment to a Pension Plan if such amendment results in a material increase in benefits or unfunded liabilities under such Pension Plan or (iv) the commencement of contributions by the Company or any of its Restricted Subsidiaries or any ERISA Affiliates to a Multiemployer Plan or Pension Plan;

(4)of any material change in accounting policies or financial reporting practices by the Company or any of its Restricted Subsidiaries; and

(5)of the (i) occurrence of any Disposition of property or assets for which the Company is required to make a mandatory redemption pursuant to Section 3.10(b), (ii) incurrence or issuance of any Indebtedness for which the Company is required to make a mandatory prepayment pursuant to Section 3.10(c), and (iii) receipt of any Extraordinary Receipt for which the Company is required to make a mandatory prepayment pursuant to Section 3.10(d).

Each notice pursuant to Section 4.03(b) (other than Section 4.03(b)(5)) shall be accompanied by an Officers’ Certificate setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 4.03(b)(1) shall describe with particularity any and all provisions of this Indenture and any other Bond Document that have been breached.

Section 4.04    Certificates; Other Information.

The Company shall deliver to each Holder and, in respect of items referred to clauses (a), (b), (f), (h), (i), (j), or as otherwise requested, to the Trustee:

(a)concurrently with the delivery of the financial statements referred to in Section 4.03(a)(1), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default or, if any such Default or Event of Default shall exist, stating the nature and status of such event;

(b)concurrently with the delivery of the financial statements referred to in Sections 4.03(a)(1) and (2), (i) a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Company and (ii) a copy of management’s discussion and analysis with respect to such financial statements (which deliveries may be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(c)promptly, and in no event later than five Business Days after any request by the Trustee or any Holder, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Company or any of its Restricted Subsidiaries by independent accountants in connection with the accounts or books of the Company or any of its Restricted Subsidiaries, or any audit of any of them;

(d)promptly, and in no event later than five Business Days after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and, to the extent permitted by applicable Law (including applicable Gaming Laws) any material filings, reports, notices or other documents filed with or received from any Gaming Authorities (including, without limitation, any written notice, pleading or other communication from any Gaming Authority threatening or regarding (i) any revocation, withdrawal, suspension, termination or modification of, or the imposition of any material conditions with respect to any Gaming License, or (ii) any other limitations on the conduct of business by the Company or any of its Restricted Subsidiaries), and in any case not otherwise required to be delivered to the Trustee pursuant hereto;

(e)promptly, and in no event later than five Business Days after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of the Company or any of its Restricted Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to each Holder and the Trustee pursuant to Section 4.03(a) or any other clause of this Section 4.04;

(f)as soon as available, but in any event on or before June 30 of each calendar year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for the Company and its Restricted Subsidiaries and containing such additional information as any Holder, may reasonably specify;

(g)promptly, and in any event within five Business Days after receipt thereof by the Company or any of its Restricted Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or threatened investigation regarding financial or other operational results of the Company or any of its Restricted Subsidiaries;

(h)not later than ten days after receipt thereof by the Company or any of its Restricted Subsidiaries, copies of all notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any instrument, indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that would materially impair the value of the interests or the right of the Company or any of its Restricted Subsidiaries or otherwise have a Material Adverse Effect and, from time to time upon request by any Holder or the Trustee, such information and reports regarding such instruments, indentures and loan and credit and similar agreements as any Holder or the Trustee may reasonably request;

(i)promptly, and in any event within five Business Days after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by the Company or any of its Restricted Subsidiaries with any Environmental Law or Environmental Permit that would (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law;

(j)as soon as available, but in any event within 30 days after the end of each fiscal year of the Company, (i) a report supplementing Schedule 3.13 to the Notes Purchase Agreement, including an identification of all owned and leased real property disposed of by the Company or any of its Restricted Subsidiaries during such fiscal year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such fiscal year and a description of such other changes in the information included in such schedules as may be necessary for such schedules to be accurate and complete; (ii) a report supplementing Schedule 4.37(f) hereto, and Schedules 3.19 and 3.21 to the Notes Purchase Agreement containing a description of all changes in the information included in such schedules as may be necessary for such schedules to be accurate and complete, each such report to be signed by an Officers’ Certificate and to be in a form reasonably satisfactory to the Trustee;

(k)promptly, such additional information regarding the business, financial, legal or corporate affairs of the Company or any of its Restricted Subsidiaries, or compliance with the terms of the Bond Documents, as any Holder or the Trustee may from time to time reasonably request;

(l)promptly, and in no event later than five Business Days any material amendment to any Organization Document or any lease relating to any Mortgaged Property; and

(m)copies of (i) any annual report filed in connection with any Plan promptly following the request by any Holder or the Trustee, (ii) all notices received by the Company, any Guarantor or any ERISA Affiliate from a Multiemployer Plan sponsor concerning an ERISA Event, and (iii) such other documents or governmental reports or filings relating to any Plan as any Holder or the Trustee shall reasonably request.

Documents required to be delivered pursuant to Section 4.03(a) or (b) or Section 4.04(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically to Holders and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 7.3 to the Notes Purchase Agreement; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which the Holders have access (whether a commercial or third-party website); provided that the Company shall deliver paper copies of such documents to each Holder upon its request to the Company to deliver such paper copies, and provided further that the Company shall deliver copies of such documents (which may be via electronic delivery) to the Trustee as required or requested. The Trustee shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Holder for delivery, and each Holder shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Until the satisfaction and discharge of this Indenture, the Company shall host no less than one meeting or conference call with its Board of Directors and senior management during each fiscal year for the benefit of the Holders. The Company shall provide Holders with copies of all materials (including minutes) presented to the full Board of Directors (with any materials presented to sub-committees of the Board of Directors being provided at the reasonable request of any of the Holders) in a timely manner, provided that senior management, in its sole discretion, may withhold any materials that pose a conflict of interest with the Holders.

Section 4.05    Taxes.

(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (1) Any and all payments by or on account of any obligation of the Company or any Guarantor hereunder or under any Bond Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes.

(2)If the Company, any Guarantor or the Trustee (or other applicable withholding agent) shall be required by applicable Law to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Company, such Guarantor or the Trustee (or other applicable withholding agent), as the case may be, shall withhold or make such deductions as are determined by it to be required, (B) the Company, such Guarantor or the Trustee (or other applicable withholding agent), as the case may be, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Company, or such Guarantor shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 4.05(a)(2)) the Trustee or the Beneficial Holder, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)Payment of Other Taxes by the Company. Without limiting the provisions of subsection (a) above, the Company shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(c)Tax Indemnifications. Without limiting the provisions of subsection (a) or (b) above, the Company shall, and does hereby, indemnify the Trustee and each Beneficial Holder, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 4.05(c)) required to be withheld or deducted by the Company, any Guarantor or the Trustee (or other applicable withholding agent) or payable or paid by the Trustee or such Beneficial Holder, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to the Company by a Beneficial Holder (with a copy to the Trustee), or by the Trustee on its own behalf or on behalf of a Beneficial Holder, shall be conclusive absent manifest error.

(d)Evidence of Payments. Upon request by the Beneficial Holder, after any payment of Taxes by the Company (or any Guarantor) or the Trustee (or other applicable withholding agent) to a Governmental Authority as provided in this Section 4.05, the Company, any Guarantor or the Trustee (or other applicable withholding agent) shall deliver to the Beneficial Holder or the Trustee shall deliver to the Company, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Beneficial Holder.

(e)Status of Beneficial Holders; Tax Documentation. (1) Each Beneficial Holder shall deliver when reasonably requested by the Company or the Trustee (or other applicable withholding agent), such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Company or the Trustee (or other applicable withholding agent), as the case may be, to determine (A) whether or not payments made hereunder or under any other Bond Document are subject to withholding Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Beneficial Holder’s entitlement to any available exemption from, or reduction of, applicable withholding Taxes in respect of all payments to be made to such Beneficial Holder pursuant to this Indenture or under any other Bond Document or otherwise to establish such Beneficial Holder’s status for withholding tax purposes in the applicable jurisdiction. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.05(e)(2)(A), (2)(B)(i)-(iv) and (4) below) shall not be required if in the Beneficial Holder’s reasonable judgment such completion, execution or submission would subject such Beneficial Holder to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Beneficial Holder.

(2)Without limiting the generality of the foregoing,

(A)any Beneficial Holder that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Company and the Trustee, on or around the date which it acquires an interest in the Notes, two accurate and complete executed original copies of Internal Revenue Service Form W-9 (or successor form) or such other documentation or information prescribed by applicable Laws or reasonably requested by the Company or the Trustee (or other applicable withholding agent) as will enable the Company or the Trustee (or other applicable withholding agent), as the case may be, to determine whether or not such Beneficial Holder is subject to backup withholding or information reporting requirements; and

(B)each Foreign Beneficial Holder that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Bond Document shall, to the extent it is legally entitled to do so, deliver to the Company and the Trustee (or other applicable withholding agent) on or around the date on which such Foreign Beneficial Holder becomes a Beneficial Holder under this Indenture (and from time to time thereafter upon the request of the Company or the Trustee (or other applicable withholding agent), unless such Foreign Beneficial Holder is not legally permitted to do so as a result of a Change in Law), whichever of the following is applicable:

(i)two accurate and complete executed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii)two accurate and complete executed original copies of Internal Revenue Service Form W-8ECI (or successor form),

(iii)two accurate and complete executed original copies of Internal Revenue Service Form W-8IMY (or successor form) and all required supporting documentation,

(iv)in the case of a Foreign Beneficial Holder claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Beneficial Holder is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Company within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) two accurate and complete executed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or successor form), or

(v)executed original copies of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Company or the Trustee to determine the withholding or deduction required to be made.

(3)Each Beneficial Holder shall promptly notify the applicable withholding agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction of applicable withholding Taxes.

(4)If a payment made to a Beneficial Holder under this Indenture may be subject to U.S. Federal withholding tax under the FATCA, such Beneficial Holder shall deliver to the Company and the Trustee (or other applicable withholding agent), at the time or times prescribed by applicable Law and at such time or times reasonably requested by the Company or the Trustee (or other applicable withholding agent), such documentation prescribed by applicable Law and such additional documentation reasonably requested by the Company or the Trustee (or other applicable withholding agent) to comply with its withholding obligations, to determine that such Beneficial Holder has complied with such Beneficial Holder’s obligations under such Sections or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (4), "FATCA" shall include any amendments to FATCA after the date of this Indenture.

(f)Treatment of Certain Refunds. If any Beneficial Holder determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this Section 4.05, it shall pay to the Company an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Company under this Section 4.05 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Beneficial Holder, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Company, upon the request of the Beneficial Holder, agrees to promptly repay the amount paid over to the Company (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Beneficial Holder in the event such Beneficial Holder is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Beneficial Holder to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Company or any other Person.

(g)Notwithstanding anything to the contrary, it is understood and agreed that the Trustee shall have no responsibility for the payment of amounts (or, except as required by applicable Law with respect to any payment, the withholding of Taxes) to any Beneficial Holder of a Global Note.

Section 4.06    Stay, Extension and Usury Laws.

The Company covenants (to the extent that they may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07    Preservation of Existence.

The Company shall, and shall cause each Restricted Subsidiary to,

(a)preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Article V or Section 4.12;

(b)maintain all rights, privileges, Permits, licenses and franchises reasonably necessary in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(c)preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect; and

(d)notify the Trustee and the Collateral Agent of any name changes or formation changes.

Section 4.08    Payments for Consent.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.09    Indebtedness.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except:

(a)obligations (contingent or otherwise) existing or arising under any Swap Contract; provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(b)Indebtedness of a Restricted Subsidiary of the Company owed to the Company or a wholly owned Restricted Subsidiary of the Company, which Indebtedness shall (i) in the case of Indebtedness owed to the Company or a Guarantor, constitute "Pledged Debt" under the Security Agreement, (ii) be subordinated to the Obligations (it being agreed that such Indebtedness shall in any event permit repayment at any time so long as an Event of Default has not occurred and is continuing) and (iii) be otherwise permitted under the provisions of Section 4.39;

(c)(i) Indebtedness represented by the Notes and related Notes Guarantees issued on the Issue Date and (ii) subject to the consent of the Required Noteholders in respect of such issuance, Indebtedness represented by Additional Notes and the related Note Guarantees, respectively, in an aggregate amount not exceeding $15 million;

(d)[Reserved];

(e)Indebtedness outstanding on the Issue Date and listed on Schedule 4.09(e) and any Permitted Refinancing Indebtedness in respect of such Indebtedness;

(f)Guarantees of the Company or any Guarantor in respect of Indebtedness otherwise permitted hereunder of the Company or any other Guarantor;

(g)Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets, including furniture, fixtures and equipment within the limitations set forth in Section 4.10(j); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $7,500,000;

(h)Indebtedness of any Person that becomes a direct or indirect wholly owned Restricted Subsidiary of the Company as a result of an Investment permitted by Section 4.39 may remain liable with respect to Indebtedness existing on the date of such Investment; provided that such Indebtedness is not created in anticipation of such Investment and, together with Permitted Refinancing Indebtedness in respect of any such Indebtedness, is not in excess of $15,000,000 in the aggregate at any time outstanding;

(i)subject to Section 4.46, the incurrence of Warrant Put Debt in exchange for or pursuant to the exercise of Warrants in an aggregate principal amount not to exceed $5,000,000 at any time outstanding; provided, however, that Warrant Put Debt up to $10,000,000 outstanding shall be permitted so long as, within 120 days of its incurrence, such Warrant Put Debt is paid down so as not to exceed $5,000,000 using proceeds of Warrant Put Replacement Equity; provided further, that such incurrence, together with the incurrence of Indebtedness pursuant to clause 4.09(j) below, shall not exceed $5,000,000 or, subject to the foregoing proviso, $10,000,000, at any time outstanding; and

(j)unsecured, and to the extent such Liens are permitted by Section 4.10(n), secured, Indebtedness in an aggregate principal amount, together with and Warrant Put Debt incurred pursuant to clause 4.09(i) above, not to exceed $5,000,000 at any time outstanding (or, solely to the extent of the incurrence pursuant to the first proviso in clause (i) above, $10,000,000 for such applicable 120 day period).

Section 4.10    Liens.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or authorize or permit to be filed under the Uniform Commercial Code of any jurisdiction a financing statement that names the Company or any of its Restricted Subsidiaries as debtor, or assign any accounts or other right to receive income, other than the following:

(a)Liens securing the Notes issued on the Issue Date and, on a pari passu basis with respect to any Collateral, any Additional Notes incurred in compliance with Section 4.09(c);

(b)[Reserved];

(c)Liens existing on the Issue Date and listed on Schedule 4.10(c) and any renewals or extensions thereof; provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 4.09(e), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 4.09(e);

(d)Liens for Taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 90 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(f)pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(g)deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h)easements, rights-of-way, restrictions and other similar encumbrances affecting real property which are not substantial in amount, and which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person, and all liens and encumbrances expressly permitted in any Mortgage, including Permitted Encumbrances (as defined in any Mortgage);

(i)Liens securing judgments for the payment of money not constituting an Event of Default under Section 6.01(h);

(j)Liens securing Indebtedness permitted under Section 4.09(g); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(k)Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business permitted by this Indenture;

(l)Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Restricted Subsidiary in the ordinary course of business;

(m)Liens assumed in connection with an Investment permitted by Section 4.39 and Liens on assets of a Person that becomes a direct or indirect Restricted Subsidiary of the Company after the date of this Indenture in an Investment permitted by Section 4.39; provided, however, that (a) such Liens exist at the time such Person becomes a Restricted Subsidiary, apply only to the assets so acquired (or assets of such Person of the same description as the assets so acquired) and the proceeds thereof and are not created in anticipation of such Investment, and (b) any Indebtedness or other obligations secured by such Liens shall not exceed $7,500,000 in principal amount in the aggregate at any time outstanding and shall otherwise be permitted under Section 4.09;

(n)Other Liens securing Indebtedness or other obligations in an aggregate principal amount not to exceed $2,500,000 at any time outstanding, provided that no such Lien shall be permitted on the Collateral; and

(o)Liens, in connection with the use and operation of a vessel, for (1) seaman’s wages (including those of masters, maintenance, cure, and stevedore’s wages), (2) damages arising from maritime torts (including personal injury and death) which are unclaimed or covered by insurance (subject to applicable deductibles), (3) general average and salvage, (4) necessaries or otherwise arising by operation of law in the ordinary course of business in operating, maintaining or repairing a vessel, and (5) current governmental charges.

Section 4.11    Restricted Payments.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests or accept any capital contributions, except that:

(a)so long as no Default or Event of Default shall have occurred and be continuing at the time of such action or would result therefrom, each Restricted Subsidiary may make Restricted Payments to the Company, any Restricted Subsidiary of the Company that are Guarantors and any other Person that owns a direct Equity Interest in such Restricted Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)the Company and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c)so long as no Default or Event of Default shall have occurred and be continuing at the time of such action or would result therefrom, the Company and each Restricted Subsidiary may purchase, redeem or otherwise acquire its common Equity Interests with the proceeds received from the substantially concurrent issue of new common Equity Interests;

(d)the Company and each Restricted Subsidiary may make any other Restricted Payment so long as no Default or Event of Default has occurred and is continuing prior to making such Restricted Payment or would arise after giving effect to such Restricted Payment, on a pro forma basis, the Company shall be in compliance with the Total Leverage Ratio for the applicable fiscal quarter less 0.25, determined as of the end of the latest fiscal quarter for which financial statements have been delivered pursuant to Section 4.03(a)(1) or (2) and the aggregate amount of all such Restricted Payments made under this clause (d) do not exceed $5,000,000;

(e)payments in connection with the exercise of Warrants pursuant to Section 4.46, provided that any such payment, together with all Restricted Payments made pursuant to the clause (d) of this Section 4.11 shall not exceed in the aggregate, the sum of the net proceeds of Warrant Put Replacement Equity plus $5,000,000; and

(f)the Company may issue and sell its common Equity Interests and accept capital contributions in respect thereof.

Section 4.12    Dispositions.

(a)The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Disposition or enter into any agreement to make any Disposition, except:

(1)Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(2)Dispositions of inventory in the ordinary course of business;

(3)Dispositions of equipment or real property to the extent that (A) such property is exchanged for credit against the cost of similar replacement property or (B) the proceeds of such Disposition are reasonably promptly applied to the cost of such replacement property or deposited as required under Section 13.03;

(4)Dispositions of property by any Restricted Subsidiary to the Company or to a wholly owned Restricted Subsidiary; provided that if the transferor of such property is the Company or a Guarantor, the transferee thereof must be the Company or a Guarantor;

(5)Dispositions permitted by Article V;

(6)non-exclusive licenses of IP Rights in the ordinary course of business and substantially consistent with past practice for terms not exceeding five years; and

(7)Dispositions by the Company and its Restricted Subsidiaries not otherwise permitted under this Section 4.12; provided that (A) at the time of such Disposition, no Event of Default shall exist or would result from such Disposition, (B) the aggregate book value of all property Disposed of in reliance on this clause (7) in any fiscal year shall not exceed $5,000,000 and (C) the purchase price for such asset shall be paid to the Company or such Restricted Subsidiary solely in cash or Cash Equivalents; and

(8)so long as no Event of Default shall occur and be continuing, the grant of any option or other right to purchase any asset in a transaction that would be permitted under the provisions of Section 4.12(a)(7).

provided, however, that (x) any Disposition pursuant to Section 4.12(a)(7) shall be for fair market value as determined by the Company in its reasonable discretion and (y) any Disposition to any Affiliate of the Company shall be for fair market value as determined by the Board of Directors.

Section 4.13    [Reserved].

Section 4.14    [Reserved].

Section 4.15    Transactions with Affiliates.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than (i) transactions in the ordinary course (other than any transaction permitted pursuant to clause (h) of Section 4.39) and on fair and reasonable terms substantially as favorable to the Company or such Restricted Subsidiary as would be obtainable by the Company or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, (ii) transactions between or among the Company and the Guarantors, (iii) transactions permitted by Section 4.11, (iv) transactions permitted by clause (b) of Section 4.39 and (v) transactions pursuant to the agreements set forth on Schedule 4.15 as in effect on the Issue Date.

Section 4.16    Unrestricted Subsidiary.

(a)At any time, the Company may, so long as no Default or Event of Default shall have occurred and be continuing or would occur immediately after giving effect thereto, designate a newly formed Subsidiary of the Company as an Unrestricted Subsidiary; provided that the designation of such Subsidiary as an Unrestricted Subsidiary shall be deemed to constitute an Investment and such designation will be permitted only if an Investment in such amount would be permitted at such time pursuant to Section 4.39(h). The Company shall not permit the Unrestricted Subsidiary to incur any Indebtedness other than Non-Recourse Debt or enter into any business or transaction other than the development, construction, ownership and operation of the Cripple Creek Expansion Project.

(b)The Company shall, and shall cause each Restricted Subsidiary to, maintain its own deposit account or accounts, separate from those of the Unrestricted Subsidiary and will not commingle its funds with those of the Unrestricted Subsidiary. The Unrestricted Subsidiary shall maintain its own deposit account or accounts separate from those of the Company and the Restricted Subsidiaries and will not commingle its funds with the Company or any of the Restricted Subsidiaries.

(c)To the extent the Unrestricted Subsidiary has offices in the same location as the Company or any of the Restricted Subsidiaries, the Company shall, and shall cause the Restricted Subsidiaries and the Unrestricted Subsidiary, as applicable, to maintain a fair and appropriate allocation of overhead costs among them, with each such entity bearing its fair share of any such expenses.

(d)The Company shall cause the Unrestricted Subsidiary to be a corporation or limited liability company and to conduct its affairs in accordance with its certificate of incorporation or formation and by-laws or limited liability company agreement (or similar constitutive documents) and observe all necessary, appropriate and customary company (or corporate) formalities, including, but not limited to, holding all regular and special members’ and board of managers’ (or stockholders’ and directors’ or other similar Persons) meetings appropriate to authorize all company (or corporate) action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts, to the extent applicable.

(e)The Unrestricted Subsidiary will not assume or guarantee any of the liabilities of, or pledge any of its assets for the benefit of any of, the Company and the Restricted Subsidiaries, (B) each of the Company and the Restricted Subsidiaries will not assume or guarantee any of the liabilities of, or pledge any of its assets for, the benefit of the Unrestricted Subsidiary (except that to the extent that the Company or any Restricted Subsidiary holds the Equity Interests in the Unrestricted Subsidiary may pledge such Equity Interests to the creditors of the Unrestricted Subsidiary on a non-recourse basis) or hold out its credit as being available to satisfy the obligations of the Unrestricted Subsidiary (which shall be deemed not to refer to any disclosure by the Company or any Restricted Subsidiary of Investments that are otherwise permitted to be made in an Unrestricted Subsidiary in compliance with this Indenture) and (C) the Unrestricted Subsidiary will not hold out the credit of the Company or any Restricted Subsidiary as being able to satisfy the obligations of the Unrestricted Subsidiary (which shall be deemed not to refer to any disclosure by Company or any Restricted Subsidiary of Investments that are otherwise permitted to be made in an Unrestricted Subsidiary in compliance with this Indenture).

(f)Neither the Company nor any Restricted Subsidiary will authorize the use of its name or trademarks or service marks by the Unrestricted Subsidiary except pursuant to a written license agreement.

(g)Neither the Company nor any Restricted Subsidiary will conduct a material amount of its own business in the name of the Unrestricted Subsidiary, provided, however, that the Company or a Restricted Subsidiary may provide services to the Unrestricted Subsidiary and may conduct the business of the Unrestricted Subsidiary by or on behalf of the Unrestricted

Subsidiary under a management or services agreement so long as any material business so conducted is conducted in the name of the Unrestricted Subsidiary.

(h)For the avoidance of doubt, the Unrestricted Subsidiary may not be re-designated as a Restricted Subsidiary.

Section 4.17    [Reserved].

Section 4.18    Covenant to Guarantee Obligations and Give Security.

The Company shall, and shall cause each Restricted Subsidiary to

(a)upon the formation or acquisition of any new direct or indirect Subsidiary (other than the Unrestricted Subsidiary) by the Company or any of its Restricted Subsidiaries (a "New Subsidiary"), subject to all applicable Gaming Laws, at the Company’s expense:

(1)within 10 Business Days after such formation or acquisition, cause the New Subsidiary to duly execute and deliver to the Trustee a supplemental indenture including completed schedules identifying the real and personal properties of such subsidiaries in the form of Exhibit E, guaranteeing the obligations of the Company and the Guarantors under the Bond Documents,

(2)within 30 Business Days after such formation or acquisition, cause the New Subsidiary to duly execute and/or deliver to the Collateral Agent any Specified Security Documents with respect to its New Collateral,

(3)within 30 Business Days after such formation or acquisition, cause such Subsidiary to take Vesting Actions with respect to the Specified Security Documents delivered pursuant to Section 4.18(a)(2), and

(4)to the extent the New Collateral of such New Subsidiary constitutes real property, deliver to the Collateral Agent, to the extent required by of the Required Noteholders, Real Property Diligence with respect to such New Collateral as promptly as practicable after acquisition (or to the extent already in the Company’s possession, promptly upon receipt).

Upon the completion of items (1) through (4) above, the Company shall deliver to the Trustee and Collateral Agent an Officers’ Certificate and Opinion of Counsel that all covenants and conditions precedent contained in the Bond Documents to such formation or acquisition of such subsidiary have been compiled with.

(b)upon the acquisition of any New Collateral by the Company or any of its Restricted Subsidiaries after the Issue Date, if such New Collateral shall not already be subject to a perfected security interest in favor of the Collateral Agent for the benefit of the Secured Parties, subject to all applicable Gaming Laws, the Company shall at its expense:

(1)within 10 Business Days after such acquisition, furnish to the Trustee, the Collateral Agent and the Holders a description of the property so acquired in reasonable detail,

(2)within 30 Business Days after such acquisition, cause the Company or the applicable Guarantor to duly execute and/or deliver to the Collateral Agent any Specified Security Documents with respect to such New Collateral,

(3)within 30 Business Days after such acquisition, cause the Company or the applicable Guarantor to take Vesting Actions with respect to the Specified Security Documents delivered pursuant to Section 4.18(b)(2), and

(4)to the extent such New Collateral constitutes real property, deliver to the Collateral Agent, to the extent required by of the Required Noteholders, Real Property Diligence with respect to such New Collateral within 60 days after acquisition (or to the extent already in the Company’s possession, promptly upon receipt).

Upon the completion of items (1) through (4) above, the Company shall deliver to the Trustee and Collateral Agent an Officers’ Certificate and Opinion of Counsel that all covenants and conditions precedent contained in the Bond Documents to such acquisition of such New Collateral have been compiled with.

(c)upon the request of any Holder following the occurrence and during the continuance of an Event of Default, at the Company’s expense:

(1)within 10 Business Days after such request, furnish to the Trustee, the Collateral Agent and the Holders all information (including Phase I environmental assessment reports pursuant to Section 4.34) regarding each parcel of real property of the Company and its Restricted Subsidiaries,

(2)within 30 Business Days after such request, cause each of the Company and the Guarantors to duly execute and/or deliver to the Collateral Agent any Specified Security Documents with respect to such assets and property required by such Holder to be subject to a Lien in favor of the Collateral Agent to secure their Obligations,

(3)within 30 Business Days after such request, cause each of the Company and the Guarantors to take Vesting Actions with respect to the Specified Security Documents delivered pursuant to Section 4.18(c)(2), and

(4)deliver to the Collateral Agent, to the extent required by of the Required Noteholders, Real Property Diligence with respect to such assets and property required by such Holder to be subject to a Lien in favor of the Collateral Agent to secure their Obligations as promptly as practicable.

Upon the completion of items (1) through (4) above, the Company shall deliver to the Trustee and Collateral Agent an Officers’ Certificate and Opinion of Counsel that all covenants and conditions precedent contained in the Bond Documents to such grant of a Lien and perfection in respect thereof have been compiled with.

(d)Subject to all applicable Gaming Laws, at any time upon request of the Trustee (including, as directed by the Designated Noteholders) and the Collateral Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Trustee (including, as directed by the Designated Noteholders) or the Collateral Agent may deem necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements, IP Security Agreement Supplements and other security and pledge agreements.

(e)For purposes of this Section 4.18,

(1)"New Collateral" means (a) with respect to a New Subsidiary, all real and personal property of such New Subsidiary other than Excluded Collateral and Immaterial Real Property, and (b) with respect to newly acquired property, all such property except to the extent constituting Excluded Collateral or Immaterial Real Property.

(2)"Real Property Diligence" means, with respect to a parcel of real property, title reports and environmental assessment reports for such parcel.

(3)"Specified Security Documents" means, with respect to real or personal property, any deeds of trust, trust deeds, deeds to secure debt, mortgages, ship mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements, IP Security Agreement Supplements, Assignments of Entitlements, Environmental Indemnity Agreements, and other security and pledge agreements (including delivery of any certificates representing all Equity Interests in and of any such Subsidiary), and Security Agreements or any other agreement, instrument, document or filing required to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust and similar obligations, as specified by, and in form and substance satisfactory to, the Required Noteholders, and in form satisfactory to the Collateral Agent, securing payment of all the Obligations of the Company or applicable Subsidiary, as the case may be, under the Bond Documents, and constituting Liens on such real and personal property, together with "American Land Title Association" policies of title insurance with such endorsements as the Required Noteholders may reasonably require, issued by a company and in form and substance reasonably satisfactory to the Required Noteholders and in form satisfactory to the Collateral Agent, in an amount equal to the then outstanding aggregate principal amount of the Notes (after giving effect to such other policies of title insurance then in effect with respect to the Collateral, or such lesser amount as is reasonably acceptable to the Required Noteholders), insuring the Lien in favor of the Collateral Agent for the benefit of the Secured Parties on such additional real property Collateral to be of first priority, subject only to the Permitted Liens and such exceptions as the Required Noteholders may approve, with all costs thereof to be paid by the Company or such other Guarantor and, if reasonably necessary in order to obtain the endorsements, a survey of the real property sufficient to cause such company to issue such endorsements.

(4)"Vesting Actions" means, with respect to any Specified Security Documents, all actions (including the recording of mortgages and deeds of trust, the filing of Uniform Commercial Code financing statements, the giving of notices, the endorsement of notices on title documents and the delivery of signed copy of a favorable opinion, addressed to the Trustee and the other Secured Parties, of counsel for the Company and the Guarantors acceptable to the Trustee, the Collateral Agent and the Required Noteholders as to the matters related thereto and as to such other matters as the Trustee, the Collateral Agent or the Required Noteholders may reasonably request) that are necessary to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to such Specified Security Documents.

Section 4.19    Change in Nature of Business.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries on the Issue Date or any business substantially related or incidental thereto.

Section 4.20    Post-Closing Covenant.

The Company shall, and shall cause each Restricted Subsidiary to (a) obtain all necessary approvals from any applicable Gaming Authorities with respect to the pledge by the Company and its Subsidiaries of any Equity Interests in any Subsidiary pursuant to the Security Agreement within 150 days of the Issue Date and (b) (i) take all actions and make all registrations, declarations or filings with each Governmental Authority or other Person as set forth on Schedule 4.20 within the time period indicated as applicable thereon, and (ii) provide to the Collateral Agent an Officers' Certificate certifying that the Company have complied with this Section 4.20.

Section 4.21    [Reserved].

Section 4.22    Further Assurances.

The Company shall, and shall cause each Restricted Subsidiary to take the following actions as necessary or desirable as determined by the Required Noteholders (or promptly upon request by the Trustee, the Collateral Agent, or any Holder): (a) correct any material defect or error that may be discovered in any Bond Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as necessary (or as the Trustee, the Collateral Agent or any Holder, may reasonably require) from time to time in order to (i) carry out the purposes of the Bond Documents, (ii) to the fullest extent permitted by applicable law, subject the Company’s, the Guarantor’s or any of their respective Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens granted or intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Bond Document or under any other instrument executed in connection with any Bond Document to which the Company or any of its Restricted Subsidiaries is or is to be a party; provided that the Trustee and Collateral Agent shall take action under this Section 4.22 as directed by the Required Noteholders.

Section 4.23    Maintenance of Insurance.

The Company shall, and shall cause each Restricted Subsidiary to maintain with financially sound and reputable insurance companies not Affiliates of the Company, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and the Company shall use reasonable efforts to obtain the agreement of such insurance companies to provide for not less than 30 days’ prior notice to the Trustee and the Collateral Agent of termination, lapse or cancellation (or 10 days’ prior notice in the event of termination for non-payment) of such insurance. The Company will furnish to the Trustee, promptly following written request by the Designated Noteholders, information in reasonable detail as to the insurance so maintained; provided that so long as no Event of Default has occurred and is continuing, the Company shall only be required to provide such information one time in any fiscal year of the Company. Without limiting the generality of the foregoing, the Company will, and will cause each of the Guarantors to (x) maintain or cause to be maintained flood insurance with respect to each Flood Hazard Property of the Company or such Guarantor in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and, if requested by the Trustee (including upon direction of the Designated Noteholders), deliver to the Trustee evidence of such compliance and (y) maintain business interruption insurance of the type and in the amount that is specified in the certificates of insurance provided to the Holders, Trustee and Collateral Agent on the Issue Date, with any amendments thereto as are consented to by the Required Noteholders, such consent not to be unreasonably withheld. No later than sixty (60) days (as such period may be extended in the reasonable discretion of the Required Noteholders) after the Issue Date (or the date any such insurance is obtained, renewed or extended in the case of insurance obtained, renewed or extended after the Issue Date), the Company will cause all property and casualty insurance policies with respect to Collateral to be endorsed or otherwise amended to include a lender’s loss payable, mortgagee or additional insured, as applicable, endorsement, in the name of or identifying the Collateral Agent.

Section 4.24    [Reserved].

Section 4.25    [Reserved].

Section 4.26    Use of Proceeds.

(a)The Company shall use the proceeds of the Notes (i) to finance the Transactions and pay fees and expenses incurred in connection with the Transactions; (ii) for Capital Expenditures; and (iii) for general corporate purposes not in contravention of any Law or of any Bond Document.

(b)The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, use the proceeds of any Notes, whether directly or indirectly, and whether immediately, incidentally or ultimately to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

Section 4.27    [Reserved].

Section 4.28    Payment of Obligations.

The Company shall, and shall cause each Restricted Subsidiary to, pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including (a) all material Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Restricted Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

Section 4.29    Maintenance of Properties.

The Company shall, and shall cause each Restricted Subsidiary to,

(a)maintain, preserve and protect all of its Mortgaged Properties, other material properties and equipment reasonably necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted;

(b)make all reasonably necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(c)use the standard of care typical in the industry in the operation and maintenance of its properties.

Section 4.30    Compliance with Laws.

The Company shall, and shall cause each Restricted Subsidiary to, comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property (including all Gaming Laws and tribal, horse racing and video lottery laws), except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

Section 4.31    Books and Records.

The Company shall, and shall cause each Restricted Subsidiary to,

(a)maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Restricted Subsidiary, as the case may be; and

(b)maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Company or such Restricted Subsidiary, as the case may be.

Section 4.32    Inspection Rights.

The Company shall, and shall cause each Restricted Subsidiary to, subject to any applicable Gaming Laws (solely to the extent applicable Gaming Laws restrict such actions), permit the representatives and independent contractors of the Holders, the Trustee or the Collateral Agent to visit and inspect any of its properties and the Collateral, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (it being understood and agreed that the Holders, the Trustee and the Collateral Agent shall give the Company the opportunity to participate in any discussions with the Company’s independent public accountants), all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided that, so long as no Event of Default exists, the Company shall only be required to pay for one such inspection per year (with the Holders reasonably cooperating to coordinate and facilitate such inspection); provided, however, that when an Event of Default exists any Holder, the Trustee or the Collateral Agent (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours upon reasonable advance notice to the Company (it being understood and agreed that the Holders, the Trustee and the Collateral Agent shall give the Company the opportunity to participate in any discussions with the Company’s independent public accountants).

Section 4.33    Compliance with Environmental Laws.

The Company shall, and shall cause each Restricted Subsidiary to,

(a)comply, and use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all material Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, to the extent required by all Environmental Laws; provided, however, that neither the Company nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

(b)deliver to the Trustee, the Collateral Agent and the Holders:

(1)promptly upon, and in any event within five Business Days after, the occurrence thereof, written notice describing in reasonable detail (i) any material Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any remedial action taken by the Company or any of its Restricted Subsidiaries or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (iii) any of the Company’s or the Guarantors’ discovery of any occurrence or condition on any real property adjoining any real property of the Company or a Guarantor that would cause such real property or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

(2)as soon as practicable, and in any event within three Business Days, following the sending or receipt thereof by the Company or any of its Restricted Subsidiaries, a copy of any and all written communications with respect to (i) any Environmental Claims or Environmental Liabilities that, individually or in the aggregate, would reasonably be expected to give rise to a Material Adverse Effect, (ii) any Release required to be reported to any federal, state or local governmental or regulatory agency that, individually or in the aggregate, would reasonably be expected to give rise to a Material Adverse Effect, and (iii) any request for information from any Governmental Authority that suggests such agency is investigating whether the Company or any of its Restricted Subsidiaries may be potentially responsible for any Hazardous Materials Activity that, individually or in the aggregate, would reasonably be expected to give rise to a Material Adverse Effect;

(3)promptly upon, and in any event within five Business Days of, the availability thereof, written notice describing in reasonable detail (i) any proposed acquisition of stock, assets, or property by the Company or any of its Restricted Subsidiaries that would reasonably be expected to (A) expose the Company or such Guarantor, or result in, Environmental Claims or Environmental Liabilities that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) affect the ability of the Company or any of its Restricted Subsidiaries to maintain in full force and effect all material Permits required under any Environmental Laws for their respective operations and (ii) any proposed action to be taken by the Company or any of its Restricted Subsidiaries to modify current operations in a manner that would reasonably be expected to subject the Company or such Guarantor to any additional material obligations or requirements under any Environmental Laws; and

(4)with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Trustee, the Collateral Agent or the Holders in relation to any matters disclosed pursuant to this Section 4.33(b).

Section 4.34    Preparation of Environmental Reports.

The Company shall, and shall cause each Restricted Subsidiary to, at the request of the Designated Noteholders (which request may be made (i) no more than once during the first anniversary of the Issue Date and (ii) thereafter, no more than once during the remaining term of this Indenture; provided, that if any Event of Default occurs, then the Designated Noteholders may make an additional request, in each case, for each property of the Company and its Subsidiaries), provide to the Holders (with a copy to the Trustee) within 60 days after such request, at the expense of the Company, an environmental site assessment report for any of its properties described in such request, prepared by a nationally reputable environmental consulting firm, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties and such other reports as such Designated Noteholders may reasonably request; without limiting the generality of the foregoing, if such Designated Noteholders determine at any time that a material risk exists that any such report will not be provided within the time referred to above, the Designated Noteholders may retain an environmental consulting firm to prepare such report at the expense of the Company, and the Company hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Trustee, the Holders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

Section 4.35    Compliance with Terms of Leaseholds.

The Company shall, and shall cause each Restricted Subsidiary to, (a) make all payments and otherwise perform all obligations in respect of all leases of real property to which the Company or any of its Restricted Subsidiaries is a party and which relate to the Mortgaged Properties, (b) keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, (c) promptly notify the Holders, Trustee and Collateral Agent of any default by any party with respect to such leases and take commercially reasonable action to cure any such default, and (d) cause each of its Restricted Subsidiaries to do the foregoing except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 4.36    Material Contracts.

The Company shall, and shall cause each Restricted Subsidiary to, perform and observe all material terms and provisions of each Material Contract (other than the leases described in Section 4.35) to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms and make to each other party to each such Material Contract such demands and requests for information and reports or for action as the Company or any of its Restricted Subsidiaries is entitled to make under such Material Contract, except, in each case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

Section 4.37    Controlled Accounts.

From the date that is 30 days after the date of this Indenture (with such reasonable extension as may be consented to by the Required Noteholders, provided that an extension up to 15 days shall be permitted if such extension is as a result of the application of Section 13.05), and at all times thereafter, the Company shall, and shall cause each Restricted Subsidiary to,

(a)maintain, and cause each of the Guarantors to maintain, all Controlled Accounts (other than Excluded Bank Accounts) with Capital One, National Association, Nevada State Bank, or another commercial bank located in the United States, which has executed an agreement providing the Collateral Agent with "control" within the meaning of the Uniform Commercial Code pursuant to the terms of the Security Agreement; and

(b)deposit in a Controlled Account and, until utilized, maintain on deposit in a Controlled Account, all cash and Cash Equivalents other than (i) On-Site Cash, (ii) cash and Cash Equivalents required pursuant to Gaming Laws or by Gaming Authorities to be deposited into Gaming Reserves and (iii) cash or Cash Equivalents that in the ordinary course of business are not maintained on deposit in a bank or other deposit or investment account pending application within the next five Business Days toward working capital or other general corporate purposes of the Company and the Guarantors or that are held in Excluded Bank Accounts.

Section 4.38    Sanctions, Anti-Terrorism and Anti-Corruption.

The Company shall, and shall cause each Restricted Subsidiary, and any director, officer, employee, affiliates, third party vendor, suppliers, agents, representatives, and intermediaries associated with or acting on behalf of the Company and each Restricted Subsidiary to, comply with the following covenants:

(a)Each Covered Entity (i) will not become a Blocked Person; (ii) will not become controlled by a Blocked Person; (iii) will not knowingly receive funds or other property from a Blocked Person; and (iv) will not in any material respect become in breach of, or is not the subject of any action or investigation under, any Anti-Terrorism Law. Each Covered Entity will not knowingly engage in any dealings or transactions, and is not and will not be otherwise associated, with any Blocked Person. Each Covered Entity will comply, in all material respects, with Anti-Terrorism Laws. Each Covered Entity will take commercially reasonable measures to ensure compliance with Anti-Corruption Laws and Anti-Terrorism Laws including the requirement that (x) no Person who owns any direct or indirect interest in such Covered Entity is a Blocked Person and (y) funds invested directly or indirectly in such Covered Entity are derived from legal sources.

(b)The Company shall not permit any portion of the proceeds of any Note to be used, directly or indirectly for, and no fee, commission, rebate or other value to be paid (i) to, or for the benefit of, any governmental official, political party, official of a political party or any other Person acting in an official capacity in violation of any applicable Anti-Corruption Laws or any other related governmental rules or (ii) in any manner that would result in the violation of any Anti-Terrorism Laws or any other governmental rules applicable to any party hereto.

Section 4.39    Investments.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make or hold any Investments, except:

(a)Investments held by the Company and its Restricted Subsidiaries in the form of Cash Equivalents;

(b)advances to officers, directors and employees of the Company and its Restricted Subsidiaries in an aggregate amount not to exceed $500,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(c)(i) Investments by the Company and its Restricted Subsidiaries in their respective Subsidiaries outstanding on the Issue Date, (ii) additional Investments by the Company and its Restricted Subsidiaries in the Guarantors, (iii) additional Investments by the Company and its Restricted Subsidiaries in Restricted Subsidiaries that are not Guarantors in an aggregate principal amount not to exceed $1,000,000 (determined without regard to any write downs or write offs of such investments, loans and advances) at any time outstanding, and (iv) additional Investments by Restricted Subsidiaries of the Company that are not Guarantors in other Restricted Subsidiaries that are not Guarantors;

(d)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e)Guarantees permitted by Section 4.09;

(f)Investments existing on the Issue Date (other than those referred to in Section 4.39(c)(i)) and set forth on Schedule 4.39(f);

(g)the purchase or other acquisition of all of the Equity Interests in, or all or substantially all of the property of, any Person that, upon the consummation thereof, will be wholly owned directly by the Company or one or more of its wholly owned Subsidiaries (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 4.39(g):

(1)the Company shall cause any such newly created or acquired Subsidiary to provide a Note Guarantee and to execute the applicable Security Documents and otherwise comply with the requirements of Section 4.18;

(2)the lines of business of the Person to be (or the property of which is to be) purchased or otherwise acquired shall be substantially the same lines of business as one or more principal businesses of the Company and its Subsidiaries in the ordinary course;

(3)the total cash and noncash consideration (including the fair market value of all Equity Interests (excluding Equity Interests of the Company issued pursuant to Section 4.39(h)) issued or transferred to the sellers thereof, all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the Company and its Restricted Subsidiaries for any such purchase or other acquisition, when aggregated with the total cash and noncash consideration paid by or on behalf of the Company and its Restricted Subsidiaries for all other purchases and other acquisitions made by the Company and its Restricted Subsidiaries pursuant to this Section 4.39(g), shall not exceed $15,000,000;

(4)(A) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default or Event of Default shall have occurred and be continuing and (B) immediately after giving effect to such purchase or other acquisition, the Company and its Restricted Subsidiaries shall be in pro forma compliance with the covenant set forth in Section 4.41, such compliance to be determined on the basis of the financial information most recently delivered to the Holders and the Trustee pursuant to Section 4.03(a)(1) or (2) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby; and

(5)the Company shall have delivered to the Holder, the Trustee and the Collateral Agent, at least five Business Days prior to the date on which any such purchase or other acquisition is to be consummated, an Officers’ Certificate certifying that all of the requirements set forth in this clause (g) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

(h)Investments using proceeds received by the Company from the issuance and sale of the Company’s Equity Interests, provided that (i) no Event of Default would immediately result from any such Investment and (ii) such Investments comply with Section 4.19; and

(i)other Investments not exceeding $5,000,000 in the aggregate.

Section 4.40    Burdensome Agreements.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or permit to exist any Contractual Obligation (other than this Indenture or any other Bond Document) that (a) limits the ability (i) of any Restricted Subsidiary to make Restricted Payments to the Company or any Guarantor or to otherwise transfer property to or invest in the Company or any Guarantor, except for any agreement in effect (A) on the Issue Date and set forth on Schedule 4.40 or (B) at the time any Restricted Subsidiary becomes a Restricted Subsidiary of the Company, so long as such agreement was not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Company, (ii) of any Restricted Subsidiary to Guarantee the Indebtedness of the Company or (iii) of the Company or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 4.09(g) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

Section 4.41    Total Leverage Ratio.

The Company shall not permit the Total Leverage Ratio as of the last day of each fiscal quarter of the Company set forth below to be greater than the ratio set forth below opposite such fiscal quarter:

Four Fiscal Quarters Ending	Maximum Total Leverage Ratio
March 31, 2018	5.75 to 1.00
June 30, 2018	5.50 to 1.00
September 30, 2018	5.50 to 1.00
December 31, 2018	5.25 to 1.00
March 31, 2019	5.00 to 1.00
June 30, 2019	5.00 to 1.00
September 30, 2019	4.75 to 1.00
December 31, 2019	4.75 to 1.00
March 31, 2020	4.50 to 1.00
June 30, 2020	4.50 to 1.00
September 30, 2020	4.25 to 1.00
December 31, 2020	4.25 to 1.00
March 31, 2021	4.25 to 1.00
June 30, 2021	4.25 to 1.00
September 30, 2021 and the last day of each fiscal quarter thereafter	4.00 to 1.00

Section 4.42    Prepayments, Etc. of Indebtedness.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, prepay, redeem, purchase, defease, acquire or otherwise satisfy (or offer to redeem, purchase, acquire or otherwise satisfy) in any manner prior to the scheduled date for payment thereof any Indebtedness that is unsecured or junior to the Obligations in right of payment or subordinated in respect of Liens, or make any payment or deposit any monies, securities or other property with any trustee or other Person that has the effect of providing for the satisfaction (or assurance of any satisfaction) of all or any portion of any such Indebtedness of the Company or any of its Restricted Subsidiaries prior to the date when due or otherwise to provide for the defeasance of any such Indebtedness, except in each case for (x) prepayments of such Indebtedness in connection with Permitted Refinancing Indebtedness and (y) subject to Sections 4.09(i) and 4.46, payments made in connection with Warrant Put Debt.

Section 4.43    Amendments of Organization Documents and Leases.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, amend, modify, supplement or waive performance under any of its Organization Documents, any Indebtedness or any of the leases relating to any Mortgaged Property in each case in any manner that would be material and adverse to the Holders.

Section 4.44    Accounting Changes.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any (a) change in accounting policies or reporting practices, except as required by GAAP, or (b) change in fiscal year.

Section 4.45    Amendment, Etc. of Indebtedness.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, amend, modify or change in any manner that is materially adverse to the Holders (a) any term or condition of any Indebtedness set forth in Schedule 4.09(e), (b) any term or condition of any Indebtedness, except for, in the case of clauses (a) and (b) of this Section 4.45, any refinancing, refunding, renewal or extension thereof permitted by Section 4.09(e), or (c) the Warrant Purchase Agreement or any documentation relating to Warrant Put Debt or otherwise in respect of the Warrants.

Section 4.46    Payments Relating to Warrants.

In connection with any payment by the Company in the event of any exercise of redemption rights pertaining to the Warrants, the Company shall make such payment in cash, provided that if such payment (i) would exceed the amount of cash which the Company holds or (ii) would result in an Event of Default occurring therefrom, then, in each case, the Company may make such payment in the form of Warrant Put Debt in accordance with the Warrant Purchase Agreement; provided further, that any such payment in the form of Warrant Put Debt shall be deemed for all purposes under this Indenture and the Notes, incurrence of Indebtedness pursuant to Section 4.09(j).

ARTICLE 5
FUNDAMENTAL CHANGES

Section 5.01    Fundamental Changes.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Event of Default exists or would result therefrom:

(a)any Restricted Subsidiary may merge with (i) the Company; provided that the Company shall be the continuing or surviving Person and shall be a corporation organized or existing under the laws of the jurisdiction of organization of the Company or the laws of the United States, any state thereof, the District of Columbia or any territory thereof, or (ii) any one or more other Restricted Subsidiaries; provided that when any wholly owned Restricted Subsidiary is merging with another Restricted Subsidiary, such wholly owned Restricted Subsidiary shall be the continuing or surviving Person;

(b)any of the Guarantors may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Guarantor;

(c)any Restricted Subsidiary that is not a Guarantor may dispose of all or substantially all its assets (including any Disposition that is in the nature of a liquidation) to (i) another Restricted Subsidiary that is not a Guarantor or (ii) to the Company;

(d)in connection with any acquisition permitted under Section 4.39, any Restricted Subsidiary of the Company may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (i) the Person surviving such merger shall be a wholly owned Restricted Subsidiary of the Company and (ii) in the case of any such merger to which any Guarantor is a party, such Guarantor is the surviving Person; and

(e)each of the Company and any of its Restricted Subsidiaries may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, however, that in each case, immediately after giving effect thereto (i) in the case of any such merger to which the Company is a party, the Company is the surviving corporation and (ii) in the case of any such merger to which any Guarantor is a party, such Guarantor is the surviving corporation.

The Company shall have delivered or caused to be delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer comply with this Indenture.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01    Events of Default.

Any of the following shall constitute an "Event of Default":

(a)Non-Payment. The Company or any Guarantor fails to (i) pay when and as required to be paid herein, any amount of principal of any Note, or (ii) pay within three days after the same becomes due, any interest on any Note or any fee due hereunder, or (iii) pay within five days after the same becomes due, any other amount payable hereunder or under any other Bond Document; or

(b)Specific Covenants. The Company fails to perform or observe (or fails to cause any of its Restricted Subsidiaries to perform or observe) any term, covenant or agreement contained in any of Section 4.03, 4.04, 4.07(a) (solely as to the existence of the Company and the Guarantors), 4.09, 4.10, 4.11, 4.12, 4.15, 4.18, 4.19, 4.20, 4.23, 4.26, 4.34, 4.39, 4.40, 4.41, 4.42, 4.43, 4.44, and 4.45 or Article V; or

(c)Other Defaults. Any of the Company or the Guarantors fails to perform or observe any other covenant or agreement (not specified in Section 6.01(a) or (b) above) contained in any Bond Document on its part to be performed or observed and such failure continues for 30 days (or in the case of Section 4.22, 5 days and, in the case of Section 4.38, 10 days) after the date on which the Company knew or should have known of such failure; or

(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any Guarantor herein, in any other Bond Document, in the Notes Purchase Agreement or in any document delivered in connection herewith or therewith that is qualified by "material" or "Material Adverse Effect" shall be incorrect or misleading in any respect (and any not so qualified shall be incorrect or misleading in any material respect) when made or deemed made; or

(e)Cross-Default. (i) Any Guarantor or any Restricted Subsidiary thereof (A) fails to make any payment of principal or interest when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) (after the applicable grace period) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Restricted Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as defined in such Swap Contract) under such Swap Contract as to which the Company or any Restricted Subsidiary thereof is an Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by the Company or such Guarantor or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)Insolvency Proceedings, Etc. The Company or any of its Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)Inability to Pay Debts; Attachment. (i) The Company or any of its Restricted Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)Judgments. There is entered against the Company or any of its Restricted Subsidiaries (i) one or more judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least "A" by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)ERISA. An ERISA Event occurs which has resulted or would reasonably be expected to result in liability of the Company or of any Guarantor in an aggregate amount in excess of the Threshold Amount; or

(j)Invalidity of Bond Documents. Any provision of any Bond Document (other than the Rising Star Vessel Security Document, solely to the extent invalidity is a result of a determination under federal maritime law that Rising Star Vessel is not a vessel), at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Company or any of its Restricted Subsidiaries or any other Person contests in any manner the validity or enforceability of any provision of any Bond Document; or the Company or any of its Restricted Subsidiaries denies that it has any or further liability or obligation under any provision of any Bond Document, or purports to revoke, terminate or rescind any provision of any Bond Document; or

(k)Change of Control. There occurs any Change of Control; or

(l)Collateral Documents. Any Collateral Document (other than the Rising Star Vessel Security Document solely to the extent invalidity is a result of a determination under federal maritime law that Rising Star Vessel is not a vessel) after delivery thereof pursuant to Section 4.18 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on the Collateral purported to be covered thereby; or

(m)License Revocation. A License Revocation affecting racing, video lottery, riverboat and/or casino gaming operations or activities accounting for five percent or more of the consolidated gross revenues (calculated in accordance with GAAP) of the Company and its Subsidiaries related to racing, video lottery, riverboat and/or casino gaming operations or activities shall have occurred and continue for ten consecutive Business Days; or

(n)Permits. (i) Other than in respect of gaming permits for the Silver Slipper Casino, the Company or any Subsidiary shall fail to observe, satisfy or perform, or there shall be a violation or breach of, any of the terms, provisions, agreements, covenants or conditions attaching to or under the issuance to such Person of any Permit or any such Permit or any provision thereof shall be suspended, revoked, cancelled, terminated or materially and adversely modified or fail to be in full force and effect or any Governmental Authority shall challenge or seek to revoke any such Permit if, in each case, such failure to observe, satisfy or perform, violation, breach, suspension, revocation, cancellation, termination or modification would reasonably be expected to have a Material Adverse Effect or (ii) in respect of gaming permits for the Silver Slipper Casino, the Company or any Subsidiary shall fail to observe, satisfy or perform, or there shall be a material violation or breach of, any of the terms, provisions, agreements, covenants or conditions attaching to or under the issuance to such Person of any Permit or any such Permit or any provision thereof shall be suspended, revoked, cancelled, terminated or materially and adversely modified or fail to be in full force and effect or any Governmental Authority shall challenge or seek to revoke any such Permit.

Section 6.02    Acceleration.

If any Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 6.01 hereof) with respect to the Company or any or it Restricted Subsidiaries occurs and is continuing, either the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately.

Notwithstanding the foregoing, if an Event of Default specified in clause (f) or (g) of Section 6.01 hereof occurs with respect to the Company or any of its Restricted Subsidiaries, all outstanding Notes shall become due and payable without further action or notice.

The Holders of 75% or greater in aggregate principal amount of the Notes then outstanding by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal that has become due solely because of acceleration. No such rescission shall extend to any subsequent Default or impair any right consequent thereon.

Upon any Notes becoming due and payable under this Section 6.02, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including default interest accrued thereon) and (y) the Applicable Premium or the Called Premium, as applicable, determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges that each Holder has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of the Applicable Premium or the Called Premium, as applicable, by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 6.03    Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may direct the Collateral Agent to take any and all action and exercise all rights and remedies permitted under the Collateral Documents. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee, the Collateral Agent or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04    Waiver of Past Defaults.

(a)Holders of 75% or greater in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except (i) a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest or Additional Amounts, if any, on, the Notes (including in connection with an offer to purchase), (ii) a Default arising from the failure to redeem or purchase any Note when required pursuant to this Indenture, or (iii) a Default in respect of a provision that under Section 9.02 hereof cannot be amended without the consent of each Holder affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05    Control by Supermajority.

Holders of 75% or greater in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06    Limitation on Suits.

Subject to the provisions of this Indenture and the Collateral Documents relating to the duties of the Trustee and the Collateral Agent, in case an Event of Default occurs and is continuing, neither the Trustee nor the Collateral Agent will be under any obligation to exercise any of the rights or powers under this Indenture or any Collateral Document at the request or direction of any Holders unless such Holders have offered to the Trustee or the Collateral Agent, as the case may be, indemnity or security satisfactory to it against any loss, liability or expense. A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

(a)the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b)the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)during such 60-day period the Holders of 75% or greater in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such use prejudices the rights of another Holder of a Note or obtains a preference or priority over another Holder of a Note).

Section 6.07    Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, interest or Additional Amounts, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08    Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium on, if any, and interest and Additional Amounts, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09    Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee or the Collateral Agent, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee and the Collateral Agent any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, and their respective agents and counsel. To the extent that the payment of any such compensation, expenses, disbursements and advances of the

Trustee, the Collateral Agent and their respective agents and counsel, out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee or the Collateral Agent, as the case may be, to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10    Priorities.

If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

First: to the Trustee, the Collateral Agent, the Agents and each of their respective attorneys and agents for amounts due under the Bond Documents, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee or the Collateral Agent and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest and Additional Amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest and Additional Amounts, if any, respectively and for any and all costs, expense and liabilities incurred in connection with enforcement of remedies pursuant to this Article VI (including costs and expenses of the attorneys and agents of each of the Holders of Notes and beneficial owners of Notes); and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11    Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or the Collateral Agent for any action taken or omitted by it as a Trustee or as a Collateral Agent, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee or the Collateral Agent, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE

Section 7.01    Duties of Trustee.

(a)If an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge or has received written notice thereof as provided in Section 7.02(i), the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)Except during the continuance of an Event of Default:

(1)the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(c)The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(1)this clause (c) does not limit the effect of clause (b) of this Section 7.01;

(2)the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts;

(3)the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereto; and

(4)no provision of this Indenture or any other Bond Documents will require the Trustee to expend or risk its own funds or incur any liability, financial or otherwise, in the performance of its duties hereunder or thereunder and the Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(d)Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01 and Section 7.02.

(e)The Trustee will not be liable for the investment of or interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02    Rights of Trustee.

(a)The Trustee may conclusively rely and shall be protecting in acting or refraining from acting upon any resolution, certificate, Officers’ Certificate statement, instrument, opinion, Opinion of Counsel report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any statement, representation, warranty, fact or matter stated in the document, and may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein. Nothing herein shall be construed to impose an obligation on the part of the Trustee to recalculate, evaluate, verify or independently determine the accuracy of any report, certificate or other information received from the Company or any other Person. The Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture and any other Bond Documents.

(e)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f)The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against the losses, liabilities and expenses (including, without limitation, the reasonable fees and expenses of its counsel and agents) that might be incurred by it in compliance with such request or direction.

(g)The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the Holders as provided for herein as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(h)Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee or any Agent be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee or such Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(i)The Trustee shall not be deemed to have knowledge of an Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes, this Indenture, and indicates it is a notice of default.

(j)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, (including as Paying Agent and Registrar), each Agent, and each agent, custodian and other Person employed to act hereunder.

(k)With the delivery of this Indenture, the Company is furnishing to the Trustee, and from time to time thereafter may furnish, an Officers’ Certificate identifying and certifying the incumbency and specimen signatures of the Officers authorized to act on its behalf. Until the Trustee receives a subsequent Officers’ Certificate, the Trustee shall be entitled to conclusively rely on the last such Officers’ Certificate delivered to it for purposes of determining the Officers of the Company and the Guarantors.

(l)The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m)Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture or other Bond Document upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding upon future holders of Notes and upon Notes executed and delivered in exchange therefor or in place thereof.

(n)Any permissive right of the Trustee to take or refrain from taking actions (including making requests) enumerated in this Indenture or other Bond Documents shall not be construed as a duty.

(o)Neither the Trustee nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Company or any Guarantor, or any of their respective directors, members, officers, agents, affiliates or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Trustee shall not be responsible for any inaccuracy in the information obtained from the Company or any Guarantor or for any inaccuracy or omission in the records which may result from such information or any failure by the Trustee to perform its duties as set forth herein as a result of any inaccuracy or incompleteness.

(p)If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture or any other Bond Document, requires notice to be sent to the Trustee, the Trustee may conclusively and without liability rely on its failure to receive such notice as reason to act as if no such event occurred.

(q)The Trustee shall be fully justified in failing or refusing to take any action under this Indenture or any Bond Document if such action would, in the reasonable opinion of the Trustee (which may be based on the advice or opinion of counsel), be contrary to applicable law, this Indenture or any other related document.

(r)In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering the Trustee and the Agents are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship therewith. Accordingly, each of the parties hereto agrees to provide to the Trustee and the Agent upon their reasonable request from time to time such identifying information and documentation as may be requested for such party in order to enable the Trustee and the Agent to comply with applicable law.

(s)The Trustee, the Collateral Agent and any of their respective Affiliates, directors, officers, managers, employees, advisors, counsel, agents or attorneys-in-fact shall not be responsible for, make any representation regarding or have any duty to ascertain, inquire into, monitor or verify (i) any statement, warranty, or representation made in connection with this Indenture or any other Bond Document, or any certificate, financial statement or any other document furnished at any time under or in connection with this Indenture or any other Bond Document, (ii) the performance or observance of any of the terms, covenants or agreements of the Company and the Guarantors or any Person in this Indenture or any other Bond Document, (iii) the legality, validity, effectiveness, genuineness, value, enforceability or sufficiency of the Collateral, any Collateral Document or any other Bond Document, or any other instrument in writing furnished in connection herewith or therewith, in respect of the Company or the Guarantors, (iv) the attachment, creation, perfection, priority, sufficiency, maintenance, renewal or protection of any security interest created or purported to be created under or in connection with any Bond Document, (v) the validity or sufficiency of the Collateral or any agreement or assignment contained therein, the validity of the title, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral or (vi) for any defect or deficiency as to any such matters, except pursuant to Section 13.08(o). Without limiting the generality of the foregoing and except for instances of gross negligence, willful misconduct or bad faith, the Trustee, the Collateral Agent and any of their respective Affiliates, directors, officers, managers, employees, advisors, counsel, agents or attorneys-in-fact shall not be responsible to any Person for any mistake, omission, error of judgement with respect to the value or valuation, genuineness, enforceability, existence, perfection, or priority of any of the Collateral, or any other matters determined hereunder or under any other Bond Documents.

(t)Delivery of reports, information and documents to the Trustee is for informational purposes only and its receipt of such reports shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s, any Guarantor’s or any other Person’s compliance with any of its covenants under this Indenture or the Notes (as to which the Trustee is entitled to rely upon Officers’ Certificates).

(u)The Trustee shall not be responsible or liable for the environmental condition or any contamination of any property secured by a mortgage or deed of trust or for any diminution in value of any such property as a result of any contamination of the property by any hazardous substance, hazardous material, pollutant or contaminant. The Trustee shall not be liable for any claims by or on behalf of Holders of any other person or entity arising from contamination of the property by any hazardous substance, hazardous material, pollutant or contaminant, and shall no duty or obligation to assess the environmental condition of any such property or with respect to compliance of any such property under state or federal laws pertaining to the transport, storage, treatment or disposal of, hazardous substances, hazardous materials, pollutants, or contaminants or regulations, permits or licenses to be issued under such laws.

(v)The Trustee shall be under no obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Company or any Guarantor, or to report, or make or file claims or proof of loss for, any loss or damage insured against or that may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment be made.

(w)The Trustee shall not be obligated to acquire possession of or take any action with respect to any property secured by a mortgage or deed of trust, if, as a result of such action, the Trustee would be considered to hold title to, to be a "mortgagee in possession of", or to be an "owner" or "operator" of such property within the meaning of the Comprehensive Environmental Responsibility Clean Up and Liability Act of 1980, as amended from time to time, unless the Trustee has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that (i) such property is in compliance with applicable environmental laws or, if not, that it would be in the best interests of Holders to take such actions as are necessary for such property to comply therewith and (ii) there are not circumstances present at such property relating to the use, management or disposal of any hazardous wastes for which investigation, testing, monitoring, containment, clean-up or remediation could be required any under federal, state or local law or regulation or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Holders to take such actions with respect to such property. Notwithstanding the foregoing, before taking any such action, the Trustee may require it that a satisfactory indemnity bond or environmental impairment insurance be furnished to it for the payments or reimbursement of all expenses to which it may be put and to protect it against all liability resulting from any claims, judgments, damages, losses, fees, penalties or expenses which may result from such action.

(x)To the extent not inconsistent herewith, the rights, protections, immunities and indemnities afforded to the Trustee pursuant to this Indenture also shall be afforded to the Collateral Agent acting hereunder and pursuant to the Bond Documents.

(y)The Trustee and the Collateral Agent shall have no liability for the failure or delay of any Holder to provide any consents, directions, approvals, requests or other actions that may be required hereunder or otherwise contemplated to be provided to the Trustee or the Collateral Agent hereunder and shall be fully protected in refusing to take action hereunder until the required consents, directions, approvals, requests or other actions by such Holders have been received by the Trustee.

Section 7.03    Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 hereof.

Section 7.04    Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any Note Guarantee, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes, Note Guarantee, offering materials, or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05    Notice of Defaults.

If an Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee will mail to Holders of Notes a notice of the Event of Default within 90 days of a Responsible Officer of the Trustee obtaining actual knowledge of Event of Default. Except in the case of an Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a Responsible Officer of the Trustee in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06    Appointment of Co-Trustee or Separate Trustee

Notwithstanding any other provisions hereof, at any time, for (i) such purposes as the Trustee may deem necessary or advisable, (ii) for the purpose of holding title to, foreclosing or otherwise taking action outside the state where the Trustee has its principal place of business, or (iii) for the purpose of meeting any other legal requirements of any jurisdiction in which any part of the property or Collateral granted or transferred to or for the benefit of the Trustee, may at the time be located, the Company and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Company to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, in respect of all or any part of such property or Collateral, and to vest in such Person or Persons, in such capacity, such title thereto, or any part thereof, and, subject to the other provisions of this Section 7.06, such powers, duties, obligations, rights and trusts as the Company and the Trustee may consider necessary or desirable.

(b)        If the Company shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, the Trustee shall have the power to make such appointment without the Company.

(c)        No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee hereunder and no notice to Holders of the appointment of co-trustees or separate trustees shall be required.

(d)        In the case of any appointment of a co-trustee pursuant to this Section 7.06, all rights, powers, duties and obligations conferred or imposed upon the Trustee and conferred on such co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed as Trustee hereunder, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations including the holding of title to such property or Collateral or any portion thereof in any such jurisdiction shall be exercised and performed by such co-trustee at the direction of the Trustee.

(e)        In the case of any appointment of a separate trustee pursuant to this Section 7.06, all rights, powers, duties and obligations conferred or imposed upon the Trustee and conferred on such separate trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee jointly, except to the extent: (i) that under any law of any jurisdiction in which any particular act or acts are to be performed as Trustee hereunder, the Trustee shall be incompetent or unqualified to perform such act or acts or (ii) the Trustee and separate trustee have agreed it is not desirable or advisable that such parties exercise or perform such duties jointly. In the case of (i) or (ii) above, such rights, powers, duties and obligations including enforcement or repurchase obligations and the holding of title to such property or Collateral or any portion thereof in any such jurisdiction shall be exercised and performed by such separate trustee as agreed upon by the Trustee and separate trustee.

(f)        Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Section 7.06. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

(g)        To the extent not prohibited by law, any separate trustee or co-trustee may, at any time, request the Trustee, its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

(h)        No trustee under this Indenture shall be personally liable by reason of any act or omission of another trustee under this Indenture. The Company and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee in accordance with the provisions of resignation or removal in Section 7.08.

Section 7.07    Compensation and Indemnity.

(a)The Company and the Guarantors, jointly and severally, will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)The Company and the Guarantors will, jointly and severally, indemnify and hold harmless the Trustee in each of its capacities hereunder and its agents against any and all obligations, penalties, actions, claims, judgments, suits, damages, costs, claims, losses, liabilities (including, without limitation, environmental liabilities) expenses (including, without limitation, attorneys’ fees and expenses) or disbursements of any kind or nature whatsoever incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the Bond Documents, including the costs and expenses of enforcing this Indenture and the Bond Documents against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Guarantor, any Holder or any other Person) or in connection with the exercise or performance of any of its rights, powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct as determined by the final judgement of a court of competent jurisdiction, no longer subject to appeal or review. The Trustee will notify the Company promptly of any third party claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or any Guarantor may, subject to the approval of the Trustee (which approval shall not be unreasonably withheld) defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture, the payment of the Notes and/or the resignation or removal of the Trustee.

(d)To secure the Company’s and the Guarantor’s payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, or interest or Additional Amounts, if any, on, particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture, the payment of the Notes and/or the resignation or removal of the Trustee.

(e)When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or Section 6.01(g) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08    Replacement of Trustee.

(a)A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of 75% or greater in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1)the Trustee fails to comply with Section 7.10 hereof;

(2)the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)a custodian or public officer takes charge of the Trustee or its property;

(4)the Trustee refuses or is unable to meet the requirements imposed upon it by any Gaming Authority pursuant to Section 14.19; or

(5)the Trustee becomes incapable of acting.

(c)If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will, subject to consent of the Required Noteholders, promptly appoint a successor Trustee. However, at any time the beneficial owners of 75% or greater in aggregate principal amount of the then outstanding Notes may remove the existing trustee and designate or appoint a successor Trustee, which may be an affiliate of the Holders but such affiliate shall not be entitled to compensation greater than that agreed to be paid to the Trustee appointed by the Company and the Company shall take such action as is required in connection with the appointment of such designated Trustee.

(d)If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the cost of the Company), the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Upon such delivery, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee, including for the avoidance of doubt any successor Trustee appointed by beneficial owners of the Notes pursuant to clause (c) of this Section 7.08, will have all the rights, powers and duties of the Trustee under this Indenture without any further act required. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided, all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09    Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10    Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition, unless otherwise agreed to by the Required Noteholders.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

Section 8.02    Legal Defeasance and Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance") and each Guarantor shall be released from all of its obligations under its Note Guarantee. For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under the Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, or interest or Additional Amounts, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof, (b) the Company’s obligations with respect to such Notes under Sections 2.06, 2.07 and 2.10 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee and the Collateral Agent hereunder and the obligations of the Company and the Guarantors owed to them in connection therewith and (d) this Article VIII. If the Company exercises under Section 8.01 hereof the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Notes may not be accelerated because of an Event of Default. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03    Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, each of the Company and its Restricted Subsidiaries shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Section 3.10, Section 4.03, Sections 4.08 through 4.21 and Sections 4.23 through 4.27 hereof, and the operation of Section 5.01 hereof, with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance") and each Guarantor shall be released from all of its obligations under its Note Guarantee with respect to such covenants in connection with such outstanding Notes and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(h) and Sections 6.01(k) through 6.01(p) hereof shall not constitute Events of Default.

Section 8.04    Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes.

Legal Defeasance or Covenant Defeasance may be exercised only if:

(a)the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium, if any, and interest and Additional Amounts, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(b)in the case of Legal Defeasance, the Company delivers to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)in the case of Covenant Defeasance, the Company delivers to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)no Default or Event of Default shall have occurred and be continuing either: (i) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (ii) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(e)such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(f)the Company delivers to the Trustee an Opinion of Counsel, subject to customary exceptions and assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an "insider" of the Company under applicable bankruptcy law, to the effect that on the 91st day following the deposit, the defeasance trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws generally affecting creditors’ rights;

(g)the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(h)the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05    Deposited Cash and U.S. Government Obligations To Be Held In Trust; Other Miscellaneous Provisions.

Subject to this Section 8.05 hereof, all cash and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such cash and securities need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any cash or non-callable U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent certified public accountants of recognized international standing expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06    Repayment to Company.

Subject to applicable law, any cash or non-callable U.S. Government Obligations deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest or Additional Amounts, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest or Additional Amounts, if any, has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 8.07    Reinstatement.

If the Trustee or Paying Agent is unable to apply any cash or non-callable U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 and 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.02 and 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest or Additional Amounts, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01    Without the Consent of Holders.

Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors, the Trustee and the Collateral Agent, as applicable, may amend or supplement this Indenture, the Notes, the Note Guarantees, the Collateral Documents and any other Bond Documents without the consent of any Holder of a Note:

(a)[reserved];

(b)[reserved];

(c)to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Collateral Documents;

(d)if necessary, in connection with any addition of Collateral permitted under the terms of this Indenture or the Collateral Documents;

(e)to allow any Guarantor to Guarantee the Notes; or

(f)to evidence or provide for the acceptance of appointment under this Indenture of a successor Trustee or Collateral Agent.

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amendment, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee and/or Collateral Agent shall join with the Company in the execution of any such amendment authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but neither the

Trustee nor the Collateral Agent shall be obligated to enter into such amendment that affects its own rights, duties or immunities under this Indenture or otherwise.

After an amendment or supplement under this Section 9.01 becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment or supplement. Any failure of the Company to mail such notice to all Holders, or any defect therein, shall not, however, in any way impair or affect the validity of such amended or supplemental indenture.

Section 9.02    With Consent of Holders of Notes.

Except as provided in Section 9.01 and below in this Section 9.02, the Company, the Guarantors, the Collateral Agent and the Trustee may amend or supplement this Indenture (including Sections 4.12 and 4.16 hereof) and the Notes and the Note Guarantees and any other Bond Document may be amended or supplemented with the consent of the Required Noteholders (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Required Noteholders (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amendment supplement or waiver, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee and/or the Collateral Agent of the documents described in Section 9.06, the Trustee and/or Collateral Agent, as applicable shall join with the Company in the execution of such amendment, supplement, or waiver unless such amendment, supplement or waiver directly affects the Trustee’s and/or Collateral Agent’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee and/or Collateral Agent, as applicable may in its discretion, but shall not be obligated to, enter into such amendment, supplement, or waiver.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Required Noteholders may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes or the Note Guarantees.

However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(a)reduce the principal amount of the then outstanding Notes whose Holders must consent to an amendment, supplement or waiver;

(b)reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the Notes (other than a payment required by one of the covenants described in Section 3.10);

(c)reduce the rate of or change the time for payment of interest on any note; provided, however, that only the consent of the Required Noteholders shall be necessary to waive any obligation of the Company to pay default interest or to determine an alternate rate as set forth in the definition of "LIBOR";

(d)waive a Default or Event of Default in the payment of principal of, or premium or Additional Amounts, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the Required Noteholders and a waiver of the payment default that resulted from such acceleration);

(e)make any note payable in money other than that stated in the Notes;

(f)make any change in the provisions of this Indenture relating to waivers of past Defaults or Events of Default or the rights of Holders to receive payments of principal of, or premium or Additional Amounts, or interest, if any, on the Notes;

(g)waive a redemption payment with respect to any note (other than a payment required by one of the covenants described in Section 3.10);

(h)release all or substantially all of the Collateral in any transaction or series of transactions;

(i)release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(j)make any change in the preceding amendment and waiver provisions; or

(k)permit any Lien on the Collateral to be senior to or pari passu with the Lien on the Collateral under the Bond Documents in respect of the Obligations existing or permitted on the Issue Date;

(l)cause the Notes to become subordinated in right of payment to any other Indebtedness.

In addition, any amendment to, or waiver of, the provisions of this Indenture or any Collateral Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes or subordinating Liens securing the Notes (except as permitted by the terms of this Indenture and the Collateral Documents) will require the consent of the Required Noteholders.

Section 9.03    [Reserved].

Section 9.04    Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05    Notation on or Exchange of Notes.

The Company may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company, in exchange for all Notes, may issue and the Trustee shall, upon receipt of a written order from the Company to authenticate such Notes, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06    Trustee and Collateral Agent to Sign Amendments.

The Trustee and the Collateral Agent, as applicable, shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee and the Collateral Agent, as applicable. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture, that all covenants and conditions precedent thereto have been complied with, and such Opinion of Counsel shall state that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and the Guarantors, as applicable, enforceable against each in accordance with its terms.

ARTICLE 10
NOTE GUARANTEES

Section 10.01    Note Guarantees.

(a)Subject to this Article X, each Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee or the Authenticating Agent and to the Trustee and the Collateral Agent and their successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee and the Collateral Agent hereunder or under the other Bond Documents will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration pursuant to Section 6.02 hereof or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, each Guarantor shall be jointly and severally obligated to pay the same immediately. Each Guarantor also agrees that this is a guarantee of payment and not a guarantee of collection.

(b)Each Guarantor hereby agrees that its obligations with regard to such Note Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (i) any right to require any of the Trustee, the Holders or the Company (each a "Benefited Party"), as a condition of payment or performance by such Guarantor, to (A) proceed against the Company, any other guarantor (including any other Guarantor) of the obligations under the Note Guarantees or any other Person, (B) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (C) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other Person, or (D) pursue any other remedy in the power of any Benefited Party whatsoever; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the obligations under the Note Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the obligations under the Note Guarantees; (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon any Benefited Party’s errors or omissions in the administration of the obligations under the Note Guarantees, except behavior which amounts to bad faith; (v)(A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Note Guarantees and any legal or equitable discharge of such Guarantor’s obligations hereunder, (B) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (C) any rights to set-offs, recoupments and counterclaims and (D) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (vi) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Note Guarantees, notices of default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the obligations under the Note Guarantees or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (vii) to the extent permitted under applicable law, the benefits of any

"One Action" rule and (viii) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Note Guarantees. Except to the extent expressly provided herein, including Section 8.02, 8.03 and 10.05, each Guarantor covenants that its Note Guarantee will not be discharged except by complete performance of the obligations contained in its Note Guarantee and this Indenture.

(c)If any Holder, the Trustee or the Collateral Agent is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid either to the Trustee, the Collateral Agent or such Holder, any Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d)Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, the Trustee and the Collateral Agent, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of any Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (ii) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of any such Note Guarantee. Such Guarantor shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the applicable Note Guarantee.

Section 10.02    Limitation on Guarantor Liability.

The Company, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantees shall be full and unconditional and enforceable to the fullest extent permitted by law. In furtherance of the foregoing, the Company, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of each Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Collateral Agent, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under this Article X shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of any such other Guarantor under this Article X, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03    Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit D hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture, supplemental indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of a Guarantor.

Section 10.04    Guarantor May Merge, Consolidate, Etc., On Certain Terms.

Except as otherwise provided in Section 10.05 hereof and subject to the requirements of Section 5.01, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless immediately after giving effect to such transaction, no Default or Event of Default exists.

In case of any such sale or other disposition, consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee of the Note Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by a Guarantor, such successor Person shall succeed to and be substituted for such Guarantor with the same effect as if it had been named herein or in any supplemental indenture to this Indenture as a Guarantor. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles IV and V hereof, and notwithstanding this Section 10.04, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05    Releases of Note Guarantees.

(a)The Note Guarantee of a Guarantor will be released and such Person shall no longer be deemed a Guarantor for purposes of this Indenture in connection with any sale,

disposition or other transfer of capital stock of a Guarantor to a Person (including by way of merger or consolidation) that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company, if after such sale, disposition or other transfer, such Guarantor is no longer a Restricted Subsidiary of the Company.

(b)Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that all conditions precedent provided for in the Indenture relating to such release and discharge have been complied with and that such release and discharge is authorized and permitted under the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee; provided that no release and discharge of the Note Guarantee will be effective against the Trustee, the Collateral Agent, any Agent or the Holders if a Default or Event of Default shall have occurred and be continuing under this Indenture as of the time of such proposed release and discharge until such time as such Default or Event of Default is cured or waived.

(c)Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article X.

Section 10.06    Keepwell.

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by the Company and each of the Guarantors to honor all of its obligations under this Indenture in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.06 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.06, or otherwise under this Indenture, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 10.06 shall remain in full force and effect until the Guarantee Termination Date or such Qualified ECP Guarantor is released as a Guarantor pursuant to Section 10.05. Each Qualified ECP Guarantor intends that this Section 10.06 constitute, and this Section 10.06 shall be deemed to constitute, a "keepwell, support, or other agreement" for the benefit of the Company and each of the Guarantors for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE 11
[RESERVED]

ARTICLE 12
SATISFACTION AND DISCHARGE

Section 12.01    Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Notes, as to all Notes issued hereunder, when:

(a)either:

(1)all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(2)all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption (or delivering such notice of redemption in accordance with the Applicable Procedures) or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in Dollars, U.S. Government Obligations, or a combination of cash in Dollars and U.S. Government Obligations, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, interest and premium, if any, and accrued interest to the date of maturity or redemption;

(b)no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(c)the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(d)the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

(e)    the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to such satisfaction and discharge have been complied with.

Section 12.02    Deposited Cash and U.S. Government Obligations To Be Held In Trust; Other Miscellaneous Provisions.

Subject to Section 12.03 hereof, all cash and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 12.02, the "Trustee") pursuant to Section 12.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Additional Amounts, if any, but such cash and securities need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 12.01 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Section 12.03    Repayment to Company.

Subject to applicable law, any cash or non-callable U.S. Government Obligations deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest or Additional Amounts, if any, on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest or Additional Amounts, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company and the Guarantors for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease.

ARTICLE 13
SECURITY

Section 13.01    Grant of Security Interests.

(a)    The Company, the Guarantors, and each of the Holders, by acceptance of a Note:

(1)designates and appoints the Collateral Agent to act as collateral agent under this Indenture and the Collateral Documents (and by its signature below, the Collateral Agent accepts such appointment); and

(2)consents and agrees to the terms of each Collateral Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms, and authorizes and directs the Collateral Agent to enter into the Collateral Documents to which it is a party and exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture and the Collateral Documents, together with such powers as are reasonably incidental thereto.

(b)    Subject to the terms of this Indenture and the Collateral Documents, following an Event of Default the Collateral Agent will act at the instruction of the Required Noteholders (or, as applicable, in accordance with Section 9.02) in determining the circumstances and manner in which the Collateral will be disposed of, including, but not limited to, the determination of whether to release all or any portion of the Collateral from the Liens created by the Collateral Documents and whether to foreclose on the Collateral following a Default or Event of Default.

Section 13.02    Recording and Opinions.

(a)    The Company shall, and shall cause each of the Guarantors to, at their sole cost and expense, take or cause to be taken all commercially reasonable action required to perfect (except as expressly provided in the Collateral Documents), maintain (with the priority required under the Collateral Documents), preserve and protect the security interests in the Collateral granted by the Collateral Documents, including (i) the filing of financing statements, continuation statements, collateral assignments and any instruments of further assurance, in such manner and in such places as may be required by law to preserve and protect fully the rights of the Holders, the Collateral Agent, and the Trustee under this Indenture and the Collateral Documents to all property comprising the Collateral pursuant to the terms of the Collateral Documents, and (ii) the delivery of the certificates, if any, evidencing the certificated notes or other instruments pledged under the Collateral Documents, duly endorsed in blank or accompanied by undated stock powers or other instruments of transfer executed in blank. The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and recording and similar taxes relating to this Indenture, the Collateral Documents and any amendments hereto or thereto and any other instruments of further assurance required pursuant thereto. Neither the Company nor any Guarantor will be permitted to take any action, or omit to take any action, which action or omission might or would have the result of impairing the security interest with respect to any of the Collateral for the benefit of the Collateral Agent, the Trustee or the Holders except as expressly set forth herein, and in the Collateral Documents.

(b)    If property of a type constituting Collateral is acquired by the Company or any Guarantor that is not automatically subject to a Lien or perfected security interest under the Collateral Documents or there is a new Guarantor, then the Company or such Guarantor will, as soon as reasonably practicable after such property's acquisition or such Subsidiary becoming a Guarantor and in any event within the time period provided for in Section 4.18, grant Liens on such property (or, in the case of a new Guarantor, all of its assets constituting the type that is Collateral) in favor of the Collateral Agent and deliver certain certificates (including in the case of real property title insurance) and any filings or other documentation in respect thereof as required by this Indenture or the Collateral Documents and take all necessary steps to perfect the security interest represented by such Liens, in each case to the extent required under Section 4.18.

(c)    The Company shall furnish to the Trustee and the Collateral Agent, on or within one month of December 31 of each year, commencing December 31, 2018, an Opinion of Counsel either (1) (a) stating that, in the opinion of such counsel, all action necessary to perfect or continue the perfection of the security interests created by the Collateral Documents (excluding the Mortgages, unless required by the Required Noteholders) have been taken, and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given and (b) stating that, to the extent applicable in the relevant jurisdiction, in the opinion of such counsel, based on relevant laws in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Collateral Agent and the Trustee hereunder and under the Collateral Documents with respect to the security interests in the Collateral; or (2) stating that, in the opinion of such counsel, no such action is necessary to perfect or continue the perfection of any security interest created under any of the Collateral Documents (excluding the Mortgages, unless required by the Required Noteholders).

Section 13.03    Release of Collateral.

(a)    The Company and the Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing Obligations under this Indenture under any one or more of the following circumstances:

(1)upon the full and final payment, satisfaction and performance of all Obligations of the Company and the Guarantors under the Notes, this Indenture, the Note Guarantees and the Collateral Documents;

(2)with respect to any asset constituting Collateral, if such Collateral is sold or otherwise disposed of in accordance with the terms of Section 4.12 and the Collateral Documents and the Company has delivered to the Collateral Agent an Officers' Certificate certifying to such effect; provided that (a) any cash received from a disposition of Collateral will be required to be deposited in a deposit account maintained by the Company in the United States and held as Collateral subject to the Liens created by the Collateral Documents and as to which all filings and other actions for perfection have been taken pending its application or use in compliance with Section 4.12 and, from such deposit account, the Company or any Restricted Subsidiary may withdraw funds to deploy the proceeds of a Disposition in compliance with Section 4.12; and (b) to the extent that any consideration received in respect of such Disposition was of non-cash Collateral, the non-cash consideration received will be pledged as Collateral under the Collateral Documents as soon as reasonably practicable after such sale, in accordance with the requirements set forth in this Indenture and the Collateral Documents;

(3)upon legal or covenant defeasance or satisfaction and discharge of the Notes as provided in Sections 8.02, 8.03 and 12.01; or

(4)if any Guarantor is released from its Note Guarantee in accordance with the terms of this Indenture (including by virtue of such Guarantor ceasing to be a Restricted Subsidiary), that Guarantor's assets will also be released from the Liens securing its Note Guarantee and the other Obligations.

(b)    Upon receipt of any necessary or proper instruments of termination, satisfaction or release prepared by the Company or any Guarantor, as the case may be, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents; provided that the Company or such Guarantor, as the case may be, execute and deliver an Officers' Certificate and Opinion of Counsel to the Trustee and Collateral Agent certifying that the release of such Collateral is permitted under the terms of the Indenture and Bond Documents and that all conditions precedent to such release have been satisfied.

(c)    The release of any Collateral from the terms of the Collateral Documents shall be at the sole cost and expense of the Company and/or Guarantors and shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Documents. All purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Documents.

Section 13.04    [Reserved].

Section 13.05    Authorization of Actions to be Taken by the Collateral Agent Under the Collateral Documents.

Subject to the provisions of the applicable Collateral Documents, the Trustee and each Holder, by acceptance of any Notes agrees that (a) the Collateral Agent shall execute and deliver the Collateral Documents, and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof, (b) the Collateral Agent may, in its sole discretion (but without obligation) and without the consent of the Trustee or the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Documents and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder and under the Notes, the Note Guarantees and the Collateral Documents and (c) the Collateral Agent shall have power (but not the obligation) to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Documents or this Indenture, and suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Collateral Agent, the Holders or the Trustee). Notwithstanding the foregoing, the Collateral Agent may, at the expense of the Company, request the direction of the Required Noteholders with respect to any such actions and upon receipt of the written consent of the Required Noteholders, shall take such actions.

Upon receipt by the Collateral Agent of a written request of the Company signed by any Officer (a "Collateral Document Order"), the Collateral Agent is hereby authorized to execute and enter into, and if satisfactory in form to the Collateral Agent, without the further consent of any Holder or the Trustee, any Collateral Document to be executed after the Issue Date, provided that consent of the Required Noteholders shall be required in respect of the Collateral Documents specified in Section 4.18 as requiring consent of the Required Noteholders. Such Collateral Document Order shall state (i) that it is being delivered to the Collateral Agent pursuant to, and is a Collateral Document Order referred to in this Section 13.05, (ii) instruct the Collateral Agent to execute and enter into such Collateral Document and (iii) certify that all conditions precedent to the execution and delivery of the Collateral Document have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Collateral Agent to execute such Collateral Documents.

In no event shall the Collateral Agent be required to execute and deliver any landlord lien waiver, estoppel or collateral access letter, or any account control agreement or any instruction or direction letter delivered in connection with such document that the Collateral Agent determines adversely affects it or otherwise subjects it to personal liability, including without limitation agreements to indemnify any contractual counterparty, unless the Collateral Agent receives indemnity satisfactory to it.

Section 13.06    Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Documents for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture. Such funds shall be held on deposit by the Collateral Agent without investment, and the Collateral Agent shall have no liability for interest or other compensation thereon.

If at any time or times the Trustee shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations secured by the Collateral Documents arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Agent pursuant to the terms of this Indenture and the Collateral Documents, or (ii) payments from the Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to this Indenture and the Collateral Documents, the Trustee shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent.

Section 13.07    Replacement of Collateral Agent.

A resignation or removal of the Collateral Agent and appointment of a successor Collateral Agent shall be effected pursuant to the terms of the Security Agreement and this Section 13.07.

Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign at any time by giving notice thereof to the Company, the Guarantors, the Trustee and the Holders. The Required Noteholders may remove the Collateral Agent by so notifying the Company, the Guarantors, the Trustee and the existing Collateral Agent. Upon receipt of such notice, the Company shall, with consent of the Required Noteholders, appoint a successor Collateral Agent. If no successor Collateral Agent is appointed prior to the intended effective date of the resignation of the Collateral Agent (as stated in the notice of resignation), the Collateral Agent may appoint, subject to the consent of the Company (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor Collateral Agent. If no successor Collateral Agent is appointed and consented to by the Company pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor (at the Company's expense) (except that in the case of any Collateral held by, or any filing in the name of, the Collateral Agent on behalf of the Secured Parties under, or in respect of, any of the Collateral Documents, the retiring Collateral Agent shall continue to hold such collateral security or be named as "secured party" until such time as a successor Collateral Agent is appointed). Upon acceptance by a successor Collateral Agent of an appointment to serve as Collateral Agent hereunder and under the other Collateral Documents, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, duties and obligations of the retiring Collateral Agent without further act. Any successor to the Collateral Agent by merger or acquisition of stock or acquisition of the corporate trust business shall continue to be Collateral Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

At all times when the Trustee is not itself the Collateral Agent, the Company shall deliver to the Trustee copies of all Collateral Documents delivered to the Collateral Agent pursuant to the Collateral Documents.

Without limiting the Company's right to remove the Collateral Agent under the provisions of the Security Agreement, the Company may remove the Collateral Agent if the Collateral Agent refuses or is unable to meet the requirements imposed upon it by any Gaming Authority pursuant to Section 14.19.

Section 13.08    The Collateral Agent

(a)    Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Collateral Documents, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Collateral Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or the Collateral Documents or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship be-tween independent contracting parties.

(b)    The Collateral Agent may perform any of its duties under this Indenture or the Collateral Documents by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, Related Parties of such, and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon, any advice or opinion given by legal counsel. The Collateral Agent shall not be responsible for the negligence or misconduct of any receiver, agent, employee, attorney-in-fact or Related Parties that it selects as long as such selection was made in good faith and with due care.

(c)    None of the Collateral Agent or any of its respective Related Parties shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or any Collateral Document or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any other Grantor or Affiliate of any Grantor, or any Officer or Related Parties thereof, contained in this Indenture or the Collateral Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture or the Collateral Documents, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture or the Collateral Documents, or for any failure of any Grantor or any other party to this Indenture or the Collateral Documents to perform its obligations hereunder or thereunder. None of the Trustee, the Collateral Agent or any of its respective Related Parties shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture or the Collateral Documents or to inspect the properties, books, or records of any Grantor or any Grantorís Affiliates.

(d)    The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it in good faith to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any other Grantor), independent accountants and other experts and advisors selected by the Collateral Agent. The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture or the Collateral Documents unless it shall first receive such advice or concurrence of the Trustee or the Required Noteholders as it determines and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Except as otherwise provided in the Collateral Documents, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture or the Collateral Documents in accordance with a request, direction, instruction or consent of the Trustee or the Required Noteholders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e)    The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Collateral Agent shall have received written notice from the Trustee or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a "notice of default." The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 or the Required Noteholders (subject to this Section 13.08), subject to the terms of the Collateral Documents.

(f)    The Collateral Agent shall be authorized to appoint co-collateral agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Collateral Documents, neither the Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Parties shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

(g)    Neither the Trustee nor the Collateral Agent shall have any obligation whatsoever to the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Grantor's property constituting collateral intended to be subject to the Lien and security interest of the Collateral Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture or any Collateral Document other than pursuant to the instructions of the Required Noteholders.

(h)    No provision of this Indenture or any Collateral Document shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee) unless it shall have received indemnity satisfactory to the Collateral Agent against potential costs and liabilities incurred by the Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture or the Collateral Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.

(i)    The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.

(j)    The Collateral Agent shall not be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(k)    The Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Company or any other Grantor under this Indenture and the Collateral Documents. The Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in this Indenture, the Collateral Documents or in any certificate, report, statement, or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture or any Collateral Document; the execution, validity, genuineness, effectiveness or enforceability of any Collateral Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture and the Collateral Documents. The Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture and the Collateral Documents, or the satisfaction of any conditions precedent contained in this Indenture and any Collateral Documents. The Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture and the Collateral Documents unless expressly set forth hereunder or thereunder. The Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of this Indenture and the Collateral Documents.

(l)    The parties hereto and the Holders hereby agree and acknowledge that neither the Collateral Agent nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or re-medial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Collateral Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture and the Collateral Documents, the Collateral Agent or the Trustee may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent or the Trustee in the Collateral and that any such actions taken by the Collateral Agent or the Trustee shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent's or the Trustee's sole discretion may cause the Collateral Agent or the Trustee to be considered an "owner or operator" under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ß9601, et seq., or otherwise cause the Collateral Agent or the Trustee to incur liability under CERCLA or any other federal, state or local law, the Collateral Agent and the Trustee reserves the right, instead of taking such action, to either resign as the Collateral Agent or the Trustee or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Collateral Agent nor the Trustee shall be liable to the Company, the Guarantors or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent's or the Trustee's actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for property to be possessed, owned, operated or managed by any Person (including the Collateral Agent or the Trustee) other than the Company or the Guarantors, subject to the terms of the Collateral Documents, the Required Noteholders shall direct the Collateral Agent or the Trustee to appoint an appropriately qualified Person (excluding the Collateral Agent or the Trustee) who they shall designate to possess, own, operate or manage, as the case may be, the property.

(m)    For the avoidance of doubt, the Collateral Agent shall have no discretion under this Indenture or the Collateral Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Required Noteholders or the Trustee, as applicable, and after the occurrence and continuance of an Event of Default, the Trustee, acting at the direction of the Required Noteholders, may direct the Collateral Agent in connection with any action required or permitted by this Indenture or the Collateral Documents.

(n)    In each case that the Collateral Agent may or is required hereunder or under any Collateral Document to take any action (an "Action"), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Collateral Document, the Collateral Agent may seek direction from the Required Noteholders. Without limiting Section 13.08(c) herein, the Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Required Noteholders. If the Collateral Agent shall request direction from the Required Noteholders with respect to any Action, the Collateral Agent shall be entitled to refrain from such Action unless and until the Collateral Agent shall have received direction from the Required Noteholders, and the Collateral Agent shall not incur liability to any Person by reason of so refraining.

(o)    The Collateral Agent shall exercise reasonable care in the custody of any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which they accord similar property held for the benefit of itself and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, including, without limitation, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

(p)    Before the Collateral Agent acts or refrains from acting in each case at the request or direction of the Company or the Guarantors, it may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 14.05. The Collateral

Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(q)    The Collateral Agent, in executing and performing its duties under the Collateral Documents, shall be entitled to all of the rights, protections, immunities and indemnities granted to it hereunder.

ARTICLE 14
MISCELLANEOUS

Section 14.01    [Reserved].

Section 14.02    Notices.

Any notice or communication by the Company, any Guarantor, the Trustee, the Collateral Agent or the Calculation Agent to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

Full House Resorts, Inc.
One Summerlin
1980 Festival Plaza Dr., Suite 680
Las Vegas, Nevada 89135
Attention: Lewis Fanger, Chief Financial Officer

With a copy to:

Brownstein Hyatt Farber Schreck LLP
410 Seventeenth Street, Suite 2200
Denver, CO 80202
Attention: Mark Oveson

If to the Trustee, the Collateral Agent and/or the Calculation Agent:

Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Facsimile No.: (612) 217-5651
Attention: Full House Resorts Account Manager

The Company, any Guarantor, the Trustee, the Collateral Agent or the Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given upon actual receipt thereof.

Any notice or communication to a Holder of Definitive Notes will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication to a Holder of a Global Note will be delivered to the Depositary in accordance with the Applicable Procedures. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it; provided that notices to the Collateral Agent, the Trustee or the Calculation Agent shall be duly given only upon receipt.

If the Company mails or delivers a notice or communication to Holders, it will mail or deliver a copy to the Trustee, the Collateral Agent and each Agent at the same time.

In respect of this Indenture, the Trustee and the Collateral Agent shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee and the Collateral Agent shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee and the Collateral Agent, including without limitation the risk of the Trustee and the Collateral Agent acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

Section 14.03    [Reserved].

Section 14.04    Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee or the Collateral Agent to take any action under this Indenture or any other Bond Document, the Company shall furnish to the Trustee or the Collateral Agent, as the case may be:

(1)an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee or the Collateral Agent (which must include the statements set forth in Section 14.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture and the other Bond Documents relating to the proposed action have been satisfied; and

(2)an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or the Collateral Agent (which must include the statements set forth in

Section 14.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 14.05    Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture and the other Bond Documents must include substantially:

(1)a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 14.06    No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, any Guarantor, the Trustee or the Collateral Agent, as such, shall have any liability for any obligations of the Company or of the Guarantors under the Notes, this Indenture, the Note Guarantees or the other Bond Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 14.07    Rules by Trustee and Agents.

The Trustee and the Collateral Agent may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 14.08    Governing Law.

This Indenture, the Notes and the Note Guarantees shall be governed by, and construed in accordance with, the law of the State of New York, without regard to conflict of laws principles thereof to the extent such principles would cause the application of the law of another state.

Section 14.09    Submission to Jurisdiction; Waiver of Venue; Service of Process.

(a)Submission to Jurisdiction. Each of the Company and the Guarantors hereby irrevocably and unconditionally submit, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture, the Notes or the Note Guarantees, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Indenture, the Notes or the Note Guarantees shall affect any right that the Trustee, the Collateral Agent or any Holder may otherwise have to bring any action or proceeding relating to this this Indenture, the Notes or the Note Guarantees against the Company, any Guarantor or their respective properties in the courts of any jurisdiction.

(b)Waiver of Venue. The Company and the Guarantors hereby irrevocably and unconditionally waive, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture, the Notes or the Note Guarantees in any court referred to in clause (a) of this Section 14.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)Service of Process. Each party to this Indenture irrevocably consents to service of process in the manner provided for notices in Section 14.02. Nothing in this Indenture will affect the right of any party to this Indenture to serve process in any other manner permitted by law.

Section 14.10    Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE OR ANY OTHER BOND DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS INDENTURE AND THE OTHER BOND DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 14.11    Force Majeure.

In no event shall the Trustee or the Collateral Agent be liable for any failure or delay in the performance of its obligations under this Indenture or the other Bond Documents because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond its control whether or not of the same class or kind as specifically named above.

Section 14.12    No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.13    Successors.

All covenants and agreements of the Company in this Indenture and the Notes shall bind its successors. All covenants and agreements of the Trustee or the Collateral Agent in this Indenture shall bind its successors.

Section 14.14    Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.15    Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 14.16    Table of Contents, Headings, Etc.

The Table of Contents and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.17    Expenses and Indemnifications

(a)Expenses. Whether or not any of the transactions contemplated hereby (including, but not limited to, the issuance of the Notes) are consummated, the Company will pay all costs and expenses (including attorneys’ fees) incurred by the Holders in connection with, under or in respect of this Indenture, the Notes, or the other Bond Documents, for the avoidance of doubt, including (but not limited to) all costs and expenses incurred by the Holders in connection with (i) the enforcement of any right or remedy hereunder or under any Bond Document with respect to Collateral or any other related right or remedy or any attempt to inspect, verify, protect, insure, collect, sell, liquidate or otherwise dispose of any Collateral or (ii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to any proceeding (including any bankruptcy or insolvency proceeding) related to the

Company or its Subsidiaries, any Bond Document or obligation thereunder (including attorney’s fees).

(b)Indemnity. The Company agrees to defend, indemnify and hold harmless the Holders and their respective affiliates and their respective directors, officers, attorneys, agents, employees, successors and assigns and each other person, if any, who controls any of the Holders within the meaning of the Securities Act and the officers, directors, employees and agents of such controlling person (each, an "Indemnified Person") from and against any and all liabilities, obligations, losses, damages, penalties, actions, claims, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel to any thereof) which may be incurred by or asserted or awarded against any Indemnified Person, in each case arising in any manner of or in connection with or by reason of this Indenture or any undertakings in connection herewith, the other Bond Documents or any undertakings in connection therewith, or the proposed or actual application of the proceeds of the Notes, or the transactions contemplated by this Indenture or the other Bond Documents (all of the foregoing collectively, the "Indemnified Liabilities") and will reimburse each Indemnified Person on a current basis for all expenses (including counsel fees as they are incurred by such party) in connection with investigating, preparing or defending any such action, claim or suit, whether or not in connection with pending or threatened litigation irrespective of whether such Indemnified Person is designated a party thereto; provided that the Company shall not have any liability hereunder to any Indemnified Person with respect to Indemnified Liabilities which are determined by a final and nonappealable judgment of a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Indemnified Person or from the failure of such Indemnified Person to perform its obligations hereunder. If for any reason the foregoing indemnification is unavailable to an Indemnified Person or insufficient to hold an Indemnified Person harmless, then the Company shall, jointly and severally, contribute to the amount paid or payable by such Indemnified Person as a result of any Indemnified Liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company and the Holders, but also the relative fault of the Company and the Holders, as well as any other relevant equitable considerations. The foregoing indemnity shall be in addition to any rights that any Indemnified Person may have at common law or otherwise, including, but not limited to, any right to contribution.

(c)Survival. The obligations of the Company under this Section 14.17 will survive the payment or transfer of any of the Notes, the enforcement, amendment or waiver of any provision of this Indenture or the Notes, and the termination of this Indenture.

Section 14.18    USA Patriot Act

The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act, the Trustee and the Responsible Officers, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties hereto agree that they shall provide the Trustee and the Responsible Officers with such information as they may periodically request in order to satisfy the requirements of the USA Patriot Act.

Section 14.19    Gaming Authorities, etc.

(a)It is agreed and acknowledged that the Company and its Subsidiaries are required to comply in all respects with all applicable Gaming Laws in connection with the execution, delivery and performance of the Bond Documents, and the Company hereby represents and warrants that as of the date hereof, the Company and its Subsidiaries have (i) complied with all such Gaming Laws to the extent applicable to the Transactions contemplated to be undertaken on the date hereof pursuant to the terms of this Indenture and the other Bond Documents and (ii) obtained all requisite Gaming Licenses to consummate the Transactions contemplated to be undertaken on the date hereof pursuant to the terms of this Indenture and the other Bond Documents except for the Gaming Licenses listed on Schedule 14.19.

(b)Each of the Trustee, the Collateral Agent, the Calculation Agent, and the Holders acknowledge that (i) it is subject to being called forward by any Gaming Authority for licensing or a finding of suitability or to file or provide other information, and (ii) all rights, remedies and powers under this Agreement and the other Bond Documents, including with respect to the entry into and ownership and operation of the gaming businesses, and the possession or control of gaming equipment, alcoholic beverages or a gaming or liquor license, may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and only to the extent that required approvals (including prior approvals) are obtained from the requisite Governmental Authorities. Each of the Trustee, the Collateral Agent, the Calculation Agent, and the Holders agrees to cooperate in its reasonable discretion with the applicable Gaming Authorities in connection with the administration of their regulatory jurisdiction over the Company and its Subsidiaries and the provision of such documents or other information in its possession as may be reasonably requested by any such Gaming Authorities relating to the Trustee, the Collateral Agent, the Calculation Agent, any of the Holders, the Borrower, or any Subsidiary, or the Bond Documents, in all cases, to the extent not inconsistent with the internal policies of the Trustee, the Collateral Agent, the Calculation Agent, or the Holders and any applicable legal or regulatory restrictions. Notwithstanding any other provision of this Agreement, the Company expressly authorizes, and will cause each of its Subsidiaries to authorize, the Trustee, the Collateral Agent, the Calculation Agent, and the Holders to cooperate with the applicable Gaming Authorities as described above.

(c)If during the existence of an Event of Default hereunder or under any of the other Bond Documents it shall become necessary, or in the opinion of the Required Holders advisable, for an agent, co-trustee, supervisor, receiver or other representative or designee of the Trustee, the Collateral Agent and the Holders to become licensed under any Gaming Laws as a condition to receiving the benefit of any Collateral encumbered by the Security Documents or other Bond Documents or to otherwise enforce the rights of the Trustee, the Collateral Agent, and the Holders under the Bond Documents, the Company hereby agrees to, and will cause each of its Subsidiaries to, assist the Trustee, the Collateral Agent and the Holders and any such agent, supervisor, receiver or other representative or designee to obtain licenses and to execute such further documents as may be required in connection therewith.

(d)Notwithstanding the foregoing, the Trustee and Collateral Agent shall not be held liable to the Company or any of the Company’s Affiliates (i) for any failure to become licensed or otherwise subject to the jurisdiction of any Gaming Authority, (ii) for any failure to cooperate with or provide information to such Gaming Authorities to the extent the Trustee or Collateral Agent determines that doing so would adversely affect it, (iii) for any Holder’s failure or delay to apply for or obtain a license qualification or a finding of suitability, (iv) for any Holder’s failure or delay to provide any information requested by any Gaming Authority or by the Company with respect to any Gaming Laws, (v) for the Company’s or Subsidiaries failure to comply with applicable Gaming Laws or to obtain requisite Gaming Licenses or (vi) for the actions or omissions of any agent, co-trustee, supervisor, receiver, or other representative appointed for purposes of becoming licensed or otherwise in order to receive any benefit of the Collateral or other Bond Documents.

Section 14.20    Certain Matters Affecting Holders

(a)If any Gaming Authority shall determine that any Holder must be licensed, qualified, or found suitable under any applicable Gaming Laws and such Holder (i) fails to apply for a license qualification or a finding of suitability within 60 days (or such longer or shorter period as may be required by the applicable Gaming Authority) after being requested to do so in writing by the Gaming Authority, or (ii) is denied such license qualification or a finding of suitability or not found suitable (a "Former Holder"), the Company shall have the right (but not the duty) to cause such Former Holder (and such Former Holder hereby irrevocably agrees) to assign its outstanding Notes in full to one or more substitute Holders (each a "Substitute Holder") in accordance with the provisions of this Indenture and the Former Holder shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Substitute Holder shall pay to the Former Holder an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Notes held by the Former Holder, and (B) an amount equal to all accrued, but theretofore unpaid fees owing to such Former Holder; (2) on the date of such assignment, the Company shall pay any amounts payable to such Former Holder pursuant to Section 3.07 or otherwise as if it were a prepayment. The Company shall bear the costs and expenses of any Holder required by any Gaming Authorities to file an application for a finding of suitability in connection with the investigation of an application by the Company or its Subsidiaries for a license to operate a gaming establishment.

(b)Notwithstanding the provisions of Section 14.20(a), if any Holder becomes a Former Holder, and if the Company fails to find a Substitute Holder pursuant to Section 14.20(a) within any time period specified by the appropriate Gaming Authority for the withdrawal of a Former Holder (the "Withdrawal Period"), the Company shall promptly redeem in full the outstanding amount of all Notes of such Former Holder, together with all unpaid fees and other amounts owing to such Former Holder, including amounts payable to such Former Holder pursuant to Section 3.07, as if it were an optional redemption and, in each case where applicable, with accrued interest thereon to the earlier of (x) the date of payment or (y) the last day of the applicable Withdrawal Period. Upon the redemption of all Notes held by any Former Holder (whether pursuant to Section 14.20(a) or 14.20(b)), such Former Holder shall no longer constitute a "Holder" for purposes hereof; provided, any rights of such Former Holder to indemnification hereunder shall survive as to such Former Holder.

Section 14.21    Communications via DTC.

Evidence of receipt of the requisite consents, directions, approvals, requests or other actions from Holders, Designated Noteholders or Required Noteholders, as applicable, shall be in the form and manner required by the Company, Trustee and Collateral Agent, and shall also be certified to the Trustee and Collateral Agent in the form of an Officers’ Certificate. Without limiting the foregoing, such actions may be evidenced by the Holders of Global Notes in substantially the form of Exhibit I hereto, subject at all times to the rules and procedures which DTC may have in place regarding such matters.

[Signatures on following page]

SIGNATURES
Dated as of February 2, 2018

COMPANY:

FULL HOUSE RESORTS, INC.

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Chief Financial Officer

GUARANTORS:

FULL HOUSE SUBSIDIARY, INC.

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Vice President and Treasurer

FULL HOUSE SUBSIDIARY II, INC.

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Vice President and Treasurer

STOCKMAN'S CASINO

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Vice President and Treasurer

GAMING ENTERTAINMENT (INDIANA) LLC

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Treasurer

GAMING ENTERTAINMENT (NEVADA) LLC

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Manager

SILVER SLIPPER CASINO VENTURE LLC

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Treasurer

GAMING ENTERTAINMENT (KENTUCKY) LLC

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Treasurer

RICHARD & LOUISE JOHNSON, LLC

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Treasurer

FHR-COLORADO LLC

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Vice President, Chief Financial Officer and Treasurer

TRUSTEE:

WILMINGTON TRUST, NATIONAL ASSOCIATION

By:	/s/ Lynn M. Steiner
Name: Lynn M. Steiner
Title: Vice President

COLLATERAL AGENT:

WILMINGTON TRUST, NATIONAL ASSOCIATION

By:	/s/ Lynn M. Steiner
Name: Lynn M. Steiner
Title: Vice President

CALCULATION AGENT:

WILMINGTON TRUST, NATIONAL ASSOCIATION

By:	/s/ Lynn M. Steiner
Name: Lynn M. Steiner
Title: Vice President

SCHEDULE 1.01(A)

Growth Projects

Silver Slipper
Swimming pool (construction completed)
Additional parking (construction completed)
Entertainment venue/meeting space (construction completed)
New casino restaurant (construction completed)

Rising Star
Ferry boat (in construction)
Pavilion/restaurant/hotel renovations (pending start of construction)
RV park (construction completed)

Stockman’s
"Big flip" plan to put parking on proper side of casino, improve "curb appeal," including relocation of office space (construction on customer-facing portion expected to be complete in January 2018; new office space pending start of construction)

Bronco Billy’s
Cripple Creek Expansion Project (pending start of construction)
New "Crippled Cow" restaurant (construction completed)

Grand Lodge
2017 casino renovation, which consisted primarily of new gaming equipment (the renovation resulted in a five year extension of the lease to 2023; construction completed)

Any future capex contributions that result in a lease extension beyond 2023.
Or any other projects mutually agreed upon in the future by the Required Noteholders and the Company.

SCHEDULE 1.01(B)

Material Contracts

None.

SCHEDULE 1.01(c)

Mortgaged Properties

Owned Real Property

	Address	Owner
1	1560 and 1600 W. Williams Ave. Fallon, NV	Stockman’s Casino
2	777 Rising Star Drive and 102 Industrial Access Rd. Rising Sun, IN	Gaming Entertainment (Indiana) LLC
3	151 and 153 East Bennett Avenue, Cripple Creek, CO	FHR-Colorado LLC
4	173 East Bennett Avenue, Cripple Creek, CO	FHR-Colorado LLC
5	221, 233, 243, 247-249, 251 and 253 East Bennett Avenue, Cripple Creek, CO	FHR-Colorado LLC
6	260 East Warren Avenue, Cripple Creek, CO	FHR-Colorado LLC
7	The South 25 feet of Lot 8, Block 16, Fremont, now known as Cripple Creek, County of Teller, State of Colorado	FHR-Colorado LLC
8	n/a East Carr Avenue, Cripple Creek, CO 80813	FHR-Colorado LLC
9	Lots 36-38, Block 17 Fremont, now known as Cripple Creek, County of Teller, State of CO	FHR-Colorado LLC
10	Lots 5-8 and Lots 55-56, Cripple Creek First Addition, County of Teller, State of CO	FHR-Colorado LLC
11	Lots 25-33, Block 9 Fremont, now known as Cripple Creek, County of Teller, State of CO	FHR-Colorado LLC

Leased Real Property (Lessee)

	Address	Lessee
1	5000 South Beach Blvd. and 5061 Shipyard Rd. Bay St. Louis, MS	Silver Slipper Casino Venture LLC
2	217 East Bennett, Cripple Creek, CO	FHR-Colorado LLC
3	209 East Bennett, Cripple Creek, CO	FHR-Colorado LLC
4	120 North 2nd Street, Cripple Creek, CO	FHR-Colorado LLC
5	Lots 1 through 13, Block 17, Cripple Creek Freemont Addition, also known by Teller County Assessor’s Schedule Nos. R0000312 through R0000323.	FHR-Colorado LLC
6	Lots 29 through 36, Block 8, Cripple Creek Freemont Addition, also known by Teller County Assessor’s Schedule Nos. R0000288, R0000289 and R0000290.	FHR-Colorado LLC
7	776 Rising Star Drive Rising Sun, IN 47040	Gaming Entertainment (Indiana) LLC

SCHEDULE 1.01(D)

Permitted Holders

1.	Kenneth R. Adams

2.	Carl G. Braunlich

3.	W.H. Baird Garrett

4.	Ellis Landau

5.	Daniel R. Lee

6.	Kathleen Marshall

7.	Craig W. Thomas

8.	Bradley M. Tirpak

9.	Elaine Guidroz

10.	Lewis Fanger

11.	Alex J. Strolyar

12.	John H. Sheldon III

SCHEDULE 1.01(E)

LIBOR Banks

A. Primary Banks

1.	Lloyds Bank plc

2.	Bank of Tokyo-Mitsubishi UFJ Ltd

3.	Barclays Bank plc

4.	Mizuho Bank, Ltd.

5.	Citibank N.A. (London Branch)

6.	Cooperatieve Rabobank U.A.

7.	Credit Suisse AG (London Branch)

8.	Royal Bank of Canada

9.	HSBC Bank plc

10.	Santander UK Plc

11.	Bank of America N.A. (London Branch)

12.	BNP Paribas SA, London Branch

13.	Credit Agricole Corporate & Investment Bank

14.	Deutsch Bank AG (London Branch)

15.	JPMorgan Chase Bank, N.A. London Branch

16.	Societe Generale (London Branch)

17.	Sumitomo Mitsui Banking Corporation Europe Limited

18.	The Norinchukin Bank

19.	The Royal Bank of Scotland plc

B. New York Banks

1.	Citibank, N.A.

2.	JPMorgan Chase Bank, N.A.

3.	Bank of America, N.A.

SCHEDULE 4.09(E)

Existing Indebtedness

1.	Hotel Lease/Purchase Agreement, dated August 15, 2013, between Rising Sun/Ohio County First, Inc. and Gaming Entertainment (Indiana) LLC, as amended.

SCHEDULE 4.10(C)

Existing Liens

	Debtor Name	Secured Party Name	File Number	File Date	Jurisdiction	Property Encumbered
1	Full House Resorts, Inc.	Konami Gaming, Inc.	20144733416	11/24/2014	DE	Equipment
2	Full House Resorts, Inc.	Konami Gaming, Inc.	2017548093	8/16/2017	DE	Equipment
3	Gaming Entertainment (Nevada) LLC	Hyatt Equities, LLC	2013009197-3	4/11/2013	NV
Casino Operations Lease dated June 28, 2011 by and between Gaming Entertainment (Nevada) LLC, as tenant, and Hyatt Equities, L.L.C., as landlord (as amended, the "Casino Operations Lease"), the leased premises and the payment obligations, fixtures, equipment, inventory, contract rights, accounts receivable and proceeds thereof, in each case relating to the Casino Operations Lease or otherwise located on the leased premises.

4	Gaming Entertainment (Nevada) LLC	Aristocrat Technologies Inc.	2015026817-4	9/29/2015	NV	Equipment
5	Gaming Entertainment (Nevada) LLC	Hyatt Equities, LLC	4225412	4/11/2013	Washoe County, NV
Casino Operations Lease dated June 28, 2011 by and between Gaming Entertainment (Nevada) LLC, as tenant, and Hyatt Equities, L.L.C., as landlord (as amended, the "Casino Operations Lease"), the leased premises and the payment obligations, fixtures, equipment, inventory, contract rights, accounts receivable and proceeds thereof, in each case relating to the Casino Operations Lease or otherwise located on the leased premises.

6	Gaming Entertainment (Nevada) LLC	Aristocrat Technologies Inc.	2017018660-5	7/6/2017	NV	Equipment
7	Gaming Entertainment (Nevada) LLC	Konami Gaming, Inc.	2017022897-2	8/18/2017	NV	Equipment
8	Gaming Entertainment (Nevada) LLC	Northlight Financial LLC	2018001412-3	1/12/2018	NV	Equipment
9	Gaming Entertainment (Nevada) LLC	Northlight Financial LLC	2018001413-5	1/12/2018	NV	Equipment
10	Gaming Entertainment (Indiana) LLC	U.S. Bank Equipment Finance	2013030775-6	12/2/2013	NV	Equipment
11	Gaming Entertainment (Indiana) LLC	U.S. Bank Equipment Finance	2013031560-2	12/10/2013	NV	Equipment

12	Gaming Entertainment (Indiana) LLC	Aristocrat Technologies Inc.	2015029608-4	10/27/2015	NV	Equipment
13	Stockman’s Casino	WMS Gaming Inc.	2005012691-9 2010006710-4 2015007303-2	4/25/2005 3/17/2010 3/23/2015	NV	Equipment
14	Stockman’s Casino	Dell Financial Services L.P.	2006013356-2 2011007212-1	4/28/2006 3/24/2011	NV	Equipment
15	Stockman’s Casino	Young Electric Sign Company	2011032549-5 2016034000-5	12/8/2011 12/6/2016	NV	Equipment
16	Stockman’s Casino	Aristocrat Technologies Inc.	2016002666-7	1/28/2016	NV	Equipment
17	Silver Slipper Casino Venture LLC	Aristocrat Technologies Inc.	20141681857	4/29/2014	DE	Equipment
18	FHR-Colorado LLC	Aristocrat Technologies Inc.	2016019878-5	7/18/2016	NV	Equipment
19	FHR-Colorado LLC	Aristocrat Technologies Inc.	2016019965-0	7/18/2016	NV	Equipment

SCHEDULE 4.15

Transactions with Affiliates

1.	Full House Resorts, Inc. Annual Incentive Plan for Executives, effective as of January 1, 2017, as amended.

2.	Full House Resorts, Inc. Equity Incentive Plan, effective as of May 5, 2015, as amended.

3.	Employment Agreement, dated November 28, 2014, between Full House Resorts, Inc., and Daniel R. Lee, as amended.

4.	Employment Agreement, dated January 30, 2015, between Full House Resorts, Inc., and Lewis A. Fanger.

5.	Employment Agreement, dated July 21, 2015, between Full House Resorts, Inc., and Elaine L. Guidroz.

6.	Employment Agreement, dated July 21, 2015, between Full House Resorts, Inc., and Alex J. Stolyar.

7.	Employment Agreement, dated November, 2013, between Full House Resorts, Inc., and John H. Sheldon, as amended.

8.	Employment Agreement, dated October 1, 2012, between Silver Slipper Casino Venture, LLC and John N. Ferrucci.

9.	Employment Agreement, dated November 1, 2016, between FHR-Colorado, LLC and Benjamin Douglass, as amended.

10.	Employee Contract, dated January 1, 2015, between Pioneer Group, Inc. and Marc Murphy, as amended.

11.	Agreement Not to Compete, dated August 18, 2006, between Grand Victoria Casino & Resort L.P. and Steven Jimenez.

SCHEDULE 4.18

Guarantors

Guarantors
1	Full House Subsidiary, Inc.
2	Full House Subsidiary II, Inc.
3	Gaming Entertainment (Nevada) LLC
4	Gaming Entertainment (Indiana) LLC
5	Stockman’s Casino
6	Silver Slipper Casino Venture LLC
7	Gaming Entertainment (Kentucky) LLC
8	Richard and Louise Johnson, LLC
9	FHR-Colorado LLC

SCHEDULE 4.20

Post Closing Items

1.	File copies of the Bond Documents with MGC Corporate Securities Division within 14 days of the Issue Date.

2.	File a report with the Nevada Gaming Control Board pursuant to Nevada Gaming Commission Regulation 8.130 within 30 days after the end of the calendar quarter in which the Issue Date has occurred.

3.
Receive the executed Landlord Consent by the Secretary of State, with the approval by the Governor, for and on behalf of the State of Mississippi, and Silver Slipper Casino Venture LLC, in favor of Wilmington Trust, National Association, and for the benefit of Full House Resorts, Inc. within 30 days of the Issue Date.

4.	File the Bond Documents with the Colorado Division of Gaming within 5 Business Days of the Issue Date.

5.
Receive final ratification of an interim approval issued on January 29, 2018 of the Bond Documents and the transactions contemplated thereby from the Indiana Gaming Commission, which ratification shall be obtained at the Indiana Gaming Commission’s next scheduled business meeting presently set for March 8, 2018 (or, if no action is taken at the Indiana Gaming Commission’s next scheduled business meeting, at the subsequent Indiana Gaming Commission meeting). The Company has taken all necessary steps to initiate the ratification process.

6.	Comply with Section 4.23 (Maintenance of Insurance) within the time period specified therein.

7.	Comply with Section 4.37 (Controlled Accounts) within the time period specified therein.

8.
Execute and deliver the Third Amendment to Second Lien Security Agreement, by and between Gaming Entertainment (Nevada), LLC and Hyatt Equities, L.L.C., a Delaware limited liability company, within 30 days of the Issue Date.

SCHEDULE 4.39(F)

Existing Investments

None.

SCHEDULE 4.40

Burdensome Agreements

None.

SCHEDULE 14.19

Gaming Approvals

1.	Pledge of equity securities of Stockman’s Casino in connection with the Bond Documents.

2.	Pledge of equity securities of Gaming Entertainment (Nevada), LLC in connection with the Bond Documents.

3.	Pledge of equity securities of Gaming Entertainment (Indiana), LLC in connection with the Bond Documents.

4.	Pledge of equity securities of Silver Slipper Casino Venture, LLC in connection with the Bond Documents.

5.	Pledge of equity securities of FHR-Colorado LLC, in connection with the Bond Documents.

6.	Mississippi requires that copies of the Bond Documents be filed with MGC Corporate Securities Division within 14 days of Issue Date.

7.	Nevada Gaming Control Board Regulation 8.130 requires a report to be filed within 30 days after the end of the calendar quarter in which the Issue Date has occurred.

8.
Approval of the pledge of equity securities will have to be sought from the Nevada Gaming Commission following the consummation of the transaction, such approval will be sought within five Business Days following the Issue Date.

9.	Colorado requires that copies of the Bond Documents to be filed with the Colorado Division of Gaming following closing, such filing will take place within five Business Days following the Issue Date.

10.
Final ratification of an interim approval issued on January 29, 2018 of the Bond Documents and the transactions contemplated thereby will have to be awarded by the Indiana Gaming Commission following the Issue Date, which ratification shall be obtained at the Indiana Gaming Commission’s next scheduled business meeting presently set for March 8, 2018 (or, if no action is taken at the Indiana Gaming Commission’s next scheduled business meeting, at the subsequent Indiana Gaming Commission meeting). The Company has taken all necessary steps to initiate the ratification process.

EXHIBIT A

[Face of 144A/Regulation S Note]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY U.S. STATE OR NON-U.S. SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS, IN THE CASE OF SECURITIES PURCHASED UNDER RULE 144A UNDER THE SECURITIES

ACT, SIX MONTHS, OR, IN THE CASE OF SECURITIES PURCHASED PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, 40 DAYS, IN EACH CASE AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO A NON-U.S. PERSON THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THE RIGHTS ATTACHING TO THIS NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

THIS NOTE WAS ISSUED WITH "ORIGINAL ISSUE DISCOUNT" FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: FULL HOUSE RESORTS, INC., ONE SUMMERLIN, 1980 FESTIVAL PLAZA DR., SUITE 680, LAS VEGAS, NEVADA 89135, ATTN: LEWIS FANGER, CHIEF FINANCIAL OFFICER.

CUSIP 144A: 359678 AA7
Reg S: U3232F AA5

Senior Secured Notes due 2024

No. ___	$___________

FULL HOUSE RESORTS, INC.

promises to pay to _______ or registered assigns, the principal sum of
________________________________________ DOLLARS ($[*]) on February 2, 2024.

Interest Payment Dates: March 31, June 30, September 30 and December 31, commencing on March 31, 2018

Record Dates: March 15, June 15, September 15 and December 15

Dated: ______________, 20__

FULL HOUSE RESORTS, INC.

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

Wilmington Trust, National Association, as Trustee

By:
Authorized Signatory

Dated:

[Back of Note]
Senior Secured Notes due 2024

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.Interest. Full House Resorts, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at a rate per annum equal to the Applicable Rate from the Issue Date until the Maturity Date, as determined by the Calculation Agent, provided that the Calculation Agent shall not increase the Applicable Rate as described in the proviso contained in the definition of Applicable Rate until the Calculation Agent has received written notice from the Company or a Holder of the CEO Divestment Date. The Company shall provide the Calculation Agent with prompt written notice of the occurrence of the CEO Divestment Date and any failure by the Company to provide such notice (i) shall not relieve the Company of its obligation to pay interest at the increased rate or for interest to accrue at such increased rate, in each case, from the occurrence of the CEO Divestment Date, and (ii) shall constitute a Default (with standard right to cure) under Section 6.01(c). Interest on this Note shall be computed on the basis of the actual number of days elapsed over a year of 360 days, as the case may be. The Company will pay interest quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, or if any such day is not a Business Day, on the next preceding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the Issue Date or, if interest has already been paid, the most recent interest payment date; provided that the first Interest Payment Date shall be March 31, 2018. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, premium, if any, and interest (without regard to any applicable grace period), from time to time on demand at a rate equal to 2.00% per annum in excess of the then applicable interest rate on the Notes to the extent lawful. The Company will notify the Trustee in writing of the amount of default and/or overdue interest proposed to be paid on each Note and the date of the proposed payment. All reference to "interest" in this Note and the Indenture mean the initial interest rate borne by the Notes and any increases in that rate due to default or overdue interest (unless the Indenture states otherwise). Default and overdue interest will be in addition to any other interest payable from time to time with respect to the Notes.

For purposes of calculating interest on the Notes:

"Applicable Rate" means a rate equal to the sum of (i) LIBOR plus (ii) 7.000%, as determined by the Calculation Agent; provided that such Applicable Rate shall increase by 0.500% from and after any CEO Divestment Date.

"Calculation Agent" means the Trustee.

"Determination Date" means, with respect to an Interest Period, the second London Banking Day preceding the first day of such Interest Period.

"Interest Period" means the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and exclude March 31, 2018; provided that:

(a)any Interest Period that would otherwise end on a day that is not a Business Day shall end on the next preceding Business Day;

(b)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)no Interest Period shall extend beyond the Maturity Date.

"LIBOR" means, with respect to an Interest Period, the rate per annum determined by the Calculation Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the Reuters Page LIBOR 01 page) (the "LIBO rate") for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time), on the Determination Date. If the LIBO rate does not appear on such page or service or if such page or service shall cease to be available, the Calculation Agent will request the principal London office of four of the banks described as "primary banks" on Schedule 1.01(e), to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount of Dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, the rate for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request three of the banks described as "New York City banks" on Schedule 1.01(e), to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in Dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, the rate for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then the rate for the Interest Period will be the rate in effect with respect to the immediately preceding Interest Period. If adequate and reasonable means do not exist for ascertaining the LIBO rate for any requested Interest Period, including, without limitation, because the Reuters Page LIBOR 01 page is not available or published on a current basis and such circumstances are unlikely to be temporary, the Required Noteholders shall reasonably determine in consultation with the Company an alternate rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) taking into account and giving due consideration to the then prevailing market convention for determining a rate of interest for floating rate debt, which may be a screen rate, a fixed rate or a base/prime rate and such alternate rate shall become effective for all purposes of the Indenture and the other Bond Documents, as applicable, the Company agreeing to take all steps that the Required Noteholders may require to amend the Bond Documents, as provided in Section 9.02 of the Indenture to give effect to such alternate rate. Notwithstanding the foregoing provisions of this definition, LIBOR shall in no event be less than 1.00% per annum. The Calculation Agent shall have (i) no responsibility for the selection of an alternative rate as a successor or replacement benchmark for the LIBO rate and (ii) no liability for any failure or delay in performing its obligations hereunder as a result of the unavailability of a LIBO rate as described in this definition.

"London Banking Day" is any day on which dealings in Dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

"Representative Amount" means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.

"Reuters Page LIBOR 01" means the display page so designated on the Reuters service or equivalent information reporting service or any successor service (or such successor display page, other published source, information vendor or provider).

The Calculation Agent shall, as soon as practicable after 11:00 a.m., London time, on each Determination Date, determine the Applicable Rate, and calculate the aggregate amount of interest payable on the Notes in respect of the following Interest Period (the "Interest Amount"). The Interest Amount shall be calculated by applying the Applicable Rate to the principal amount of the Notes outstanding at the commencement of the Interest Period, multiplying each such amount by the actual number of days in the Interest Period concerned divided by 360, as the case may be. All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 4.876545% (or 0.04876545) being rounded to 4.87655% (or 0.0487655)). All Dollar amounts used in or resulting from such calculations will be rounded to the nearest cent on the Dollar (with one-half cents on the Dollar being rounded upwards). The determination of the Applicable Rate and the Interest Amount by the Calculation Agent shall, in the absence of willful default, bad faith or manifest error, be binding on all parties.

The Trustee will, upon the written request of the holder of any Note, provide the interest rate then in effect with respect to the Notes. The Applicable Rate on the Notes will in no event be higher than the maximum rate permitted by applicable law.

2.Method of Payment. Interest on the Notes will be payable in cash. The Company will pay interest on the Notes (except default or overdue interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date (whether or not a Business Day) next preceding the Interest Payment Date, even if such

Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Indenture with respect to default and overdue interest.

The Notes will be payable as to principal, premium, if any, interest and any other amounts due at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that: (1) payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent and (2) any payment of interest by check may only be paid so long as no Event of Default under the Indenture is continuing. Such payment will be in such currency of the United States as at the time of payment is legal tender for payment of public and private debts. The principal of the Notes shall be payable only upon surrender of any Note at the specified offices of the Paying Agent. If the due date for payment of the principal in respect of any Note is not a Business Day at the place in which it is presented for payment, the Holder thereof shall not be entitled to payment of the amount due until the next succeeding Business Day at such place.

3.Paying Agent and Registrar. Initially, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity; provided no Event of Default is continuing.

4.Indenture and Collateral Documents. The Company issued the Notes under an Indenture dated as of February 2, 2018 (the "Indenture") among the Company, the Guarantors named on the signature pages thereto and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Holders are entitled to the benefits of the Collateral Documents.

5.Ranking. This Note shall constitute a senior obligation of the Company and the Obligations of the Company and the Guarantors under the Indenture and this Note and the Note Guarantees shall be secured pursuant to the Collateral Documents.

6.Redemption. The Notes are subject to redemption as provided in Article III of the Indenture.

7.Notice of Redemption. Notice of redemption will be mailed by the Company at least 5 Business Days but not more than 10 Business Days before the redemption date to the Trustee and each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 10 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

8.Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

9.Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes. Only Holders have rights under the Indenture and this Note.

10.Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Required Noteholders, and any existing Default or Event or Default or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the consent of the Required Noteholders. Without the consent of any Holder of a Note, the Indenture, the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency and to effect certain other changes as set forth in the Indenture.

11.Defaults and Remedies. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of 75% or greater in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Required Noteholders by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes. The Company and the Guarantors are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default, the status thereof, and what action the Company is taking or proposes to take with respect thereto.

12.Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

13.No Recourse Against Others. No director, officer, employee, incorporator or shareholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

14.Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

15.Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16.CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

17.Governing Law. The Indenture, this Note and the Note Guarantees shall be governed by, and construed in accordance with, the law of the State of New York, without regard to conflict of laws principles thereof to the extent such principles would cause the application of the law of another state.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Full House Resorts, Inc.
One Summerlin
1980 Festival Plaza Dr., Suite 680
Las Vegas, Nevada 89135
Attention: Lewis Fanger, Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee's legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule of Exchanges of Interests in the Global Note *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*    This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Full House Resorts, Inc.
One Summerlin
1980 Festival Plaza Dr., Suite 680
Las Vegas, Nevada 89135
Attention: Lewis Fanger, Chief Financial Officer

Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Facsimile No.: (612) 217-5651
Attention: Full House Resorts Account Manager

Re: Senior Secured Notes due 2024

Reference is hereby made to the Indenture, dated as of February 2, 2018 (the "Indenture"), among Full House Resorts, Inc., as issuer (the "Company"), the guarantors party thereto and Wilmington Trust, National Association, as trustee, as collateral agent and as calculation agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

____________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $__________ in such Note[s] or interests (the "Transfer"), to ____________________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.    ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Personal and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.    ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.    ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)    ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)    ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)    ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

4.    ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)    ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)    ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)    ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered holder.

ANNEX A TO CERTIFICATE OF TRANSFER

1.    The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)    a beneficial interest in the:

(i)    144A Global Note (CUSIP _____________), or

(ii)    Regulation S Global Note (CUSIP _____________); or

2.    After the Transfer the Transferee will hold:

[CHECK ONE]

(a)    a beneficial interest in the:

(i)    144A Global Note (CUSIP _____________), or

(ii)    Regulation S Global Note (CUSIP _____________); or in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Full House Resorts, Inc.
One Summerlin
1980 Festival Plaza Dr., Suite 680
Las Vegas, Nevada 89135
Attention: Lewis Fanger, Chief Financial Officer

Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Facsimile No.: (612) 217-5651
Attention: Full House Resorts Account Manager

Re: Senior Secured Notes due 2024

(CUSIP ____________)

Reference is hereby made to the Indenture, dated as of February 2, 2018 (the "Indenture"), among Full House Resorts, Inc., as issuer (the "Company"), the guarantors party thereto and Wilmington Trust, National Association, as trustee, as collateral agent and as calculation agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

____________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $______________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1.    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)    ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted

Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)    ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)    ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)    ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.    Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)    ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)    ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered holder.

EXHIBIT D

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of February 2, 2018 (the "Indenture") among Full House Resorts, Inc., as issuer (the "Company"), and Wilmington Trust, National Association, as trustee (the "Trustee"), as collateral agent (the "Collateral Agent") and as calculation agent (a) the due and punctual payment of the principal of, premium, if any, interest and Additional Amounts, if any, on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders, the Collateral Agent or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes, the Collateral Agent and to the Trustee pursuant to the Note Guarantee and the Indenture, and the limitations thereon, are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[Signature Page Follows]

D-1

FULL HOUSE RESORTS, INC.

By:
Name:
Title:

[NAME OF GUARANTOR]

By:
Name:
Title:

D-2

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this "Supplemental Indenture"), dated as of ___________________, 20___, among______________________ (the "Guaranteeing Affiliate"), an affiliate of Full House Resorts, Inc. (or its permitted successor), a Delaware corporation (the "Company"), the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the "Trustee"), as collateral agent (the "Collateral Agent") and as calculation agent.

W I T N E S S E T H

WHEREAS, the Company and the other Guarantors have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of February 2, 2018 providing for the issuance of Senior Secured Notes due 2024 (the "Notes");

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Affiliate shall execute and deliver to the Trustee and the Collateral Agent a supplemental indenture pursuant to which the Guaranteeing Affiliate shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Guarantee"); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Affiliate and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.    Agreement to Guarantee and Give Security. The Guaranteeing Affiliate hereby agrees to provide an unconditional Guarantee and to provide New Collateral on the terms and subject to the conditions set forth in the Guarantee and in the Indenture, including but not limited to Section 4.18 and Article X thereof.

3.    No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4.    New York Law to Govern. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, THE NOTES AND NOTE GUARANTEES.

5.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts, which when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

6.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.    The Trustee. In entering into this Supplemental Indenture, the Trustee and the Collateral Agent shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee and the Collateral Agent, whether or not elsewhere herein so provided.  The Trustee and the Collateral Agent make no representations as to the validity, execution or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee and the Collateral Agent.  Neither the Trustee nor the Collateral Agent assumes any responsibility for the correctness of the recitals contained herein, which shall be taken as a statement of the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Dated: ________________, 20__

FULL HOUSE RESORTS, INC.

By:
Name:
Title:

[GUARANTEEING AFFILIATE]

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE, AS COLLATERAL AGENT AND AS CALCULATION AGENT

By:
Authorized Signatory

EXHIBIT F
FORM OF
COMPLIANCE CERTIFICATE

Financial Statement Date: ___________, _____

To:	Wilmington Trust, National Association, as Trustee, Collateral Agent and Calculation Agent

Date:	___________,____
Ladies and Gentlemen:
Reference is made to that certain Indenture (the "Indenture") to be dated as of February 2, 2018 by and among Fully House Resorts, Inc., a Delaware corporation (the "Company"), Full House Subsidiary, Inc., a Delaware corporation, Full House Subsidiary II, Inc., a Nevada corporation, Stockman’s Casino, a Nevada corporation, Gaming Entertainment (Indiana) LLC, a Nevada limited liability company, Gaming Entertainment (Nevada) LLC, a Nevada limited liability company, Gaming Entertainment (Kentucky) LLC, a Nevada limited liability company, Richard and Louise Johnson, LLC, a Kentucky limited liability company, FHR-Colorado LLC, a Nevada limited liability company, and Silver Slipper Casino Venture LLC, a Delaware limited liability company (collectively, the "Guarantors"), and Wilmington Trust, National Association, as Trustee, Collateral Agent and Calculation Agent ("Agent"), that certain Notes Purchase Agreement (the "Notes Purchase Agreement") dated as of the date hereof by and among the Company, the Guarantors and the Purchasers (as defined therein), and that certain other documents contemplated thereby. Capitalized terms not defined herein shall have the meaning ascribed thereto in the Indenture and Notes Purchase Agreement.
The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the Chief Financial Officer of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Agent on behalf of the Company, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1.    The Company has delivered the year-end audited financial statements required by Section 4.04(b) of the Indenture for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
1.    The Company has delivered the unaudited financial statements required by Section 4.04(b) of the Indenture for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
2.    The undersigned has reviewed and is familiar with the terms of the Indenture and the Notes Purchase Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company during the accounting period covered by such financial statements.
3.    A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its obligations under the Bond Documents, and
[select one:]
[to the best knowledge of the undersigned, during such fiscal period the Company performed and observed each covenant and condition of the Indenture, the Notes Purchase Agreement, and other documents contemplated thereby applicable to it, and no Default has occurred and is continuing.]
-or-

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
4.    The representations and warranties of the Company and each other Guarantor contained in Article 3 of the Notes Purchase Agreement or any other documents contemplated thereby, or which are contained in any document furnished at any time under or in connection with the Indenture or the Notes Purchase Agreement that are qualified by "materiality" or "Material Adverse Effect," are true and correct in all respects (and those that are not so qualified are true and correct in all material respects) on and as of the date hereof, except to the extent that such representations and warranties that are qualified by "materiality" or "Material Adverse Effect" specifically refer to an earlier date, in which case they are true and correct as of such earlier date (and those that are not so qualified are true and correct in all material respects as of such earlier date).
5.    The financial covenant analysis and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.
6.    In the event of any conflict between the terms of this Compliance Certificate and the Notes Purchase Agreement or the Indenture, as applicable, the Notes Purchase Agreement or the Indenture, as applicable shall control, and any Schedule attached to this executed Compliance Certificate shall be revised as necessary to conform in all respects to the requirements of the Notes Purchase Agreement or the Indenture, as applicable in effect as of the delivery of this executed Compliance Certificate.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.
FULL HOUSE RESORTS, INC.

By:
Name:
Title:

SCHEDULE 1
to the Compliance Certificate

For the Quarter/Year ended ___________________(the "Statement Date")

Section 4.41 - Total Leverage Ratio.

A.	Consolidated Funded Indebtedness at Statement Date:		$

B.
Cash and Cash Equivalents (other than On-Site Cash and in each case free and clear of all Liens, other than (x) nonconsensual liens provided for by Law and permitted by Section 4.10 of the Indenture, (y) Liens permitted under Section 4.10(a) of the Indenture and (z) Liens permitted under Section 4.10(l) of the Indenture relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness) at Statement Date:
$

C.	Consolidated Funded Indebtedness less Cash and Cash Equivalents at Statement Date (Line A - Line B):		$

D.	Consolidated Net Income for four consecutive fiscal quarters ending on the Statement Date (the "Subject Period"):		$

plus, each of the following to the extent deducted in calculating Consolidated Net Income:

	1.	Consolidated Interest Charges:	$

	2.	Provision for Federal, state, local and foreign income taxes:	$

	3.	Depreciation expenses:	$

	4.	Amortization expenses:	$

	5.	Other non-recurring non-cash expenses reducing Consolidated Net Income which do not represent a cash item in the Subject Period or any future period:	$

	6.	Stock compensation expense:	$

	7.	Non-cash warrant-related expense:	$

	8.	Costs or expenses related to the consummation of the Transactions:	$

9.
Pre-opening and other non-recurring expenses incurred in connection with the construction of the Cripple Creek Expansion Project contemplated as of the Issue Date, not to exceed $1,000,000 in the aggregate:
$

	11.	Costs and expenses associated with development of the Indiana Project in an amount not to exceed $200,000 in any fiscal year:	$

	12.	Non-recurring development expenses for new initiatives in an aggregate amount not to exceed $500,000 for the trailing four consecutive fiscal quarters:	$

minus, each of the following to the extent included in calculating Consolidated Net Income:

	13.	Federal, state, local and foreign income tax credits:	$

	14.	Non-cash items increasing Consolidated Net Income:	$

	15.	Interest income:	$

	16.	Any exceptional, unusual or nonrecurring gains:	$

E.	Consolidated EBITDA (Line D - Lines 1 through 14 + Lines 13 through 16)		$

F.	Total Leverage Ratio (Line C Line E):			________ to 1
Maximum permitted:

Four Fiscal Quarters Ending	Maximum Total Leverage Ratio
March 31, 2018	5.75 to 1.00
June 30, 2018	5.50 to 1.00
September 30, 2018	5.50 to 1.00
December 31, 2018	5.25 to 1.00
March 31, 2019	5.00 to 1.00
June 30, 2019	5.00 to 1.00
September 30, 2019	4.75 to 1.00
December 31, 2019	4.75 to 1.00
March 31, 2020	4.50 to 1.00
June 30, 2020	4.50 to 1.00
September 30, 2020	4.25 to 1.00
December 31, 2020	4.25 to 1.00
March 31, 2021	4.25 to 1.00
June 30, 2021	4.25 to 1.00
September 30, 2021 and the last day of each fiscal quarter thereafter	4.00 to 1.00

[Include the following for fiscal year-end financial statements]
Section 3.10(e) - Excess Cash Flow.

A.	Excess Cash Flow for the Excess Cash Flow Period ending on the Statement Date (the "Subject Period"):	$

an amount (to the extent positive) equal to the excess of the sum, without duplication, of:

1.	Consolidated Net Income Charges:	$

2.	An amount equal to the amount of all non-cash charges to the extent deducted in arriving at Consolidated Net Income:	$

3.	Decreases in Consolidated Working Capital:	$

4.
The amount of business interruption insurance actually received in cash (or portion thereof) in respect of any Estimated Business Interruption Insurance amounts previously included in Consolidated Net Income in a prior period (or portion thereof):
$

5.	The amount of any reduction to Consolidated Net Income (or portion thereof) due to clause (ii) of the proviso to the definition of "Consolidated Net Income":	$

minus, the sum, without duplication of:

6.	An amount equal to the amount of all non-cash gains and credits included in arriving at Consolidated Net Income:	$

7.
The aggregate amount of all principal payments of Indebtedness of the Company and its Restricted Subsidiaries during such period made from Internally Generated Cash but excluding all redemptions of Notes (other than (x) any installments of Mandatory Amortization pursuant to Section 3.10(a) and (y) redemptions pursuant to Section 3.10(b), but solely to the extent that the Disposition in question increased Consolidated Net Income, and not in excess of such increase); provided that with respect to any principal payments made in connection with revolving Indebtedness, solely to the extent accompanied by a permanent reduction in the related revolving commitment:
$

8.
An amount equal to the aggregate net gain on Dispositions by the Company and its Restricted Subsidiaries (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income:
$

9.	Increases in Consolidated Working Capital for such period:	$

10.
Maintenance Capital Expenditures actually made by the Company and its Restricted Subsidiaries during such period to the extent funded from Internally Generated Cash in an aggregate amount not to exceed $4,500,000 in any fiscal year:
$

11.	Any Capital Expenditures made in respect of the growth projects set forth on Schedule 1.01(a) to the Indenture to the extent funded from Internally Generated Cash:	$

12.	the Estimated Business Interruption Insurance which is included in Consolidated Net Income for such period and not received in cash (or portion thereof).	$

EXHIBIT G

FORM OF SECURITY AGREEMENT

(Included as Exhibit 10.2)

G-1

EXHIBIT H

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

(Included as Exhibit 10.3)

H-1

EXHIBIT I

FORM OF DTC COMMUNICATION

[CONSENT][DIRECTION] OF BENEFICIAL OWNERS

(Participant Letterhead)

Date: ________________

The Depository Trust Company
55 Water Street
New York, NY 10041
Attn: Proxy Department

RE:	Full House Resorts, Inc.’s Senior Secured Notes due 2024 (CUSIP: [*])
[Insert DTC Participant account number]

Dear Partner:

Please cause your nominee, Cede & Co., to sign the attached [consent][direction] of beneficial owners (the "[Consent][Direction]"), with respect to $__________ in aggregate principal amount of Notes (the "Notes") of the above-referenced securities credited to our DTC Participant account on the date hereof.

In addition to acknowledging that this request is subject to the indemnification provided for in DTC Rule 6, the undersigned certifies to DTC and Cede & Co., that the information and facts set forth in the attached [Consent][Direction] are true and correct, including the aggregate principal amount of Notes credited to our DTC Participant account that are beneficially owned by our customer identified in the attached [Consent][Direction].

Please email a PDF copy of the [Consent][Direction] to [Mark Oveson, moveson@bhfs.com], of Brownstein Hyatt Farber Schreck LLP, counsel to the issuer of the Notes, as soon as possible.

Very truly yours,

[Insert name of Participant]

I-1

BY: (manual signature of authorized person)

[Type signer’s name]

[Type signer’s title]

Medallion Stamp

I-2

Cede & Co.
C/o The Depository Trust Company
55 Water Street
New York, NY 10041

Date: __________________

Full House Resorts, Inc.
One Summerlin
1980 Festival Plaza Dr., Suite 680
Las Vegas, Nevada 89135
Attention: Lewis Fanger, Chief Financial Officer

Cede & Co., the nominee of The Depository Trust Company ("DTC"), is a holder of record of Senior Secured Notes due 2024 (CUSIP: [Rule 144A: 359678 AA7][Regulation S: U3232F AA5]) (the "Securities") of Full House Resorts, Inc. (the "Company"). DTC is informed by its Participant, [Name of Participant] (the "Participant"), that on the date hereof $_________ in aggregate principal amount of the Securities credited to Participant’s DTC account are beneficially owned by [Customer Name], a customer of Participant.

At the request of Participant, on behalf of [Customer Name], Cede & Co., as a holder of record of the Securities, hereby [consents to][requests that][directs that]:

•	[insert relevant consent(s) or direction(s), as applicable]

While Cede & Co., is furnishing this request as the holder of record of the Securities, it does so only at the request of Participant and only as a nominal party for the true party in interest, [Customer Name]. Cede & Co., has no interest in this matter other than to take those steps, which are necessary to ensure that [Customer Name] is not denied his or her rights as the beneficial owner of the Securities, and Cede & Co., assumes no further responsibility in this matter.

Very truly yours,
Cede & Co

Dated:    ___________________

By:    ___________________
(Partner)

I-3